     As filed with the Securities and Exchange Commission on May 14, 2002


                                                     Registration No. 333-52543

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               -----------------


                        POST-EFFECTIVE AMENDMENT NO. 4

                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               -----------------

                         TUDOR FUND FOR EMPLOYEES L.P.
   (Exact name of registrant as specified in Limited Partnership Agreement)

         Delaware                    6793                   13-3543779
  (State of Organization)      (Primary Standard         (I.R.S. Employer
                                  Industrial          Identification Number)
                              Classification Code
                                    Number)

                               -----------------

                               1275 King Street
                         Greenwich, Connecticut 06831
                                (203) 863-6700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ANDREW S. PAUL, ESQ.
                     Managing Director and General Counsel
                             Second Management LLC
                               1275 King Street
                         Greenwich, Connecticut 06831
                                (203) 863-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                         Copies of communications to:

                             M. HOLLAND WEST, ESQ.
                              Shearman & Sterling
                             599 Lexington Avenue
                           New York, New York 10022
                                (212) 848-4000

                               -----------------


   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.



   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.


   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   Subject to completion, dated May 14, 2002


                         TUDOR FUND FOR EMPLOYEES L.P.

                     UNITS OF LIMITED PARTNERSHIP INTEREST
                          MINIMUM INVESTMENT--$1,000

  Tudor Fund For Employees L.P. (the "Partnership") is a limited partnership commodity pool engaged in the speculative trading of commodity interest contracts.

   Offering Dates............... First day of each calendar quarter
                                 (January 1, April 1, July 1, and October 1)
   Offering Price............... Net Asset Value
   Selling Commission........... None


    Units are offered through CIS Securities, Inc. The Selling Agent is not required to

 sell any specific number of Units but will use its best efforts basis to sell
                                    Units.

    These are speculative securities and involve a high degree of risk. See
                      "Principal Risk Factors" on Page 3.


Neither the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved  or  disapproved  of  these  securities  or
            passed  upon  the  adequacy   or   accuracy   of   this
                  Prospectus.  Any  representation   to   the
                        contrary is a criminal offense.


THE COMMODITY FUTURES TRADING COMMISSION HAS NOT  PASSED  UPON  THE  MERITS  OF
      PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED  UPON  THE
            ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


THIS PROSPECTUS IS THE FIRST PART OF A TWO-PART DISCLOSURE DOCUMENT AND  SHOULD
  BE READ  IN  CONJUNCTION  WITH  THE  STATEMENT  OF  ADDITIONAL  INFORMATION
    ATTACHED AS THE SECOND PART OF THIS TWO-PART DISCLOSURE DOCUMENT.

Neither Tudor Fund For Employees L.P. nor Tudor Investment Corporation is affiliated with Tudor Fund, a mutual fund registered under the Investment Company Act of 1940 as amended, or with Tudor Management Co., Inc., a wholly-owned subsidiary of Weiss, Peck & Greer.

                               -----------------


                             CIS SECURITIES, INC.


                               -----------------


                 The date of this Prospectus is May [  ], 2002

                               TABLE OF CONTENTS


PART I                                                                                               Page
                                                                                                    -----
Prospectus Summary.................................................................................     1
Principal Risk Factors.............................................................................     3
Conflicts of Interest..............................................................................     7
The Partnership....................................................................................     8
Description of Charges to the Partnership..........................................................     9
Investment Program and Use of Proceeds.............................................................    11
Capitalization.....................................................................................    15
Selected Financial Data............................................................................    15
Management's Discussion and Analysis of Financial Condition and Results of Operations..............    16
The General Partner................................................................................    19
Performance Record of the Partnership..............................................................    19
Reporting to Pool Participants.....................................................................    21
The Trading Advisor................................................................................    21
The Management Agreement...........................................................................    24
Brokerage Arrangements.............................................................................    24
The Commodities Markets............................................................................    32
Distributions......................................................................................    34
The Limited Partnership Agreement..................................................................    34
Plan of Distribution...............................................................................    36
Subscription Procedure.............................................................................    37
Purchases by Employee Benefit Plans--ERISA Considerations..........................................    37
Transfers and Redemptions..........................................................................    39
Money Laundering Prevention........................................................................    40
Security Ownership of Certain Beneficial Owners and Management.....................................    40
Federal Income Tax Aspects.........................................................................    41
State and Local Income Tax Aspects.................................................................    51
Auditor............................................................................................    52
Legal Matters......................................................................................    52

PART II
Statement of Additional Information--Additional Partnership Performance............................ SAI-1
Affirmation of Commodity Pool Operator.............................................................   F-1
Tudor Fund For Employees L.P. Financial Statements as of December 31, 2001 and 2000 together with
Auditors' Report and Unaudited Financial Statements as of March 31, 2002...........................   F-2
Second Management LLC Financial Statements as of December 31, 2001 and 2000 together with Auditors'
Report and Unaudited Statement of Financial Condition as of March 31, 2002.........................  F-25
Exhibit A--Second Amended and Restated Limited Partnership Agreement...............................   A-1
 Annex A-- Form of Request for Redemption..........................................................  A-36
Exhibit B--Subscription Agreement and Power of Attorney for Individuals............................   B-1
Exhibit C--Subscription Agreement and Power of Attorney for the Tudor Investment Corporation
401(k) Savings and Profit-Sharing Plan.............................................................   C-1
Exhibit D--Representations and Agreements by Plan Participants.....................................   D-1
Exhibit E--Subscription Agreement for Use in Making Additions to Existing Accounts.................   E-1

                           RISK DISCLOSURE STATEMENT

   YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN DOING SO, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

   FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL BEGINNING AT PAGE 9 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

   THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 3.

   YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


                                PRIVACY NOTICE



   INFORMATION REGARDING PROSPECTIVE INVESTORS, EXISTING LIMITED PARTNERS, OR FORMER LIMITED PARTNERS OF THE PARTNERSHIP RECEIVED BY TUDOR INVESTMENT CORPORATION ("TIC" OR THE "TRADING ADVISOR") OR SECOND MANAGEMENT LLC (THE "GENERAL PARTNER") WILL NOT BE SOLD OR MARKETED TO NONAFFILIATED THIRD PARTIES. HOWEVER, INFORMATION MAY BE DISCLOSED TO NONAFFILIATED THIRD PARTIES UNDER LIMITED CIRCUMSTANCES, PRIMARILY TO PERSONS THAT PROVIDE SERVICES TO THE TRADING ADVISOR, THE GENERAL PARTNER, OR THE PARTNERSHIP. SUCH PERSONS INCLUDE ACCOUNTANTS, ATTORNEYS, ADMINISTRATORS, SELLING AGENTS OR OTHER THIRD PARTIES IN CONNECTION WITH THE SERVICING OF THE PARTNERSHIP, OR TO PROTECT AGAINST FRAUD OR MAINTAIN SECURITY PRECAUTIONS THAT PROTECT CONFIDENTIALITY. THE GENERAL PARTNER WILL USE REASONABLE EFFORTS TO ENSURE THAT ANY PERSON THAT RECEIVES INFORMATION WILL ONLY USE IT FOR THE SERVICES REQUIRED AND AS ALLOWED BY APPLICABLE LAW OR REGULATION.



   INFORMATION MAY BE SHARED WITH AFFILIATES OF THE TRADING ADVISOR AND THE GENERAL PARTNER. ACCESS TO SUCH INFORMATION WILL BE LIMITED TO AUTHORIZED EMPLOYEES FOR THE PURPOSE OF PROVIDING SERVICES TO THE PARTNERSHIP OR THE LIMITED PARTNERS.


                               -----------------


The General Partner first intends to use this Disclosure Document on May [ ], 2002.

                              PROSPECTUS SUMMARY

   This summary highlights selected information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.


The Partnership                 Tudor Fund For Employees L.P. (the "Partnership") was organized on
                                November 22, 1989 as a Delaware limited partnership. The
                                Partnership's principal office is located at 1275 King Street,
                                Greenwich, CT 06831; Telephone No. (203) 863-6700; Facsimile No.
                                (203) 863-8600.
--------------------------------------------------------------------------------------------------------
The General Partner             Second Management LLC, a Delaware limited liability company, is the general partner of the Partnership (the "General Partner"). The
                                General Partner manages the business of the Partnership. The principal address and telephone and facsimile numbers of the General
                                Partner are the same as those of the Partnership. The Investor
                                Relations Department can be contacted at Telephone No. (203) 863-
                                8677; Facsimile No. (203) 863-1868; e-mail investor@tudor.com.
--------------------------------------------------------------------------------------------------------
The Trading Advisor             Tudor Investment Corporation, an affiliate of the General Partner, is the trading advisor to the Partnership ("TIC" or the "Trading
                                Advisor").
--------------------------------------------------------------------------------------------------------
The Business of the Partnership The Partnership is engaged in the speculative trading of futures contracts, options on futures contracts, physical commodities, spot and forward contracts, currencies, debt securities, other commodities interests, swaps, and various other derivatives and hybrid instruments.
                                In the past, the Partnership has focused the substantial majority of its trading in cash currencies and currency forward contracts, interest rate futures contracts, stock index futures contracts, precious metals futures contracts, energy futures contracts, agricultural futures contracts, and options on and in respect of the foregoing.
--------------------------------------------------------------------------------------------------------
Permitted Investors             Units of Limited Partnership Interest in the Partnership (the "Units")
                                may be purchased and owned only by:
                                 . employees of the General Partner or the Trading Advisor, or employees of any present or future affiliate or successor of the
                                   General Partner or the Trading Advisor,
                                 . the General Partner, the Trading Advisor, or any present or future affiliate or successor of the General Partner or the Trading
                                   Advisor, or
                                 . the Tudor Investment Corporation 401(k) Savings and Profit-
                                   Sharing Plan (the "TIC 401(k) Plan").
--------------------------------------------------------------------------------------------------------
Purchase Requirements           If you purchase Units, you must complete and sign a Subscription
                                Agreement and Power of Attorney (Exhibits B through E) and confirm that your investment in the Partnership does not exceed 25%
                                of your net worth. In addition, if you are purchasing Units as a participant in the TIC 401(k) Plan, you will be asked to read and sign certain additional representations.
--------------------------------------------------------------------------------------------------------
Minimum Investment              You may invest a minimum of $1,000 in the Partnership. Investments in excess of such minimum must be made in increments of $1,000.

Offering Dates        Units generally will be offered for sale at the Net Asset Value thereof as of the opening of business on the first day of each calendar quarter,
                      i.e., January 1, April 1, July 1, and October 1.
----------------------------------------------------------------------------------------------
Break-Even Analysis   The Partnership will need to generate Trading Profits equal to approximately 2% of your purchase price in order for you to be in a break-even position one year from the date of your purchase of Units.
                      For example, for a minimum investment of $1,000, the Partnership would need to generate $20 of Trading Profits for you to break even.
----------------------------------------------------------------------------------------------
Fees and Expenses     In addition to paying its ordinary operational expenses and transaction costs, the Partnership will be required to pay the following fees to the
                      Trading Advisor:
                       . A monthly management fee equal to  1/12 of 2% (a 2% annual rate) of the Partnership's Net Assets.
                       . A quarterly incentive fee equal to 12% of the Partnership's
                         Trading Profits.
----------------------------------------------------------------------------------------------
Risks                 An investment in the Partnership is speculative and involves a high degree of risk. It is possible that you could lose all or a part or your investment.
----------------------------------------------------------------------------------------------
Conflicts of Interest Because of the affiliation of the General Partner, the Trading Advisor, and the Partnership's foreign currency dealer counterparty, there are significant conflicts of interest in the structure and operation of the
                      Partnership.
----------------------------------------------------------------------------------------------
Transfers             You will only be permitted to transfer your Units to any of the following:
                       . the General Partner,
                       . the Trading Advisor,
                       . a present or future affiliate or successor of the General Partner or the Trading Advisor, or
                       . an employee of the General Partner, the Trading Advisor, or an employee of any present or future affiliate or successor of the
                         General Partner or the Trading Advisor.
----------------------------------------------------------------------------------------------
Redemptions           You will only be permitted to redeem your Units on the last day of each calendar quarter, i.e., March 31, June 30, September 30, or
                      December 31. Units will be redeemed at the Net Asset Value thereof as of the applicable redemption date.
----------------------------------------------------------------------------------------------
Taxation              You will be required to take your allocable share of the Partnership's income, gain, loss, deduction, or credit into account in computing your U.S. federal income tax liability regardless of whether you have received any cash distributions from the Partnership.

                            PRINCIPAL RISK FACTORS

   Your investment in the Partnership will involve certain risks. You should read the Risk Disclosure Statement at the beginning of this Prospectus and the following discussion of risks before you decide whether an investment in the Partnership is suitable for you.

Prices of Commodity Interest Contracts Are Volatile

   The prices of commodity interest contracts are highly volatile and are influenced by various factors, such as:

   . supply and demand of a particular commodity, . government policies and programs,
   . political and economic events,
   . interest rates and rates of inflation, . currency devaluations and revaluations, and . sentiment in the marketplace.

Commodity Interest Contract Trading Is Highly Leveraged

   A leveraged investment is one in which an investor can gain or lose an amount larger than the value of the margin deposited by the investor for that investment. Commodity interest contract trading generally requires only a small margin deposit (typically between 2% and 15% of the value of the contract). Accordingly, there is an extremely high degree of leverage in such trading, and a relatively small movement in the price of a commodity interest contract can result in substantial losses to the Partnership.

   For example, if 10% of the purchase price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract were then closed out, result in a total loss of the margin deposit. A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any purchase or sale of a commodity interest contract may result in losses in excess of the amount initially invested.

Commodity Interest Contract Trading May Be Illiquid

   An illiquid market is one in which an investor is unable to buy or sell an investment at a desired price. If a commodity market is illiquid, the Trading Advisor may not be able to buy or sell a commodity interest contract at an advantageous price. Commodity market illiquidity can be caused by numerous factors, such as the following:

   . A commodity exchange may prohibit trading outside of a designated price range, referred to as a "daily limit." Prices in various commodity interest contracts have occasionally moved the daily limit for several consecutive days with little or no trading.

   . An exchange or the Commodity Futures Trading Commission (the "CFTC") may suspend or limit trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

   . Some commodity exchanges that trade stock index futures contracts have adopted rules referred to as "circuit breakers" that automatically halt trading when the Dow Jones Industrial Average declines to certain levels.

   . Little trading in a particular commodity interest contract could cause the Partnership to accept or make delivery of the commodity underlying a particular contract if the position cannot be liquidated prior to its delivery or expiration date.

Units Are Illiquid

   An investment in the Units is illiquid because the Units are not traded on a public market and cannot be assigned, transferred, pledged, encumbered or otherwise disposed of except under the terms and conditions set forth in the Limited Partnership Agreement, including obtaining the prior consent of the General Partner (which it may withhold in its sole discretion). In addition, you will only be able to redeem your Units for cash four times a year on the last day of each calendar quarter.

Trading of Spot and Forward Contracts

   The Partnership trades some commodities (such as currencies and metals) in the spot, forward, and interbank markets. A spot contract is a cash market transaction to buy or sell immediately a specified quantity of a commodity, usually with settlement in two days. A forward contract is a contract to buy or sell a specified quantity of a commodity at a specified date in the future at a specified price. Spot and forward contracts are expected to comprise, on average, between 20% and 50% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years.

   Spot and forward contracts involve risks in addition to those found in the futures and options markets because these contracts are not traded on exchanges and are not subject to oversight by regulatory authorities. Therefore, the Partnership does not benefit from CFTC and exchange rules that are aimed at maintaining orderly and stable markets and protecting investors. Unlike exchanges, the spot and forward markets have:

   . no regulation,

   . no limitations on daily price movements,

   . no rules to regulate the level of speculation,

   . no daily valuation or settlement procedures,

   . no minimum financial requirements for participants, and

   . no exchange or clearinghouse to require the parties to fulfill their contractual obligations.

   Trading in the spot and forward markets involves an extension of credit between the parties. Because the Partnership can look only to its counterparty for performance and not to an exchange or clearinghouse, the Partnership is subject to the creditworthiness of the counterparty and the risk that the counterparty will be unable or unwilling to fulfill its contractual obligation. Any such failure or refusal could cause the Partnership to sustain substantial losses.

   The Partnership uses Bellwether Partners LLC ("BPL") as the dealer for its spot and forward contract trades. BPL is an affiliate of the General Partner and Trading Advisor. As much as 10% of the Partnership's Net Assets may be deposited with BPL to satisfy collateral requirements. In addition to potential conflicts of interest, this relationship involves certain additional risks, including the following:

   . potential liquidity problems because of the concentration of the Partnership's positions with BPL, and

   . the risk that BPL might become insolvent because of its limited capital.

Trading on Foreign Exchanges

   The Partnership trades commodity interest contracts on exchanges located outside of the United States where CFTC and SEC regulations do not apply. Trading on foreign exchanges is expected to comprise, on average, between 10% and 40% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years.

   Some foreign commodity exchanges are similar to the spot and forward markets in that the exchanges are "principals markets" in which contract performance is the responsibility only of an individual member and not of the exchange or clearinghouse. Consequently, the Partnership is subject to the risk that its counterparty may be unable or unwilling to perform.

   The U.S. dollar value of commodity interest contracts traded on foreign markets may be subject to risks that arise from fluctuating currency rates. This risk arises because contracts on foreign markets are denominated in the currency of the foreign country. The Partnership may hedge (but is not required to do so) its foreign currency positions to minimize the impact of foreign currency fluctuations.

   Trading of commodity interest contracts on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as exchange control regulations, risk of expropriation, lack of government supervision and regulation, high taxes, moratoriums, or market disruptions caused by political events.

Trading of Swaps

   The Partnership occasionally enters into swap transactions. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, currency exchange rates, securities, commodities, or other items, indices or prices, with payments generally calculated by reference to a principal ("notional") amount or quantity. Swap contracts are not traded on exchanges and not otherwise regulated, and, as a consequence investors in such contracts do not benefit from regulatory protections. Swap trading is similar to the spot and forward markets in that banks, broker-dealers, or their affiliates generally act as principals in the swap markets, and the Partnership is subject to risks similar to those described in the discussion of the spot and forward markets.

Trading of Options

   Commodity options are expected to comprise, on average, between 5% and 30% of the Partnership's annual trading activities. This estimate is based on the Partnership's trading during the past two years. A commodity option on a futures contract or on a physical commodity grants the right (but not the obligation) to either buy (a "call") or sell (a "put") the underlying futures contract or commodity on or until a certain date (the "expiration date") for a fixed price (the "strike price").

   The risks involved with commodity options trading are somewhat different than the risks involved with futures contract trading because the specific market movements of the underlying futures contract or commodity must be predicted accurately. For example, if the Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of the premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will receive the premium but will be required to deposit margin to secure its potential obligation to take or make delivery of the underlying futures contract or commodity in the event the option is exercised. Traders who sell options are subject to the entire loss that occurs in the underlying futures contract or commodity less the amount of any premium that they had been paid.

   The Partnership also trades over-the-counter options with respect to United States and foreign government and agency debt obligations, currencies, and other commodities. Over-the-counter options present certain additional risks to those found in exchange-traded options. These risks are similar to those risks involved in the spot and forward markets.

Insolvency of Broker/Counterparty or Exchange

   If a broker/counterparty or exchange (or its clearinghouse) becomes insolvent, the funds that the Partnership deposits with such broker/counterparty or exchange (or its clearinghouse) to trade commodity interest contracts may be lost in their entirety.

Conflicts of Interest

   Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership due to the affiliation of the General Partner, Trading Advisor, BPL, and Paul Tudor Jones, II, who directly or indirectly controls these entities. See "Conflicts of Interest."

Experience and Reliance on the Trading Advisor

   Trading decisions made by the Trading Advisor are based on a combination of technical and fundamental analyses. The Trading Advisor's trading decisions do not adhere rigidly to any particular trading formula or system, but rather rely primarily on the knowledge, judgment, and experience of Paul Tudor Jones, II.

Partners' Tax Liability May Exceed Distributions

   If the Partnership has profits, a Partner will be taxed on his allocable share of the Partnership's profits, whether or not the profits actually have been distributed to him. Therefore, in any given year, the taxes paid by a Partner may exceed the distributions (if any) that he receives from the Partnership. In addition, if the Partnership sustains losses in a subsequent year and those losses offset the earlier profits, the Partner may never receive the profits on which he paid taxes in the prior years.

Statutory Regulation

   The Partnership is not registered as an investment company or mutual fund under the Investment Company Act of 1940 as amended (or any similar state laws), and neither the General Partner nor the Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 as amended (or any similar state laws). Investors, therefore, will not generally benefit from the protective measures provided by such legislation.

   The General Partner is registered as a commodity pool operator ("CPO") and a commodity trading advisor ("CTA"), the Trading Advisor is registered as a CPO and a CTA, and the Partnership's domestic clearing brokers are registered as futures commission merchants ("FCMs"). In addition, the General Partner, the Trading Advisor, and the domestic clearing brokers are all members of the National Futures Association (the "NFA").

   If the CFTC or the NFA were to revoke or not renew the registration or membership of the General Partner as a CPO, or the Trading Advisor as a CTA, or a clearing broker as an FCM, the unregistered entity could not perform services for the Partnership until its registration and membership were reinstated.

Governmental Initiatives


   In recent years, certain governmental authorities, agencies and representatives and trade groups commenced initiatives for additional regulation of investment funds (such as the Partnership) and certain of their activities, including restrictions on certain types of trading and reporting of material investment position data, and recommended certain business practices. Numerous studies have reviewed the activities of investment funds and other similar participants engaged in the type of trading activities in which the Partnership engages to determine their role, if any, in those periods of market volatility, without definitive conclusion. In the event restrictions on certain trading activities are imposed, the performance of the Partnership may be adversely affected.

                             CONFLICTS OF INTEREST

The General Partner, the Trading Advisor, and BPL

   The General Partner, the Trading Advisor, and BPL are affiliates and all are controlled, directly or indirectly, by Paul Tudor Jones, II.

   The General Partner has a conflict of interest between its fiduciary duty to the Partnership to select a trading advisor in the Partnership's best interests and to monitor trading in the Partnership's account, and its decision to select its affiliate as the trading advisor and delegate complete trading authority to it. In addition, the management agreement with the Trading Advisor was not negotiated at arm's length. However, the management and incentive fees that are charged by the Trading Advisor to the Partnership are approximately one-half of the rates that it normally charges to other customers for a comparable trading program.

   The Trading Advisor has a conflict of interest between its duty to maximize profits from trading and hence maximize its incentive fee, and a possible desire to avoid taking risks which might reduce the assets of the Partnership and consequently reduce its management fee. In addition, because the fees that the Trading Advisor charges to the Partnership are substantially lower than those of its other customers, the Trading Advisor has a conflict of interest between its duty to manage the Partnership's trading prudently, and an incentive to increase its relatively low fees by making investments that are more risky or more speculative than normal.

   The Partnership's spot and forward transactions are executed through BPL. This involves posting collateral with BPL in amounts of up to 10% of the Partnership's Net Assets. Although BPL has unrestricted use of these funds, it does not receive a fee for its services. Many of the employee traders of the Trading Advisor are also employees of BPL. In addition to executing transactions for the Trading Advisor and Mr. Jones, certain of these traders manage accounts for other investment funds that are customers of the Trading Advisor or its affiliates and for accounts of affiliates of the Trading Advisor that trade proprietary capital. There are conflicts of interest because these traders know about customer (including the Partnership) and proprietary orders in their capacity as employees of BPL when they also have accounts under their management. However, internal guidelines and policies of BPL and the Trading Advisor prohibit the improper use of trading information by their employees.

Proprietary Trading

   The General Partner, the Trading Advisor, Mr. Jones, and certain other persons and affiliates trade commodity interest contracts for proprietary accounts. In particular, Mr. Jones trades extensively for proprietary accounts. This trading may be more aggressive and more risky than the Partnership's trading and may be conducted at lower brokerage commissions and lower or no advisory fees. If so, the trading results of proprietary accounts might be substantially different from those of the Partnership.

Allocation of Speculative Position Limits

   Mr. Jones may allocate up to 40% of the applicable speculative position limits in futures contracts to his own and his affiliates' proprietary accounts and the balance among all other accounts managed or controlled by Mr. Jones, the Trading Advisor, and their affiliates, pursuant to a neutral allocation system that is designed, over time, not to favor any account managed or controlled by them.

Other Customer Accounts

   The Trading Advisor and its affiliates manage the accounts of various customers other than the Partnership. Although the General Partner presently serves as the CPO only of the Partnership, the General Partner may in the future serve as the CPO to other pools, and also may manage the accounts of other customers. The same trading methods and strategies are generally used in managing all commodity interest-only customer accounts, although certain accounts may be precluded from participating in certain transactions due to legal, authorization, or credit considerations. In addition, all such accounts may be competing for the same or similar positions, and, depending upon whose order is placed first, the difference in timing may result in some accounts receiving better prices than others.

Market and Industry Associations

   Certain principals of the General Partner and its affiliates serve, or may serve, on various committees and boards of commodity exchanges, the Futures Industry Association, the NFA, and other related associations. In these roles, they help to establish rules and policies that are intended for the betterment of the commodities industry as a whole, but may be contrary to the interests of the Partnership.

                                THE PARTNERSHIP

   The Partnership was formed as a limited partnership on November 22, 1989 under the Delaware Revised Uniform Limited Partnership Act, with initial capital contributions of $1,000 by the General Partner and $1,000 by a principal of the General Partner as the initial Limited Partner.

   The Partnership initially offered 10,000 Units for sale at a price of $1,000 per Unit and sold 421 Units for a total of $421,000 between June 22, 1990 and June 30, 1990. The General Partner contributed an additional $399,000, which allowed the Partnership to begin trading on July 2, 1990 with total assets of $821,000. The Partnership subsequently has, and is, offering an additional 10,000 Units.


   Since July 1990, the Partnership has been offering unsold Units for sale at a price equal to 100% of the Net Asset Value of a Unit as of the opening of business on the first day of each calendar quarter. After the April 1, 2002 closing, 3,883 Units were outstanding, with 14,043 Units having been sold, 5,947 Units remaining unsold, 10,276 of the sold Units having been redeemed, and 116 Units having been allocated to the TIC 401(k) Plan. In addition, the General Partner holds 197 units of general partnership interest.


   The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 as amended, and files reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Partnership is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

   The General Partner is required by the CFTC and the NFA to provide Limited Partners with monthly statements of account and certified annual reports of the Partnership's financial condition. Monthly reports include performance, financial, and other required information. See "Reporting to Pool Participants."

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

   The Partnership is subject to the charges described below.


   Recipient          Nature of Charge                          Amount of Charge
   ---------     --------------------------- -------------------------------------------------------
Trading Advisor. Management fee               1/12 of 2% per calendar month (a 2% annual rate) of
                                             the Partnership's Net Assets (as described below).
                 Incentive fee               12% of Trading Profits (as described below) earned by
                                             the Partnership as of the end of each calendar quarter.
Clearing Brokers Brokerage fees              Rates of between $6 and $15 for a "round turn" trade
                                             (as described below) on United States exchanges.
                                             Rates are generally higher for trades outside of the
                                             United States.
Others.......... Ordinary operating expenses Actual expenses incurred.


Management Fee


   The Partnership pays the Trading Advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership's Net Assets. "Net Assets" (or "Net Asset Value") are equal to the market value of the Partnership's assets less liabilities (paid and accrued). The Partnership's Net Assets are determined on the last day of each calendar quarter before taking into account any payments for incentive fees, distributions, or redemptions. This fee is owed to the Trading Advisor whether or not the Partnership is profitable. In 2001, the Partnership paid approximately $512,700 in management fees.


Incentive Fee


   The Partnership pays the Trading Advisor a quarterly incentive fee equal to 12% of any Trading Profits earned by the Partnership. "Trading Profits" are calculated at the end of each calendar quarter and are equal to: (a) actual profits from commodity interest contract trading and profits that could be realized if open positions were closed out at current market prices, (b) increased by any decline in the Net Asset Value of redeemed Units, and (c) decreased by certain expenses. Trading Profits is measured from the end of the last calendar quarter in which an incentive fee was paid to the Trading Advisor (the "highwater mark"). As a result, the Trading Advisor could earn an incentive fee during a year because of an increase in Trading Profits during one quarter even though the Partnership ends up incurring a loss for that year. In 2001, the Partnership paid approximately $703,000 in incentive fees.


Brokerage Commissions

   Brokerage commissions for trades on commodity exchanges are generally paid on the completion or liquidation of a trade and are referred to as "round turn commissions." A round turn commission covers both the initial purchase (or sale) of a commodity interest contract and the subsequent offsetting sale (or purchase) of the contract. The Partnership pays clearing brokers commissions for trades on United States exchanges at rates of between $8 and $18 per round turn for futures and options trades. These commissions cover all transactions costs, including floor brokerage, exchange, clearing, clearinghouse, and NFA fees. Commissions are generally higher for trades outside the United States, and may include additional regulatory fees and charges.


   Brokerage commissions and fees change from time to time as mutually agreed between the General Partner and each broker. The General Partner anticipates that the Partnership will normally pay annually up to approximately 1% of its average annual Net Assets in brokerage commissions and other transaction costs and charges. In 2001, the Partnership paid approximately $187,300 in brokerage commissions and other transaction costs and charges.

Other Expenses


   The Partnership incurs and pays operating expenses, such as legal, accounting, escrow, auditing, record keeping, administration, computer, and clerical expenses, expenses incurred in preparing, printing, and mailing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, prospectuses, and reports to Limited Partners, expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. The General Partner, rather than the Partnership, pays solicitation costs and the expenses of preparing registration statements and prospectuses. In 2001, the Partnership paid approximately $152,000 in such other expenses.


   The Partnership will also pay any extraordinary expenses it may incur. The General Partner is not reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and the administration of the sale and redemption of Units, nor for the Continuing Offering costs paid by the General Partner.

Fees for Plan Investors

   Units held by employee benefit plan investors do not pay management fees or incentive fees because of constraints under ERISA and the Internal Revenue Code.

Break-Even Analysis


Initial selling price per Unit(1)...................................................... $1,000.00
Trading Advisor's management fee(2)....................................................     20.00
Operating expenses(3)..................................................................     10.00
Brokerage commissions and trading fees(4)..............................................     10.00
Less interest income(5)................................................................    (20.00)
Amount of Trading Profits required for the Net Asset Value of a Unit, at the end of one
year, to equal the initial selling price per Unit(6)................................... $   20.00
Percentage of initial selling price per Unit...........................................      2.00%

--------
(1) Investors initially purchased Units at $1,000.00 per Unit. Units are currently purchased at the Partnership's Net Asset Value as of the opening of business on the first day of each calendar quarter.
(2) The Trading Advisor is paid a monthly management fee of 1/12 of 2% of the Net Assets of the Partnership (a 2% annual rate).
(3) The Partnership's annual operating expenses are estimated at up to 1% of the average annual Net Assets of the Partnership.

(4) Annual brokerage commissions and trading fees are estimated at up to 1% of the average annual Net Assets of the Partnership.


(5) The Partnership earns interest estimated at up to 2% of the average annual Net Assets of the Partnership on margin deposited with its brokers and dealers.

(6) Trading Profits are net of all of the expenses described above. Therefore, there is no incentive fee at the break-even point.

                    INVESTMENT PROGRAM AND USE OF PROCEEDS

Investment Program

Description of Commodities Traded

   The Trading Advisor monitors virtually all commodities that are actively traded on organized exchanges throughout the world. At any given time, the Trading Advisor normally trades between 5 and 30 types of commodities, although this number and the types of commodities traded may vary substantially from time to time. The Trading Advisor trades all types of commodity contracts, but has typically concentrated its trading in currencies, currency forwards, interest rate futures, stock index futures, energy futures, precious metals, precious metals futures, agricultural futures, and options on or in respect of the foregoing. The Partnership may from time to time accept or make delivery of the commodity underlying a particular contract.

Description of Commodity Interest Contract Trading Methods and Strategies

   The Trading Advisor employs the trading methods and strategies developed by Paul Tudor Jones, II, who is the principal commodity trader for the Trading Advisor. The Trading Advisor's trading decisions are based on the knowledge, judgment, and experience of Mr. Jones and the Trading Advisor's other traders, and do not adhere rigidly to any particular trading formula or system. The trading methods are generally discretionary and subjective. In arriving at trading decisions, the Trading Advisor may use a combination of technical analysis, fundamental analysis and trend-following techniques. Regardless, all trading decisions are governed by a disciplined system of risk management.

Use of Technical Analysis and Fundamental Analysis


   There are generally two ways of attempting to forecast price behavior in the commodities markets-"technical analysis" and "fundamental analysis." Technical analysis involves the analysis of trading factors and historical trading patterns as a way of predicting the future course of price movements. These factors include daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. Trading recommendations are generally based on computer-generated signals, chart interpretation, mathematical measurements, or a combination of these indicators.


   Fundamental analysis, on the other hand, is based upon the study of external factors that affect the supply and demand of a particular commodity. Such factors include interest rates, weather, crop statistics, the economics of a particular commodity interest, governmental policies, domestic and foreign political and economic events, and changing trade prospects.

   The Trading Advisor utilizes aspects of both technical and fundamental analysis in its approach to trading in the commodities markets. In general, fundamentals are assessed to determine the likely price direction of a particular commodity, while computer studies in conjunction with chart interpretation and mathematical measurements are used for market timing.

Use of Trend-Following Analysis

   The Trading Advisor's trading strategy attempts to detect trends in price movements for commodities and to take and hold positions when a market moves in favor of the position, and to exit a market or reverse positions when the favorable trend either reverses or does not materialize.

Emphasis on Risk Management

   Risk control is a very important aspect of the Trading Advisor's trading methods. The Trading Advisor attempts to manage risk by various means, including limiting the overall number of trades in each market and across all markets, predetermining a level of loss which will trigger a liquidation of a position, and setting daily limits on market exposure.

  Tendency for Active Trading


   The Trading Advisor is a very active trader with an intentionally short-term approach to the markets. Accordingly, trading often results in relatively high transaction charges. Annual brokerage commissions and other transaction charges for all of the Trading Advisor's customer accounts have, in the past, equaled up to 4% of the average annual net asset value of such accounts. Neither the Trading Advisor, Mr. Jones, nor any of their affiliates derive any benefit from brokerage commissions that are generated by the Partnership's trading.


   At times, the Trading Advisor initiates positions in a series of trades in a particular commodity interest contract, each one linked to the preceding one. Normally, after an initial position is taken, a subsequent position is not added unless the preceding position is profitable. Liquidating stop-loss orders are usually placed at the purchase price of the first position, i.e., an order is placed to automatically sell if the price of the position declines to the price at which it was purchased. Profit objectives are predetermined for a position, and a position is usually sold once these price objectives are reached. Typically, trades are initiated and closed out in one to five days.

   The Trading Advisor's trading decisions rely, to a great extent, on the knowledge, judgment, and experience of Mr. Jones. No one has been designated to replace him. If Mr. Jones dies or becomes disabled, all open positions in the accounts managed by him, including the Partnership, will be liquidated.

  Description of Orders and Order Placement

   Mr. Jones determines the timing and method by which orders are placed with brokers. Mr. Jones also selects the types of orders that are placed. Executions may be made during the day: (1) on a "stop" basis, where an order becomes a market order when the specified stop price is reached; (2) on an "at market" basis, where the order is executed as soon as possible after being received on the floor of the exchange; (3) on a "limit" basis, where an order is placed to buy or sell at a specified price or better than the specified price; or (4) on a "closing price" basis, which is a contingent order based on the closing range of the market.

   Normally, orders for customer accounts, as well as for proprietary accounts, are placed directly with exchange floor brokers. When an order for proprietary accounts is placed at the same time as an order for customer accounts, the filled order is allocated among all such accounts, including proprietary accounts, in a neutral manner that is designed, over time, not to favor any account.

  Trading Policies

   The Limited Partnership Agreement gives the General Partner the authority to determine trading policies which the Trading Advisor is required to follow, and to monitor the Trading Advisor's compliance with those policies. In addition, the Limited Partnership Agreement specifies the following trading policies:

   (1) Borrowing or lending money is prohibited. This policy, however, is not meant to prohibit:

       .  depositing margin to trade commodity interest contacts,

       . utilizing lines of credit to trade spot and forward contracts, currency contracts, swaps, and related contracts, or guaranteeing these transactions, and

       . guaranteeing the obligations of any person or entering into any other arrangement or agreement that is contemplated in the Limited Partnership Agreement.

   (2) "Churning" is prohibited.

   (3) "Pyramiding" is prohibited. Pyramiding is when a speculator uses unrealized profits on existing positions that result from favorable price movements as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. This policy, however, does not prohibit taking into account the open trade equity (i.e., the profit or loss on an open commodity contract position) when determining the size of positions to be taken in all commodity interest contracts. In addition, the Partnership may add to its existing commodity interest contract positions in its portfolio provided that such additions are not "pyramiding."

   The General Partner will not approve any material change in these trading policies without the prior written approval of Limited Partners owning more than 50% of the outstanding Units.

Regulation

   The CFTC is the governmental agency that is responsible for regulating commodity exchanges and commodity trading in the United States. The function of the CFTC is to prevent price manipulation and excessive speculation and to promote orderly and efficient markets. In addition, the various exchanges regulate and supervise their trading member firms.

   The CFTC has issued various regulations that govern the activities of CPOs and CTAs. For example, the CFTC requires the General Partner to keep records about its commodity pools and to provide pool participants with disclosure regarding the pools. The CFTC has similar authority to regulate the activities of CTAs, such as the Trading Advisor.

   The CFTC also regulates the activities of FCMs, such as the Partnership's clearing brokers, and requires them to meet certain fitness and financial requirements, to segregate customer funds from their own funds, to account separately for customer funds and positions, and to keep specified books and records open for inspection by the CFTC.

   The NFA is a self-regulatory organization for commodity professionals. The NFA issues rules governing the conduct of commodities professionals, and disciplines those professionals who do not comply with such standards. The NFA also arbitrates disputes between its members and their customers, conducts registration and fitness screening of applicants for membership, and conducts audits of its members. The General Partner, the Trading Advisor, and the Partnership's clearing brokers are all members of the NFA and are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. In addition, CFTC regulations require a registered CPO, such as the General Partner, to make annual filings with the NFA describing its organization, capital structure, management, and controlling persons.

   Registration with the CFTC or membership in the NFA does not mean that the CFTC or the NFA has approved or endorsed the General Partner, the Trading Advisor, or the Partnership.

   The CFTC does not regulate the spot and forward contract markets in which the Trading Advisor conducts a significant amount of currency trading. Banks that are participants in the spot and forward markets are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency, and other federal and state banking authorities. However, banking regulators do not regulate spot and forward trading. In addition, certain spot and forward dealers (such as BPL) are not regulated.

   The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. However, the CFTC regulates the marketing of foreign futures contracts and options in the United States.


   In the United Kingdom, the Financial Services Authority, a self-regulatory organization, functions similarly to the CFTC and the NFA.


Use of Proceeds

   A portion of the Partnership's cash is deposited with clearing brokers and is used for futures and options trading. Cash for currency trading in the spot and forward markets is deposited with BPL. The clearing brokers and BPL pay interest to the Partnership on such cash.

   The remainder of the Partnership's cash is usually invested in short-term investments, including interest-bearing accounts at United States and foreign money-center banks and time deposits. The General Partner attempts to earn interest on all of the Partnership's assets, although balances held in certain foreign currencies may not earn interest.

   The General Partner estimates that approximately 10% to 40% of the Partnership's Net Assets normally have been committed as initial margin for commodity interest contracts. In addition, collateral deposited with BPL in connection with spot and forward contract transactions normally constitutes up to 4% of the Net Assets of the Partnership.


   The CFTC requires an FCM to segregate its customers' assets from its own assets. In addition, the CFTC permits customer funds to be invested only in a limited range of essentially "risk-free" instruments--principally United States Government obligations. The Partnership uses cash as margin for trading United States exchange-traded futures and options contacts. The General Partner anticipates that from time to time up to 50% of the Partnership's assets will be held in segregated accounts.

   Although the CFTC rules do not apply outside of the United States, funds deposited as margin on foreign exchanges are invested in bank deposits or in instruments of a credit standing that is generally comparable to those authorized by the CFTC.

   BPL is not subject to the CFTC requirements that are applicable to FCMs. BPL maintains separate accounts on its books and records for the Partnership's trading activities and the collateral deposited by the Partnership. When BPL enters into spot and forward contract transactions with its counterparties, which mirror transactions entered into between BPL and the Partnership, BPL normally deposits the Partnership's collateral with BPL's counterparties, all of which are banks, broker-dealers or their affiliates. BPL typically instructs its counterparty to keep only a small portion of the collateral as cash and to invest the balance in United States Treasury bills. The Partnership's collateral that remains with BPL is typically invested by BPL in overnight tri-party repurchase transactions.

   The Partnership receives daily and monthly account statements from BPL which detail realized and unrealized profits and losses as well as equity balances in the Partnership's account, and provide information about the Partnership's collateral on deposit with BPL. In addition, BPL gives the Partnership its annual audited financial statements and the independent public accountants' report and opinion relating thereto.

                                CAPITALIZATION


   The capitalization of the Partnership as of December 31, 2000, December 31, 2001, and March 31, 2002 is shown under "Tudor Fund For Employees L.P. Financial Statements as of December 31, 2001 and 2000 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2002."


   The following table shows


       . the actual capitalization of the Partnership as of May 1, 2002 based on the Units outstanding as of that date, and



       . the pro forma capitalization of the Partnership if all unsold Units (5,947 Units) were sold at the estimated Net Asset Value thereof as of May 1, 2002 (i.e., $9,490.51).



                                                              Pro Forma
                                              Actual        Amount if the
                                           Amount as of   Maximum Number of
          Title of Class                   May 1, 2002  Unsold Units were Sold
          --------------                   ------------ ----------------------
  Units of Limited Partnership Interest... $36,851,650       $93,386,618
  Units of General Partnership Interest(1)   1,869,631         1,869,631
                                           -----------       -----------
     TOTAL................................ $38,721,281       $95,256,249
                                           ===========       ===========

--------

(1) The actual amount shown reflects the Net Asset Value of units of general partnership interest outstanding as of May 1, 2002 (197 units). The Net Asset Value of a unit of general partnership interest is equal to the Net Asset Value of a Unit of limited partnership interest. The General Partner has agreed to contribute such amounts to the Partnership as are necessary from time to time to ensure that the General Partner's capital contribution is equal to the greater of (i) $200,000 and (ii) the sum of (a) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners and (b) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000.


                            SELECTED FINANCIAL DATA


   Following is a summary of selected financial data of the Partnership for the periods indicated. Certain reclassifications have been made to prior year balances to conform with current year presentations. For the complete audited financial statements for certain of the periods indicated, see "Tudor Fund For Employees L.P. Financial Statements as of December 31, 2001 and 2000 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2002." For performance information of the Partnership, see "Performance Record of the Partnership" and Statement of Additional Information--"Additional Partnership Performance."



                             Three
                            Months
                             Ended                      Year Ended December 31,
                           March 31,  -----------------------------------------------------------
                             2002        2001        2000        1999        1998        1997
                          ----------- ----------- ----------- ----------- ----------- -----------
Revenues................. $ 1,546,627 $ 8,850,572 $ 5,538,110 $ 1,981,370 $ 5,159,521 $ 3,362,714
Expenses................. $   324,489 $ 1,554,422 $ 1,035,471 $   684,010 $   962,387 $   649,909

                          ----------- ----------- ----------- ----------- ----------- -----------
Net Income............... $ 1,222,138 $ 7,296,150 $ 4,502,639 $ 1,297,360 $ 4,197,134 $ 2,712,805
Total Assets............. $38,471,523 $33,669,386 $27,918,377 $22,242,164 $18,265,036 $17,166,451
Partners' Capital........ $34,230,019 $31,790,384 $22,161,072 $16,332,215 $14,891,112 $ 9,495,687
Units Outstanding........       3,705       3,560       3,123       2,847       2,786       2,383
Net Asset Value Per Unit. $     9,238 $     8,929 $     7,096 $     5,737 $     5,344 $     3,985
Change in Net Asset Value
  Per Unit............... $       310 $     1,833 $     1,359 $       393 $     1,359 $       849
Net Income Per Unit...... $       322 $     1,898 $     1,338 $       379 $     1,327 $       845

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS




Liquidity



   The Partnership's assets are deposited and maintained with banks, BPL, or in trading accounts with clearing brokers, and are used by the Partnership as margin and collateral to engage in futures, option, and forward contract trading and trading in derivatives. Since the Partnership's sole purpose is to trade in futures, options, forward contracts and other commodity interests contracts and derivatives, it is anticipated that the Partnership will continue to maintain substantial liquid assets for margin purposes.



   Net interest income for the quarter ended March 31, 2002 was $142,708 compared to $389,323 for the quarter ended March 31, 2001. The decrease was principally due to lower interest rates. Net interest income for the years ended December 31, 2001, 2000 and 1999 was $1,174,097, $1,203,878, and $842,756
which represented 4.0%, 6.2%, and 4.9% of average net assets, respectively.



   In the context of the commodity, futures and derivatives trading industry, cash and cash equivalents are part of the Partnership's inventory. Cash and cash equivalents represented approximately 86%, 89%, and 91% of the Partnership's total assets as of March 31, 2002 and December 31, 2001 and 2000, respectively. The cash and cash equivalents satisfy the Partnership's need for cash on both a short term and long term basis.



   Since futures contract trading generates a significant percentage of the Partnership's income, any restriction or limit on that trading may render the Partnership's investment in futures contracts illiquid. Most commodity exchanges limit fluctuations in certain commodity contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day, no trade may be executed at a price beyond the daily limits. If the price for a contract or a particular commodity has increased or decreased by an amount equal to the "daily limit," positions in such contracts can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its commodity positions. See "Principal Risk Factors-- Commodity Interest Contract Trading May Be Illiquid."



Capital Resources



   The Partnership does not have, nor does it expect to have, any fixed assets. Redemptions and additional sales of Units in the future will impact the amount of funds available for investment in subsequent periods. See "Investment Program and Use of Proceeds."



   As the amount of capital changes, the size of the positions taken by the Partnership is adjusted. The Partnership is currently open to new investments which can be made quarterly. Such investments are limited to employees of TIC and its affiliates and certain employee benefit plans, including, but not limited to, the TIC 401(k) Plan.


Results of Operations


   The following table compares Net Asset Values at year-end 2001, 2000, and 1999:



                                                                 Increase During
                                                       Net Asset       Year
                                                         Value   ---------------
                                                       Per Unit      $       %
                                                       --------- --------- -----
December 31, 2001..................................... $8,928.90 $1,833.12 25.83%
December 31, 2000.....................................  7,095.78  1,358.85 23.69
December 31, 1999.....................................  5,736.93    392.72  7.35



   The following table compares Net Asset Values as of March 31, 2002 and 2001:



                                                                 Increase During
                                                       Net Asset     Quarter
                                                         Value   --------------
                                                       Per Unit     $       %
                                                       --------- -------  -----
March 31, 2002........................................ $9,238.47 $309.57   3.47%
March 31, 2001........................................  7,810.85  715.07  10.08

   Trading gains and losses include realized and unrealized trading gains and losses (net of commissions) from strategies that use a variety of derivative financial instruments. The following table summarizes trading gains and losses by type of contract for the three months ended March 31, 2002 and 2001 and for the years ended 2001, 2000, and 1999.



                                                   For the
                                                Three Months
                                                    Ended            For the Year
                                                  March 31,       Ended December 31,
                                               --------------  -----------------------
                                                2002    2001    2001    2000    1999
                                               ------  ------  ------  ------  -------
                                                           ($ in thousands)
Exchange Traded Contracts:
   Interest Rate Futures and Option Contracts. $1,644  $  504  $3,167  $1,794  $   491
   Foreign Exchange Contracts.................    (92)  1,845   2,578     480   (1,370)
   Equity Index Futures Contracts.............   (284)  1,725   1,547   1,493     (258)
Over the Counter Contracts:
   Forward Currency Contracts.................    196    (210)    554   1,147      884
   Commodity Swaps............................    101    (496)   (615)   (125)      59
   Equity Index Swaps.........................   (238)   (359)     73     157      (99)
   Interest Rate Swaps........................      0      18    (112)    129      236
Non-Financial Derivative Instruments..........      8    (111)    289    (957)     981
                                               ------  ------  ------  ------  -------
       Total.................................. $1,335  $2,916  $7,481  $4,118  $   924
                                               ======  ======  ======  ======  =======


   Since the Partnership is a speculative trader in the commodities markets, current year results are not necessarily comparable to the previous years' results.


   The following table illustrates the Partnership's net trading gain as a return on Net Assets, and also shows brokerage commissions and fees as a percentage of Net Assets. In addition, the table shows incentive fees as a percentage of net trading gains.



                                                              For the
                                                            Three Months
                                                               Ended        For the Year
                                                             March 31,   Ended December 31,
                                                            -----------  -----------------
                                                            2002   2001  2001    2000  1999
                                                            ----   ----  ----    ----  ----
Net Trading Gain (Loss) as a % of Net Assets............... 3.9%   10.3% 25.7%   21.3% 5.3%
Brokerage Commissions & Fees as a % of Net Assets.......... 0.2     0.3   0.6     1.1  1.2
Incentive Fees as a % of Net Trading Gains................. 4.8     9.2   9.4     8.3  6.7


   In general, commission rates have remained stable during the past three years.

   Professional fees and other expenses remained stable during each of the past three years.

   Inflation is not expected to be a major factor in the Partnership's operations, except that traditionally the commodities markets have tended to be more active and thus potentially more profitable during times of high inflation. Since the commencement of the Partnership's trading operations in July 1990, inflation has not been a major factor in the Partnership's operations.

Risk Management


   The Partnership is subject to changes in value resulting from the market and credit risk associated with the financial instruments which are traded. TIC takes an active role in managing the Partnership's market and counterparty risks and has established formal procedures that are reviewed on an ongoing basis.

   TIC has developed a set of guidelines and policies that are designed to maintain risk within parameters that are appropriate and necessary to achieve targeted rates of return. These guidelines and policies include quantitative and qualitative criteria for individual risk factors as well as for aggregate risk. TIC's Risk Management Department, in conjunction with various senior personnel from different disciplines throughout TIC and its affiliates, regularly assesses and evaluates the Partnership's potential exposures to market risk based on analyses performed by the department. The Risk Management Department's responsibilities include: evaluating the positions taken by traders in various instruments and markets globally and assessing the market risk associated with all of those positions.



   TIC's Risk Management Department uses a statistical technique known as Value at Risk ("VaR") to assist in measuring market risk. The VaR model is a proprietary system, and is one of several tools used to monitor and review the Partnership's trading portfolios. The VaR model projects potential losses of the portfolio based on a historical simulation methodology which uses two years of historical data, a one-day holding period and a one standard deviation level. These figures can be scaled up to indicate risk at the 95% or 99% confidence level.





   The following table illustrates the VaR for each component of market risk as of March 31, 2002 and December 31, 2001. The dollar values represent the VaR assuming a 1.65 standard deviation move in each of the financial instruments indicated.



                                                             VaR
     Risk Factors                                   (95% Confidence Level)
     ------------                                   ----------------------
                                                    March 31, December 31,
                                                      2002        2001
                                                    --------- ------------
     Exchange Traded Contracts:
        Interest Rate Futures and Option Contracts. $260,356    $ 53,603
        Foreign Exchange Contracts.................  323,112     626,874
        Equity Index Futures Contracts.............   81,028       6,109
     Over the Counter Contracts:
        Equity Swaps...............................       --       4,887
        Foreign Exchange Contracts.................  241,741          13
     Non-Financial Derivative Instruments..........  148,688     100,465



   As a writer of options, the Partnership receives a premium upon initial settlement and then bears the risk of changes in the price of the financial instrument underlying the option. Swaps, forward rate agreements, forward foreign exchange contracts and over the counter foreign exchange options are traded in unregulated markets.



   Derivative instruments are bilateral agreements which result in credit exposure between counterparties. Exchange traded derivatives settle through clearing houses backed by multiple members and present relatively low credit risk. Over the counter derivatives are settled with individual counterparties and, therefore, present potential concentrated credit exposure risk. TIC attempts to minimize credit risk exposure to over the counter trading counterparties and brokers through the use of bilateral collateral arrangements and through formal credit policies and monitoring procedures.



   TIC has a formal Credit Committee, comprised of senior managers from different disciplines throughout TIC and its affiliates, that meets regularly to analyze the credit risks associated with the Partnership's counterparties, intermediaries and service providers. A significant portion of the Partnership's positions, including cash and due from brokers, are invested with or held at top tier banks and securities dealers. TIC establishes counterparty exposure limits and specifically designates which product types are approved for trading. The Partnership attempts to reduce its credit risk by establishing stringent credit terms with its counterparties. In addition, the TIC monitors exposure levels and actively moves collateral with counterparties to reduce exposure.



   See also "Capitalization" and "Tudor Fund For Employees L.P. Financial Statements as of December 31, 2001 and 2000 together with Auditors' Report and Unaudited Financial Statements as of March 31, 2002."

                              THE GENERAL PARTNER

   Second Management LLC ("SML" or the "General Partner") is the general partner of the Partnership. SML is a Delaware limited liability company that was formed in April 1996. Previously, Second Management Company, Inc. ("SMCI") was the general partner of the Partnership. SML is the successor-in-interest to SMCI by virtue of a merger.

   Prior to the merger, SMCI had been continuously registered with the CFTC as a CPO and CTA since November 25, 1987, and was a member of the NFA. Upon the merger of SMCI into SML on April 4, 1996, SML succeeded to SMCI's registrations with the CFTC and its membership in the NFA.

   The principals of the General Partner are:


   Paul Tudor Jones, II      Chairman and Chief Executive Officer

   Mark F. Dalton            President

   John G. Macfarlane, III   Managing Director and Chief Operating Officer

   Andrew S. Paul            Managing Director, General Counsel, and Secretary

   John R. Torell            Managing Director and Chief Financial Officer



   The business backgrounds of Messrs. Jones, Dalton, Macfarlane, Paul, and Torell are described under "The Trading Advisor--Trading Advisor and Principals." Mr. Jones is currently the only principal of the General Partner who makes trading decisions for the Partnership.


   There has been no material administrative, civil or criminal action against the General Partner or its principals within the last five years, whether pending or concluded. See "The Trading Advisor--Material Actions."

   The General Partner has made capital contributions to the Partnership. The General Partner may purchase additional units of general partnership interest as well as Units of limited partnership interest. Any purchases would be for investment purposes.


   The General Partner owned 196.581 units of general partnership interest on April 1, 2002 and the date of this Prospectus. In addition, as of such dates, principals of the General Partner owned 252.512 Units of limited partnership interest. There is no limitation on the number of Units that may be subscribed for by the General Partner, its affiliates, and their principals and employees.


                     PERFORMANCE RECORD OF THE PARTNERSHIP


   The General Partner and its predecessor, SMCI, have operated one other commodity pool in addition to the Partnership. The other pool, Tudor Select Futures Fund, L.P. ("Tudor Select") was a Delaware limited partnership with several trading advisors. Tudor Select ceased operation in November 1991. The performance of Tudor Select is not comparable to the performance of the Partnership because Tudor Select had several trading advisors and because the fees and commissions charged to Tudor Select were higher than those of the Partnership.



   The performance record of the Partnership from January 1, 1997 through March 31, 2002 is shown below. The Partnership's complete performance record since it began trading (July 2, 1990 through March 31, 2002) is shown in "Statement of Additional Information." The information below and in "Statement of Additional Information" is the actual trading performance of the Partnership after payment of advisory fees, transaction costs, and all other expenses and costs. The rates of return shown below and in "Statement of Additional Information" are representative of the rates of return experienced by each investor holding a Unit during the period shown.

   The information below and in "Statement of Additional Information" has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

   You should be aware that past performance information cannot predict how the Partnership will perform in the future. It is possible that the Partnership will incur losses in the future.

          ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                            Rates of Return (1)(2)


                                     2002  2001   2000   1999   1998   1997
                                     ----  -----  -----  -----  -----  -----
   January.......................... 1.55% -0.64% -0.85% -4.05% -0.35%  2.69%
   February......................... 0.64%  2.38%  5.10%  6.31%  1.27%  8.65%
   March............................ 1.24%  8.21% -7.98% -6.03%  4.23%  4.96%
   April(3)......................... 2.73% -4.11% -0.43% -2.46% -4.32%  0.48%
   May..............................        1.26%  5.69% -0.94% -0.74%  1.65%
   June.............................        3.20% -3.87% -1.46%  1.07% -0.40%
   July.............................        4.45% -0.95%  3.39%  2.72%  3.49%
   August...........................        5.87%  1.81%  2.05% 11.29%  3.94%
   September........................        4.07%  6.54%  0.07% 12.82% -5.13%
   October..........................        2.05% -1.92%  4.52% -0.20% -1.55%
   November.........................       -4.19%  8.34%  4.49% -2.15%  4.33%
   December.........................        1.40% 11.70%  2.01%  5.46%  1.74%

                                     ----  -----  -----  -----  -----  -----
   Annual (Period) Rate of Return(3) 6.29% 25.83% 23.69%  7.35% 34.11% 27.05%
                                     ====  =====  =====  =====  =====  =====


Name of Fund:                                Tudor Fund For Employees L.P.
Type of Fund:                                Publicly Offered
Inception of Trading:                        July 2, 1990
Aggregate Subscriptions Since Inception(4):  $46,377,000
Aggregate Redemptions Since Inception(4):    $35,412,000
Current Net Assets(3)(4):                    $38,718,000
Largest Monthly Percentage Drawdown(5):      March 2000 (-7.98%)
Worst Peak to Valley Percentage Drawdown(6): March 1, 1999 - June 30, 1999 (-10.53%)


        THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE.
                              FOOTNOTES TO TABLE

The performance data presented above have been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.
(1) "Monthly Rate of Return" is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at month-end, their effect on the calculation of Monthly Rate of Return is not material. "Additions" represents all additional capital contributed during a month. "Beginning Net Assets" represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.
    "Net Performance" represents the change in Net Assets, net of Additions and Withdrawals.
    "Net Assets" means the market value of the Partnership's assets less any accrued liabilities.
    "Withdrawals" represents all withdrawals of capital during a month.

(2) "Annual (Period) Rate of Return" is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.


(3) Figure for this period in 2002 is estimated.


(4) As of May 1, 2002.


(5) "Largest Monthly Percentage Drawdown" represents the greatest percentage decline in month-end Net Assets due to losses sustained during any one-month period shown in the table.


(6) "Worst Peak to Valley Percentage Drawdown" represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained during any period shown in the table in which Net Assets at any prior month-end are not equaled or exceeded by subsequent Net Assets.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        REPORTING TO POOL PARTICIPANTS

   The General Partner is required by the CFTC and the NFA to provide each Limited Partner with monthly statements of account and certified annual reports of the Partnership's financial condition. Monthly reports include performance, financial, and other required information.

   In addition, the General Partner will mail a notice to each Limited Partner within seven business days if any of the following occurs:

   . the Net Asset Value of a Unit decreases to or below 50% of the value at the previous year-end,

   .   there is any change in the general partner,

   .   there is any change in the Partnership's fiscal year, or

   .   the Limited Partnership Agreement is amended.

   The General Partner is required to provide each Limited Partner with certified annual reports of financial condition for the Partnership that contain audited financial statements that are prepared in accordance with United States generally accepted accounting principles and that are certified by an independent public accountant (including a statement of income and a statement of financial condition). This annual information must be provided no later than 90 days after the close of each fiscal year. The General Partner also endeavors to provide tax information that is necessary to prepare a Limited Partner's return within 90 days after the close of each fiscal year.

                              THE TRADING ADVISOR

Trading Advisor and Principals

   Tudor Investment Corporation ("TIC" or the "Trading Advisor") is the trading advisor to the Partnership, and makes all trading decisions for the Partnership. TIC's principal office is located at 1275 King Street, Greenwich, Connecticut 06831. TIC was incorporated in November 1980 to be a commodity floor broker. TIC also began providing commodities trading advice and began managing commodities accounts in July 1984. TIC has been continuously registered with the CFTC as a CPO and CTA since April 17, 1984, and has been a member of the NFA since May 24, 1984. In October 1993, TIC began to provide advisory and management services to investors that primarily trade equity securities.

   TIC and its United Kingdom affiliate, Tudor Capital (U.K.), L.P., act as general partner and/or trading advisor or sub-advisor to other United States and non-United States investment funds that invest in global (including emerging market) fixed income and equity securities, currencies, commodities, and derivatives. Tudor Capital (U.K.), L.P. is registered with the United Kingdom Securities and Futures Authority and is also registered with the CFTC as a CPO and CTA and is a member of the NFA in such capacities.

   Bellwether Partners Inc. ("BPI") was formed in July 1986 to be a commodity floor broker. BPI expanded its operations in June 1988 to include currency trading operations, and then transferred its floor brokerage operations to Bellwether Futures Corporation ("BFC"), a Delaware corporation and an affiliate of TIC. BFC terminated substantially all of its floor brokerage operations in January 1992. Both BPI and BFC were registered as FCMs while engaged in floor brokerage activities.

   The currency trading operations of BPI are currently conducted by Bellwether Partners LLC ("BPL"). BPL is the Partnership's counterparty in the purchase and sale of currency spot and forward contracts.

   The Trading Advisor does not currently own any Units, although it is permitted to do so. Any purchases made by it would be for investment purposes. Principals and employees of the Trading Advisor have previously purchased Units, and it is expected that they will continue to do so. There is no limitation on the number of Units that may be purchased by the Trading Advisor, its affiliates, and their principals and employees.

   The principals of the Trading Advisor are:


  Paul Tudor Jones,II     Chairman and Chief Executive Officer
  Mark F. Dalton          President
  John G. Macfarlane, III Managing Director and Chief Operating Officer
  James J. Pallotta       Managing Director and Director-Equities Group
  Andrew S. Paul          Managing Director, Secretary and General Counsel
  John R. Torell          Managing Director and Chief Financial Officer
  MarkV.Houghton-Berry    Managing Director of Tudor's UK affiliates
  Roberrt P. Forlenza     Managing Director
  Richard L. Fisher       Senior Vice President of Dunavant Enterprises, Inc.



   Mr. Jones is currently the only principal of the Trading Advisor who makes trading decisions for the Partnership. Each of the principals is a Director of the Trading Advisor and, with the exception of Mr. Fisher, is employed by the Trading Advisor and/or its affiliates. Messrs. Jones, Dalton, Macfarlane, Paul, Torell and Houghton-Berry are also principals of Tudor Capital (U.K.), L.P. Tudor Delaware Trust, a business trust that directly owns the Trading Advisor, is also a principal of the Trading Advisor.


Business Backgrounds

   Paul Tudor Jones, II. The Trading Advisor is and has been controlled continuously by Mr. Jones. A staff of directors, officers, employees, and employee traders assists Mr. Jones in the Trading Advisor's and its affiliates' business activities.


   Mr. Jones, age 47, is the Chairman and Chief Executive Officer and the indirect controlling principal of the Trading Advisor, which is a trading advisor and pool operator for several commodity pools and investment funds. Mr. Jones has traded commodity interests for his proprietary accounts since September 1977 and for customer accounts since January 1981. Mr. Jones is a member of the Commodity Exchange, Inc., the New York Board of Trade, Inc., the Chicago Board of Trade, and the Chicago Mercantile Exchange. In addition,
Mr. Jones is a member of the Board of Directors of the Cantor Fitzgerald Futures Exchange. Mr. Jones served as Chairman of the New York Cotton Exchange (which is now a division of the New York Board of Trade) from August 1992 through June 1995. Mr. Jones is the Founder and a Director of The Robin Hood Foundation, a charitable foundation, and is a Director of the National Fish and Wildlife Foundation and the Everglades Foundation Inc.



   Mark F. Dalton. Mr. Dalton, age 51, has been the President of the Trading Advisor since September 1988. Mr. Dalton is also a Director of Progenics Pharmaceuticals, Inc., Cathay Investment Fund Limited and certain not-for-profit educational and charitable organizations. Mr. Dalton does not participate in the trading of commodity interest contracts for customer accounts of the Trading Advisor or its affiliates.



   John G. Macfarlane, III. Mr. Macfarlane, age 47, is the Chief Operating Officer and a Managing Director of the Trading Advisor. Prior to joining the Trading Advisor in January 1998, Mr. Macfarlane was employed by Salomon Brothers and its affiliates where he served in various senior positions, including Managing Director and head of United States and Asian Fixed Income Derivatives and Treasurer. Mr. Macfarlane is a Director of the Futures Industry Association. Mr. Macfarlane does not participate in the trading of customer accounts of the Trading Advisor or its affiliates.



   James J. Pallotta. Mr. Pallotta, age 44, is a Managing Director of the Trading Advisor and has been the Director-U.S. Equities Group of the Trading Advisor since November 1996. Mr. Pallotta was previously a principal portfolio manager at Essex Investment Management, Inc. ("Essex"). He joined Essex in 1983 as a Vice President, became a Senior Vice President and the Director of Research in 1989, and commenced actively directing the management of client funds in January 1989. He became a member of the Board of Directors of Essex in 1990. Mr. Pallotta joined the Trading Advisor in August 1993.


   Andrew S. Paul. Mr. Paul, age 49, is a Managing Director, the General Counsel and the Secretary of the Trading Advisor. Mr. Paul joined the Trading Advisor in July 1989. Mr. Paul does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.



   John R. Torell. Mr. Torell, age 39, is a Managing Director and the Chief Financial Officer of the Trading Advisor. Mr. Torell does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.



   Mark V. Houghton-Berry. Mr. Houghton-Berry, age 43, is a Managing Director of the affiliates of the Trading Advisor that maintain offices in Surrey, England. Prior to joining Tudor in July 1995, Mr. Houghton-Berry was an Executive Director and Head of Proprietary Trading in London with Goldman Sachs International.



   Robert P. Forlenza. Mr. Forlenza, age 46, is a Managing Director of the Trading Advisor. Mr. Forlenza joined the Trading Advisor in January 1995. From 1989 until January 1995, Mr. Forlenza was a Vice President of Carlisle Capital Corporation, a private leveraged buyout firm. Mr. Forlenza is also a director of PRT Group Inc. and various private companies in the United States. Mr. Forlenza does not participate in the trading of commodity interest contracts for customer accounts of the Trading Advisor or its affiliates.



   Richard L. Fisher. Mr. Fisher, age 48, is an outside Director of the Trading Advisor. Since September 1983, Mr. Fisher has been a Senior Vice President of Dunavant Enterprises, Inc. Mr. Fisher has been a Director of the Trading Advisor since June 1991. Mr. Fisher does not participate in the trading or day-to-day management of the Trading Advisor or its affiliates.


Proprietary Trading

   The General Partner, the Trading Advisor, Mr. Jones, and certain of their affiliates, principals, and employees trade commodity interest contracts for proprietary accounts. In his proprietary trading, Mr. Jones generally has followed the same basic trading methods and strategies since 1976. Mr. Jones generally trades proprietary accounts in parallel with customer accounts. However, Mr. Jones generally assumes more risk when trading proprietary accounts than he normally assumes when trading customer accounts.

Material Actions

   There has been no material administrative, civil, or criminal action against the Trading Advisor, its affiliated entities (including the General Partner or BPL), or their principals within the last five years, except for the following:


   On October 31, 2000, a private civil lawsuit was filed in the United States District Court for the District of Delaware against Art Technology Group, Inc., ("ATG"), the Trading Advisor, and certain investment funds and other entities managed by or affiliated with the Trading Advisor. The Partnership was not named as defendant. The lawsuit alleged that certain of the defendants realized substantial profits in transactions of equity securities of ATG that are subject to short-swing profit recovery under Section 16(b) of the United States Securities Exchange Act of 1934 as amended. The Trading Advisor strongly disputed such allegations. However, on April 18, 2002, the court approved a settlement agreement pursuant to which the defendants agreed to pay ATG $1.45 million.

                           THE MANAGEMENT AGREEMENT

   The Trading Advisor has entered into a Management Agreement with the Partnership. The Management Agreement gives the Trading Advisor sole responsibility (except in certain limited situations) for managing the Partnership's investment in commodity interest contracts.

Term

   The Management Agreement renews automatically each year, but may be terminated by either party upon 24 hours prior written notice to the other party. In addition, the Management Agreement will terminate immediately if:

   .   the Partnership terminates or is dissolved,

   . the Trading Advisor transfers or consolidates its business with another entity,

   .   the Trading Advisor becomes bankrupt or insolvent,

   . the Trading Advisor is unable to use its trading systems or methods for whatever reason,

   . the registration of the Trading Advisor with the CFTC as a CTA or its membership in the NFA expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect,

   . the General Partner decides that a change proposed by the Trading Advisor in the Partnership's trading is unacceptable to the General Partner,

   . the Trading Advisor materially violates any of the trading policies or any administrative policy of the Partnership,

   . the Partnership or Trading Advisor fails to perform any material obligations under the Management Agreement,

   . Paul Tudor Jones, II ceases to be the majority stockholder of the Trading Advisor or dies or becomes disabled or incapacitated, or

   . the General Partner's registration with the CFTC as a CPO or its membership in the NFA expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect.

Liability and Indemnification

   The Trading Advisor and the Partnership have generally agreed to indemnify each other against most liabilities, except that the Trading Advisor will not be indemnified for costs and expenses that result from its willful misconduct or gross negligence, unless it in good faith reasonably believed that it was acting in the best interest of the Partnership.

                            BROKERAGE ARRANGEMENTS

Description of the Clearing Brokers

   The Trading Advisor uses clearing brokers to execute and clear commodity interest contract orders for the Partnership. The Partnership has opened separate trading accounts with several clearing brokers and pays a fee to each clearing broker to execute and clear trades for the Partnership's account and to perform related administrative functions. The clearing brokers are obligated to follow the Trading Advisor's investment instructions and have no discretion to invest the Partnership's assets on their own. See "Investment Program and Use of Proceeds--Description of Orders and Order Placement."

   The Partnership and each clearing broker have entered into an agreement that governs the Partnership's trading accounts. Each agreement may be terminated by either party at any time. If an agreement is terminated, the General Partner may have to obtain a new clearing broker to replace the terminated broker. The General Partner will do its best to obtain a favorable fee structure with any new clearing brokers. However, there is no assurance that the fees and terms of a new agreement will be similar to those of current agreements.

   The clearing brokers and their principals are not affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. The clearing brokers are not permitted to purchase or hold Units.

   The following table shows the clearing brokers with which the Partnership currently holds trading accounts.



                                                                      Regulatory Organization
         Clearing Broker              Main Business Office         Memberships and Registrations
-------------------------------------------------------------------------------------------------------
Barclays Capital Inc.                222 Broadway             . Registered with CFTC as an FCM.
                                     New York, NY 10038       . Member of NFA as an FCM.
                                     Tel.: 212-412-6915       . Registered with SEC as a broker-dealer.
                                                              . Member of NASD as a broker-dealer.
-------------------------------------------------------------------------------------------------------
Cargill Investor Services, Inc.      Sears Tower              . Registered with CFTC as an FCM.
 . Subsidiary of Cargill,            233 South Wacker Drive   . Member of NFA as an FCM.
   Incorporated                      Suite 2300
 . An affiliate of the Selling       Chicago, Illinois 60606
   Agent for the Partnership and     Tel.: 312-460-4000
   other partnerships sponsored
   by the Trading Advisor.
-------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                 85 Broad Street          . Registered with CFTC as an FCM.
                                     New York, New York       . Member of NFA as an FCM.
                                     10004                    . Registered with SEC as a broker-dealer.
                                     Tel.: 212-902-1000       . Member of NASD as a broker-dealer.
-------------------------------------------------------------------------------------------------------
J.P. Morgan Futures, Inc.            60 Wall Street           . Registered with CFTC as an FCM.
                                     New York, New York       . Member of NFA as an FCM.
                                     10260
                                     Tel.: 212-648-6560
-------------------------------------------------------------------------------------------------------
Lehman Brothers Inc.                 Three World Financial    . Registered with CFTC as an FCM.
 . Subsidiary of Lehman              Center                   . Member of NFA as an FCM.
  Brothers Holdings Inc.             New York, New York       . Registered with SEC as a broker-dealer.
                                     10285                    . Member of NASD as a broker-dealer.
                                     Tel.: 212-526-7000
-------------------------------------------------------------------------------------------------------
Merrill Lynch Futures Inc.           250 Vesey Street         . Registered with CFTC as an FCM.
                                     23rd Floor               . Member of NFA as an FCM.
                                     New York, New York
                                     Tel.: 212-449-1000
-------------------------------------------------------------------------------------------------------
Morgan Stanley & Co.                 1585 Broadway            . Registered with CFTC as an FCM.
Incorporated                         New York, New York       . Member of NFA as an FCM.
 . Subsidiary of Morgan              10036                    . Registered with SEC as a broker-dealer.
  Stanley Dean Witter & Co.          Tel.: 212-761-4000       . Member of NASD as a broker-dealer.
-------------------------------------------------------------------------------------------------------
Morgan Stanley & Co.                 25 Cabot Square          . Member of United Kingdom Securities
International Limited                Canary Wharf               and Futures Authority Limited.
 . Subsidiary of Morgan              London E14 4QA
  Stanley UK Group, which            England
  is a subsidiary of Morgan          Tel.: 44-171-425-8000
  Stanley Dean Witter & Co.
-------------------------------------------------------------------------------------------------------
Prudential Securities                One Seaport Plaza        . Registered with CFTC as an FCM.
Incorporated                         New York, New York       . Member of NFA as an FCM.
                                     10292                    . Registered with SEC as a broker-dealer.
                                     Tel.: 212-214-1000       . Member of NASD as a broker-dealer.
-------------------------------------------------------------------------------------------------------
Salomon Smith Barney Inc.            388 Greenwich Street     . Registered with CFTC as an FCM.
                                     New York, New York       . Member of NFA as an FCM.
                                     10013                    . Registered with SEC as a broker-dealer.
                                     Tel.: 212-816-6000       . Member of NASD as a broker-dealer.

Recent Material Actions Against Clearing Brokers

   In the ordinary course of their businesses, some of the clearing brokers are involved in various administrative and legal actions, some of which seek significant damages and others that the clearing brokers believe will not have an adverse effect on them.

   The material administrative and legal actions of each clearing broker, whether pending or concluded, during the five years preceding the date of this Prospectus are listed in the table below with short descriptions of such actions.

   In addition to the specific actions listed in the table, certain of the clearing brokers used by the Partnership are involved in the following actions:

  Department of Justice ("DOJ") Market-Makers Antitrust Litigation

   . The DOJ filed a civil complaint in the U.S. District Court for the Southern District of New York ("DC/SDNY") against 24 broker-dealers that quote prices in NASDAQ securities.

   . The suit alleged that the defendants violated Section 1 of the Sherman Act in connection with certain price setting practices unrelated to FCM activity, and requested that the court force the defendants to stop the illegal conduct.

   . On July 16, 1996, the brokers settled the case by agreeing to stop the illegal conduct and assuring future compliance with the settlement agreement. In the settlement agreement, the brokers did not admit or deny any of the allegations against them. The agreement was approved by the DC/SDNY on April 23, 1997. The decision of the District Court was affirmed by the United States Court of Appeals for the Second Circuit on August 6, 1998.

  Class Action Market-Makers Antitrust Litigation

   . Beginning in May 1994, 30 broker-dealers that quote prices in NASDAQ securities were named as defendants in several class action suits filed in various state and federal courts. In 1998, these suits were consolidated into a single class action before the DC/SDNY.

   . The suits alleged that the defendants wrongfully agreed to set prices for about 1,600 securities during various periods of time. The suits alleged violations of the federal antitrust laws, and asked the court to force the defendants to stop the illegal conduct and to grant damages.

   . All of the defendants have entered into settlements with the representatives of the classes. These settlements were approved by the court in November 1998, and the settlement funds have been distributed.

  SEC Market-Makers Investigation

   . In 1994, the SEC began an investigation of major broker-dealers into charges that the broker-dealers failed to provide the best prices for customer orders, intentionally delayed trading reports, failed to honor NASDAQ prices, and failed to adequately supervise traders.

   . In January 1999, the broker-dealers settled the case with the SEC by agreeing to aggregate fines of more than $26 million and the suspension of a total of 51 traders. As part of the settlement, the broker-dealers also agreed to have an independent consultant monitor the broker-dealers' compliance with trading rules. In the settlement agreement, the broker-dealers did not admit or deny any wrongdoing.

  Municipal Bond Advance Refunding Investigation

   . Beginning in January 1998, the SEC commenced actions against several brokers alleging "yield burning" in municipal bond offerings. Yield burning occurs when bonds are excessively marked up by a broker in municipal bond advance refundings.

   . In April 2000, ten brokers settled with the SEC and agreed to pay a total of $124 million to settle the SEC's claims and certain tax-related claims of the IRS. The brokers paid an additional $15 million to the affected municipalities.

Municipal Bond Advance Refunding Litigation


   . A civil class action was filed in November 1998 in the U.S. District Court for the Middle District of Florida alleging that, pursuant to a nationwide conspiracy, 17 brokers charged excessive mark-ups in connection with advance refunding transactions. In October 1999, the defendants moved to dismiss the complaint. The 17 defendants have entered into a court-approved settlement agreement.


Class Action Underwriting Fee Litigation

   . In March 1999, a civil class action was filed in the DC/SDNY against several broker-dealers alleging that such broker-dealers conspired to violate the federal antitrust laws by charging artificially high fees, or gross spreads, of 7% in connection with the underwriting of initial public offerings of securities ("IPOs") by United States companies, involving IPOs of $20-$80 million. The claims allege that the fees charged by the broker-dealers were fixed and maintained at "supercompetitive" and "artificially inflated levels," because the defendants jointly conspired and refused to compete on price in that IPO market. The plaintiffs seek treble damages and injunctive relief. Several additional lawsuits making the same allegations have been filed.


IPO Allocation Matters



   . In March 2001, a purported class action complaint was filed in the SDNY against seven underwriters of various IPOs, alleging that the defendants conspired to increase underwriters' compensation and the prices at which securities traded after the IPOs in violation of the federal antitrust laws. The complaint also alleges that the defendants required customers who wanted large allocations of IPO securities to pay undisclosed and excessive underwriters' compensation in the form of increased brokerage commissions, required customers to agree to buy shares of securities in the aftermarket at prices higher than the IPO price, and required that these purchases be made at escalating price levels designed to inflate the price of the securities in the secondary market. In 2001, several other purported class action complaints making similar claims and alleging violations of federal and/or state antitrust laws were filed against the defendants and numerous other underwriters in the SDNY. These complaints have been consolidated before one judge in the SDNY.



   . In addition, in 2001 numerous purported class actions were filed in the SDNY against certain issuers of IPO securities, certain officers of those issuers, and certain underwriters of those IPOs, purportedly on behalf of purchasers of stock in the IPOs or the aftermarket. Many of these complaints allege: (i) violation of Sections 11 and 12(a)(2) of the Securities Act; (ii) violation of Section 10(b) of the Securities Exchange Act of 1934 as amended; (iii) that continuous "buy" recommendations by the defendants' research analysts improperly increased or sustained the prices at which the securities traded in the aftermarket. These various class action complaints have been coordinated for pre-trial purposes before one judge in the SDNY (different from the judge handling the antitrust complaints) about whom a motion for recusal has been denied. A writ of mandamus before the U.S. Court of Appeals for the Second Circuit is pending.

The clearing brokers that were named as defendants in the foregoing actions are identified in the following table.


       Clearing Broker                                      Description
--------------------------------------------------------------------------------------------------------------
  Goldman, Sachs & Co.          . Goldman Sachs & Co. is a defendant in a class-action lawsuit, filed in
                                  September 2000 in the DC/SDNY, alleging that prospectuses issued in connection with debentures offered during 1997 to 1999 by Laidlaw, Inc.
                                  were false and misleading. Goldman Sachs & Co. was the lead manager in the offerings.
                                . Certain affiliates of The Goldman Sachs Group, Inc. were named as defendants in a class-action antitrust lawsuit, filed in October 1999 in the
                                  DC/SDNY, alleging a conspiracy to preclude the multiple listing of certain equity options on exchanges. Some of the defendants, including an affiliate of The Goldman Sachs Group, Inc., have entered into a settlement agreement that will require the affiliate to pay approximately
                                  $2.5 million.
                                . The Goldman Sachs Group, Inc. is a defendant in class-action lawsuits filed in the DC/SDNY and the U.S. District Court for the District of New
                                  Jersey, alleging a conspiracy to "tie" allocations in public offerings to higher commission rates and purchase orders in the aftermarket, and failure to disclose such arrangements in its prospectuses. Goldman Sachs is cooperating with governmental investigations of the allegations.
                                . Goldman was a defendant in the DOJ Market-Makers Antitrust
                                  Litigation.
                                . Goldman was a defendant in the Class Action Market-Makers Antitrust
                                  Litigation.
                                . Goldman was a defendant in the Municipal Bond Advance Refunding
                                  Investigation.
                                . Goldman is a defendant in the Municipal Bond Advance Refunding
                                  Litigation.
                                . Goldman was a defendant in the SEC Market Makers Investigation.
                                . Goldman is a defendant in the Class Action Underwriting Fee Litigation.
                                . Goldman is a defendant in the IPO Allocation matters.
--------------------------------------------------------------------------------------------------------------
  Lehman Brothers Inc.          . Lehman was a defendant in the DOJ Market-Makers Antitrust Litigation.
                                . Lehman was a defendant in the Class Action Market-Makers Antitrust
                                  Litigation.
                                . Lehman was a defendant in the SEC Market-Makers Investigation.
                                . Lehman was a defendant in the Municipal Bond Advance Refunding
                                  Investigation.
                                . Lehman is a defendant in the Municipal Bond Advance Refunding
                                  Litigation.
                                . Lehman is a defendant in the IPO Allocation Matters.
--------------------------------------------------------------------------------------------------------------
  Merrill Lynch Futures, Inc.   . On June 24, 1997, Merrill Lynch paid a civil penalty of $175,000 and agreed to a cease and desist order in connection with allegations by the
                                  CFTC relating to wash sales and record keeping requirement violations.
                                  Merrill Lynch neither admitted nor denied the allegations.
                                . Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS"), an
                                  affiliate of Merrill Lynch, is a defendant in the Class Action
                                  Underwriting Fee Litigation.

    Clearing Broker             Description
-------------------------------------------------------------------------------------------------------
                          . MLPFS was a defendant in the Municipal Bond Advance Refunding
                            Litigation.
                          . MLPFS is a defendant in the IPO Allocation Matters.
-------------------------------------------------------------------------------------------------------
  Morgan Stanley & Co.    . Morgan Stanley was a defendant in the Municipal Bond Advance
  Incorporated              Refunding Investigation.
                          . Morgan Stanley is a defendant in the Municipal Bond Advance
                            Refunding Litigation.
                          . On October 25, 1996, the Market Surveillance Committee of the NASD
                            filed a formal complaint against Morgan Stanley that alleged violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. In April 1998, the
                            Committee ruled that Morgan Stanley had engaged in manipulative and deceptive practices and had locked and crossed markets, but not that
                            Morgan Stanley had failed to supervise traders. Upon appeal, in January
                            2000 the National Adjudicatory Counsel upheld the Committee's decision, but reduced to $495,000 the fine imposed upon Morgan Stanley by the
                            Committee.
                          . Morgan Stanley was a defendant in the DOJ Market-Makers Antitrust
                            Litigation.
                          . Morgan Stanley was a defendant in the Class Action Market-Makers
                            Antitrust Litigation.
                          . Morgan Stanley was a defendant in the SEC Market-Makers
                            Investigation.
                          . Morgan Stanley is a defendant in the Class Action Underwriting Fee
                            Litigation.
                          . MLPFS is a defendant in the IPO Allocation Matters.
-------------------------------------------------------------------------------------------------------
  Prudential Securities   . In December 1996, Prudential entered into a settlement agreement with
  Incorporated              the Department of Labor ("DOL") in connection with DOL allegations that Prudential, while acting in a fiduciary capacity for the Metacor, Inc.
                            Profit Sharing and Retirement Savings Plan, knowingly facilitated transfers of funds from the plan to a Metacor corporate bank account in violation of the Employee Retirement Income Security Act of 1974 as
                            amended ("ERISA"). In accordance with the settlement agreement,
                            Prudential was assessed and paid a civil penalty in the amount of
                            $61,250. Prudential neither admitted nor denied the DOL's allegations.
                          . Prudential was a defendant in the Municipal Bond Advance Refunding
                            Investigation.
                          . Prudential is a defendant in the Municipal Bond Advance Refunding
                            Litigation.
                          . On May 20, 1997, the CFTC filed a complaint against Prudential, a former Prudential advisor, and two of his sales assistants that alleged that:
                           . the former advisor fraudulently allocated trades among his personal account and certain customer accounts,
                           . failure to supervise,

      Clearing Broker                                     Description
----------------------------------------------------------------------------------------------------------
                               . lack of adequate policies and procedures, and
                               . record keeping violations.
                               Prudential has denied the allegations.
                              . Prudential was a defendant in the DOJ Market-Makers Antitrust
                                Litigation.
                              . Prudential was a defendant in the Class Action Market-Makers Antitrust
                                Litigation.
                              . Prudential was a defendant in the SEC Market-Makers Investigation.
                              . Prudential is a defendant in the Class Action Underwriting Fee
                                Litigation.
                              . Prudential is a defendant in the IPO Allocation Matters.
                              . In December 1998, the SEC alleged that Prudential failed to supervise adequately one of its representatives in violation of the Securities Act, and in January 2001 imposed sanctions and filed a cease-and-desist order against Prudential. Without admitting or denying the findings, Prudential consented to a censure and the payment of a fine of $800,000.
----------------------------------------------------------------------------------------------------------
  Salomon Smith Barney Inc.   . In September 1992, Ameritech Corporation, its pension-plan trustee, and an officer filed a complaint against Salomon Brothers Inc and an affiliate in the U.S. District Court for the Northern District of Illinois, alleging that the defendants sold approximately $20.9 million of participations in a portfolio of motels in violation of ERISA, the Racketeer Influenced and
                                Corruption Act, and state law. Following dismissal by several courts, in
                                June 2000 the U.S. Supreme Court remanded one remaining ERISA claim back to the trial court. Both the Department of Labor and the
                                Internal Revenue Service are also reviewing the transactions.
                              . In December 1996, Orange County, California filed in the U.S.
                                Bankruptcy Court for the Central District of California a complaint against numerous brokerage firms, including Salomon Smith Barney, seeking unspecified monetary damages and alleging, among other things, that the defendants recommended and sold to the plaintiff unsuitable securities. In May 1999, the parties settled the matter.
                              . In March 1999, a complaint seeking in excess of $250 million was filed by a hedge fund and its investment advisor against Salomon Smith
                                Barney in the Supreme Court of the State of New York, County of New
                                York. The complaint included allegations that, while acting as prime broker for the hedge fund, Salomon Smith Barney breached its contracts with plaintiffs, misused their monies, and engaged in tortious (wrongful)
                                conduct, including breaching its fiduciary duties. Salomon Smith Barney asked the court to dismiss the complaint in full. In October 1999, the court dismissed the tort claims, including the breach of fiduciary duty claims. The court allowed the breach of contract and misuse of money claims to stand. Salomon Smith Barney continues to contest this lawsuit.
                              . Salomon Smith Barney was a defendant in the Municipal Bond Advance
                                Refunding Investigation.
                              . Salomon Smith Barney is a defendant in the Municipal Bond Advance
                                Refunding Litigation.

Clearing Broker                                  Description
---------------------------------------------------------------------------------------------
                . In June 1998, complaints were filed in the United States District Court for the Eastern District of Louisiana in two actions in which the City of
                  New Orleans sought a determination that Smith Barney Inc. and another underwriter were responsible for any damages that the City may incur in the event the IRS denies tax-exempt status to the City's General
                  Obligation Refunding Bonds Series 1991. The complaints were subsequently amended. Salomon Smith Barney has asked the court to dismiss the amended complaints. The Court denied the motion but stayed the case. Subsequently, the City withdrew its lawsuit.
                . Salomon Smith Barney was a defendant in the DOJ Market-Makers
                  Antitrust Litigation.
                . Salomon Smith Barney was a defendant in the Class Action Market-
                  Makers Antitrust Litigation.
                . Salomon Smith Barney was a defendant in the SEC Market-Makers
                  Investigation.
                . Salomon Smith Barney is a defendant in the Class Action Underwriting
                  Fee Litigation.
                . Salomon Smith Barney is a defendant in the IPO Allocation Matters.


Description of Foreign Exchange Agreement with BPL

   Bellwether Partners LLC ("BPL") is the Partnership's counterparty when it deals in currency spot and forward contracts. BPL is an affiliate of the General Partner and the Trading Advisor. BPL's offices are located at 1275 King Street, Greenwich, Connecticut 06831. Paul Tudor Jones, II is the Chairman and Chief Executive Officer of BPL. The other principal officers of BPL are generally the same as the principal officers of the General Partner. BPL does not charge the Partnership any commissions or other fees for its services.

   Under the Partnership's Foreign Exchange Agreement with BPL:

   . BPL purchases and sells spot and forward contracts for currencies and other commodity interests on behalf of the Partnership.

   . BPL takes physical delivery of some currencies at prices mutually agreed upon by BPL and the Partnership.

   . The Partnership enters into a corresponding transaction with BPL for every transaction that BPL enters into with a third party on behalf of the Partnership.

   BPL requires the Partnership to deposit and maintain collateral to engage in this type of trading. Normally, the Partnership deposits up to 10% of the Partnership's Net Assets as collateral. BPL has a security interest in this collateral and may use it for any business purpose. BPL pays interest monthly to the Partnership on any cash collateral at then-prevailing weekly 90-day United States Treasury bill auction rate. The Partnership is credited with any interest earned on interest-bearing collateral deposited with BPL.

   Certain employees of an affiliate of the Trading Advisor located in the United Kingdom are permitted to deal directly with BPL's counterparties to arrange spot and forward contract transactions between BPL and such counterparties, and between BPL and its customers.

   During the preceding five years, neither BPL nor any of its principals, in connection with BPL employment, has been subject to any administrative, civil, or criminal action, whether pending or concluded, which had or would be expected to have a material adverse effect on its business. See "The Trading Advisor--Material Actions."

   BPL does not currently own any Units, although it is permitted to do so. Any purchases made by it would be for investment purposes. Principals, employees, and affiliates of BPL have previously purchased Units, and it is expected that they will continue to do so.

                            THE COMMODITIES MARKETS

Futures Contracts

   Commodity futures contracts are standardized contracts that are traded on commodity exchanges. A futures contract calls for the future delivery of a specified quantity of a particular commodity at a specified time and place. The size and term of futures contracts on a particular commodity are identical and are not negotiated by the buyer and seller. Futures markets generally are more liquid than the forward contract and interbank markets, because futures contracts are standardized and largely interchangeable.

   Futures contracts are traded on various commodities, including agricultural and tropical commodities, industrial commodities, currencies, financial instruments, securities and commodities indices and metals.


   A futures contract may be satisfied either by taking (for a buyer) or making (for a seller) physical delivery of a particular commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated delivery date of the commodity. For example, if a trader sells a December 2003 gold contract, the trader can fulfil its obligation by buying a December 2003 gold contract on the same exchange at any time before delivery is required. The difference between the price at which the first gold contract was sold and the price paid for the offsetting purchase (after brokerage commissions) is the trader's profit or loss. However, certain futures contracts, such as a futures contract linked to a stock or other financial or economic index, are settled in cash (irrespective of whether any attempt is made to offset such contracts).


   In market terminology, a trader who purchases a futures contract is "long" in the market, and a trader who sells a futures contract is "short" in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as "open trades" or "open positions." The aggregate amount of open positions held by all traders in a particular contract is referred to as the "open interest" in such contract.

Spot and Forward Contracts

   Contracts for future delivery of certain commodities, such as currencies, may also be made off the established exchanges in the "spot market" for immediate delivery or in the "forward market" for future delivery. In spot and forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (i.e., the "spread" between the "bid" and the "asked" prices) and in some instances a "mark-up" in the prices it quotes for contracts.

   Unlike futures contracts, spot and forward contracts are not standardized contracts. Spot and forward contracts for a given commodity generally are available in any size (and, in the case of forward contracts, maturity) and are individually negotiated by the parties.

   Spot and forward contracts on currencies are traded primarily in the interbank market. The interbank market is an informal network of global participants, primarily major commercial banks, investment banks, brokers and dealers, institutional investors, and sophisticated individuals. Virtually all major currencies are traded in the interbank market.

   The interbank market is a 24-hour worldwide market. Trading is generally conducted by telephone, with orders confirmed later in writing. The interbank market is highly liquid, and the volume and size of trades of currencies are much greater than on commodity exchanges.

   Neither the interbank market nor participation therein is regulated by the United States Government or by any international agency. See "Principal Risk Factors--Trading of Spot and Forward Contracts."

Options

   An option on a futures contract or on a physical commodity (a "commodity option") gives the buyer of the option the right to take a position at a specified price (i.e., the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity. The purchase price of an option is referred to as its "premium."

   The seller (or "writer") of an option is obligated to take a futures position or physical commodity at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract or commodity at the strike price if the buyer exercises the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract or commodity at the strike price if the buyer exercises the option.

   A call option is said to be "in-the-money" if the strike price is below the current market price of the underlying futures contract or physical commodity, and "out-of-the-money" if the strike price is above the current market price. Similarly, a put option is said to be "in-the-money" if the strike price is above the current market price of the underlying futures contract or commodity, and "out-of-the-money" if the strike price is below the current market price.

   Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract or commodity.

Participants

   The two broad classes of persons who trade commodity interest contracts are "hedgers" and "speculators." Hedging is used to protect against losses that may occur because of price fluctuations. Hedging is usually done by commercial interests (including farmers) and financial institutions. In contrast, a speculator risks its capital with the hope of making profits from price fluctuations in commodity interest contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. All trades made by the Partnership are for speculative, rather than for hedging, purposes.

Exchanges

   Commodity exchanges are centralized facilities for trading futures contracts and options. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange, Inc., and the New York Mercantile Exchange.

   Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer or seller of a contract. The clearinghouse becomes, in effect, the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

   In contrast to United States exchanges, many foreign exchanges are "principals markets," where trades remain the liability of the individual traders involved, and the exchange (or its clearinghouse) does not become substituted for any party. Accordingly, the creditworthiness of a counterparty is an important consideration.

Speculative Position Limits

   "Speculative position limits" or "position limits" are the maximum net long or net short speculative position which any trader (other than a hedger, which the Partnership is not) may hold in certain futures or options contracts. These limits are established by the CFTC or the exchanges, primarily to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders.

Daily Price Fluctuation Limits

   Most United States commodity exchanges limit the amount of price fluctuation that is permissible during a single trading day for futures and option contracts. These limits are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount that the price of a futures or option contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular commodity interest contract, no trades may be made at a price beyond the limit.

Margin

   "Initial" or "original" margin is the minimum amount of funds that a trader needs to deposit with its futures commission merchant ("FCM") to enter into a futures contract or to maintain an open position in a contract. "Maintenance" margin is the amount (usually a smaller amount than initial margin) to which a trader's account may decline before he must deliver additional margin.

   Margin requirements are calculated daily by an FCM. When the market value of an open futures contract position declines to a point where the margin on deposit does not satisfy maintenance margin requirements, a "variation" margin call is made by the FCM. If the margin call is not met within the required time, the FCM may close out the trader's position.

                                 DISTRIBUTIONS

   The General Partner determines the frequency and amount of distributions, if any. Distributions are made pro rata based on the amount of each Partner's capital account.

                       THE LIMITED PARTNERSHIP AGREEMENT

   Following is a brief summary of the terms and provisions of the Limited Partnership Agreement of the Partnership. A copy of the Limited Partnership Agreement is attached as Exhibit A.

Nature of the Partnership

   The Partnership was formed on November 22, 1989 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

   The General Partner is liable for all of the Partnership's liabilities to the extent that the assets of the Partnership (including amounts contributed by Limited Partners or, in certain circumstances, paid out as distributions or redemptions to Limited Partners) are insufficient to discharge such obligations. A Limited Partner's liability is generally limited to his capital contribution and his share of the Partnership's profits.

   The General Partner may require any Limited Partner to withdraw all or any portion of his capital contribution and profits from the Partnership at any month-end on five business days' written notice.

Management of Partnership Affairs

   The Limited Partners do not participate in the management or operations of the Partnership. If a Limited Partner were to participate in the management of the Partnership, he might jeopardize his limited liability.

   The General Partner is solely responsible for the management of the Partnership. However, the General Partner may delegate complete trading authority, and has done so to the Trading Advisor.

   Other responsibilities of the General Partner include:

   .   determining whether the Partnership will make distributions,

   .   redeeming Units,

   .   preparing monthly and annual reports to Limited Partners,

   . preparing reports, filings, registrations, and other documents required by regulatory authorities,

   . depositing and maintaining the Partnership's assets in accounts at banks, brokers, and dealers,

   . borrowing money (in connection with depositing margin or utilizing lines of credit for trading purposes),

   .   directing the investment of the Partnership's assets, and

   .   entering into agreements on behalf of the Partnership.

Sharing of Profits and Losses

   Each Partner has a capital account. The initial balance of a capital account is equal to the amount that the Partner paid for his Units. At the close of business on the last day of each calendar month:

   .   the Partnership's Net Assets are determined,

   . each capital account is allocated its proportionate share of the change in Net Asset Value from the end of the prior month,

   . each capital account (except for a 401(k) account) is charged its proportionate share of accrued management fees and accrued incentive fees, if any, and

   .   each capital account is reduced for distributions or redemptions, if any.

   Each Limited Partner is required to include his pro rata share of the Partnership's profits or losses in his personal federal income tax return.

Restrictions on Transfers or Assignments

   For a description of the restrictions on the ability of a Limited Partner to transfer his Units, see "Transfers and Redemptions."

Termination of the Partnership

   The Partnership will liquidate upon the first to occur of the following:

   .   December 31, 2010,

   . agreement of the Limited Partners owning more than 50% of the outstanding Units to dissolve the Partnership,

   . withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner,

   .   a decline in the Net Asset Value of a Unit to less than $500,

   . a decline in the Partnership's aggregate Net Assets to less than $125,000,

   . a change in a law or regulation that would make it unlawful, unreasonable, or imprudent for the Partnership to continue in business,

   .   agreement of the Partners to terminate the Partnership,

   . the General Partner determines that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the Partnership, or the General Partner no longer desires to make the Partnership available to, or operate the Partnership for, the persons that are permitted to become Limited Partners, or

   .   the occurrence of any event requiring termination of the Partnership.

   The General Partner may not withdraw from the Partnership unless it gives the Limited Partners at least 90 days' prior written notice.

Amendments

   The Limited Partnership Agreement may be amended with the approval of the General Partner and Limited Partners owning more than 50% of the outstanding Units. However, for administrative convenience, the General Partner is authorized to amend the Limited Partnership Agreement without the consent of the Limited Partners in certain limited circumstances.

   Limited Partners owning more than 50% of the outstanding Units may take the following actions without the consent of the General Partner:

   .   amend the Limited Partnership Agreement,

   .   dissolve the Partnership,

   .   remove the General Partner,

   .   elect a new general partner,

   . terminate any contract with the General Partner or any of its affiliates, or

   .   approve the sale of all or substantially all of the Partnership's assets.

Books and Records

   The books and records of the Partnership are maintained at its principal office. A Limited Partner may inspect and copy the books and records during normal business hours, if he gives at least 24 hours' prior written notice to the General Partner. Upon request, copies of such books and records will be sent to any Limited Partner if he pays the costs of copying and delivering the documents.

                             PLAN OF DISTRIBUTION


   Units are offered and sold by the Partnership through CIS Securities, Inc. (the "Selling Agent") on a best efforts basis. The Selling Agent is an SEC-registered broker-dealer and an NASD member firm. The Selling Agent is not affiliated with the General Partner, the Trading Advisor, BPL, or any of their affiliates. The Selling Agent is an affiliate of Cargill Investor Services, Inc., a clearing broker for the Partnership and other investment funds that are sponsored and/or advised by the Trading Advisor and its affiliates. The Selling Agent is not obligated to purchase any Units, but it is required to use its best efforts to sell Units to investors.


   Units may be purchased and owned only by

   . employees of the General Partner or the Trading Advisor, or employees of any present or future affiliate or successor of the General Partner or the Trading Advisor,

   . the General Partner, the Trading Advisor, or any present or future affiliate or successor of the General Partner or the Trading Advisor, or

   .   the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan.

   Units and fractions of Units (to the fourth decimal place) are offered for sale on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) at a price equal to 100% of the Net Asset Value thereof as of the opening of business on that day. In addition, the General Partner has the discretion to offer Units at other times.

   The General Partner holds a subscriber's deposit for the purchase of Units in a non-interest bearing escrow account at United States Trust Company of New York until it either rejects or accepts the subscription.

   Pursuant to a Selling Agreement among the Partnership, the General Partner and Selling Agent, the General Partner (out of its own funds) will pay the Selling Agent $10,000 annually for its selling efforts; provided however that such compensation may not exceed 10% of the net proceeds of the offering of Units.

                            SUBSCRIPTION PROCEDURE

   The minimum subscription is $1,000. You may subscribe for fractions of Units (to the fourth decimal place), as well as whole Units. Subscriptions in excess of the minimum of $1,000 must be made in increments of $1,000.

   To subscribe for Units, you must complete, date, and sign a Subscription Agreement and other applicable documents (Exhibits B through E, as applicable), and must deliver these documents to the Selling Agent, along with payment for the Units.

   Payment may be made by either:


      (1) a check payable to "The Bank of New York, as Escrow Agent for Tudor Fund for Employees L.P.," or



      (2) a wire transfer of Federal Funds to the Partnership's escrow account designated as " The Bank of New York, New York, New York, ABA No. 021000018, Account No. GLA/111565, for Credit to Account No. 830633, Tudor Fund For Employees L.P., Reference: [Subscriber's Name]."


   A subscription may not be revoked. However, the General Partner may reject any subscription in whole or in part.

   Subscription payments must be received by the time shown in the following table. If a subscription payment is not received within the prescribed time period, the subscription will be held until the next quarterly subscription date.

                                        Days Prior to First Day
              Type of Payment           of a Calendar Quarter
              ---------------------------------------------------
              Checks drawn on New York
              City bank                 2 business days
              ---------------------------------------------------
              Checks drawn on
              out-of-town bank          5 business days
              ---------------------------------------------------
              Wire Transfer             1 business day

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

   Participants in the TIC 401(k) Plan should read this document carefully before investing any part of their account in Units. Participants should consider the discussion under the heading "Description of Charges to the Partnership" and should also consider:

    .  if the investment is prudent,

    .  the portfolio's diversification,

    .  the tax effects of the investment,

   .   the risks, conflicts of interest and charges related to the investment,

   .   that the number of benefit plan investors will not be significant, and

   . that neither the Partnership, the General Partner, the Trading Advisor, nor their affiliates will act as a fiduciary to benefit plan investors.

   Hereinafter, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 as amended ("ERISA") are referred to as "Plans."

   The Partnership, the General Partner, the Trading Advisor, and their affiliates do not represent that the Partnership is a suitable investment for a Plan.

   As discussed below, it is anticipated that the Partnership will not be deemed to hold "plan assets" of Plans that own Units. If this were the case, however, ERISA's prudence and other fiduciary standards would apply to, and might materially affect, the Partnership's operations. Furthermore, any transaction of the Partnership would be considered a transaction with each Plan investor, and the General Partner and others having discretion to manage the Partnership or its assets would become a fiduciary of each Plan. This would subject the General Partner and the others to the conflict of interest and other restrictions that apply to fiduciaries under ERISA and Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code"). Also, unless an administrative exemption were available, the Partnership would not be permitted to enter into transactions with parties in interest to a Plan investor.

   If the Partnership were deemed to hold plan assets of Plans that own Units and if the actions of the General Partner or another person with discretion to manage the Partnership or its assets were deemed to be a breach of fiduciary duty, then the fiduciaries of the Plans could be held liable--either directly or as co-fiduciaries--if, for example, the Plan fiduciaries knew of the breach or failed to comply with fiduciary standards of care when causing the Plans to invest in the Partnership. If the Partnership were deemed to hold plan assets, individual retirement account investors could lose their tax exempt status if the Partnership engaged in certain transactions with the accounts' beneficiaries.

   Depending on the percentage of Units held by "benefit plan investors" compared with those held by other investors, the underlying assets of the Partnership may be deemed to be assets of Plans that invest in the Partnership. The Department of Labor (the "DOL") defines "benefit plan investors" as:

   . employee benefit plans as defined in Section 3(3) of ERISA, including plans maintained both inside and outside the United States,

   .   plans described in Section 4975(e)(1) of the Code, and

   . entities whose assets include plan assets by reason of a plan's investment in the entity.

   Under a DOL regulation, when a Plan acquires an interest in an entity like the Partnership that is not publicly traded (such as the Units), the underlying assets of the Partnership will not be plan assets if Plan investors hold less than 25% of the Units.

   The General Partner intends to restrict investments in, and transfers of Units, so that investments by benefit plan investors are not significant and the assets of the Partnership will not be deemed plan assets under the DOL regulation. The General Partner will not permit subscriptions or transfers, and may require redemptions, if a subscription, transfer, or holding would cause 25% or more of the value of all Units outstanding to be held by benefit plan investors. For purposes of the 25% test, the value of equity interests held by the General Partner, the Trading Advisor, and their respective affiliates will not be counted.

   Pursuant to the Partnership Agreement, the General Partner may, upon five business days' written notice, require a Limited Partner to withdraw all or part of its investment in the Partnership for any reason whatsoever, such as because the value of Units held by benefit plan investors equals or exceeds 25% of the value of all the outstanding Units.

   Units may not be purchased with the assets of a Plan if the General Partner or any of its affiliates:

   .   has investment power over the Plan,

   . is authorized to give or regularly gives investment advice regarding the Plan's assets for a fee and with an understanding that the advice will serve as a primary basis for investment decisions over the Plan assets and that the advice will be based on the particular needs of the Plan, or

   .   is an employer participating in the Plan.

   However, under the Limited Partnership Agreement, the General Partner has determined that, unless it decides otherwise, the TIC 401(k) Plan (and no other Plans) will be allowed to invest in Units.

Tax Considerations

   See "Federal Income Tax Aspects--Unrelated Business Taxable Income."

   By accepting subscriptions from Plans, the General Partner and the Partnership are not representing that the investment meets the legal requirements regarding investments by plans generally, or by any specific Plan, or that this investment is appropriate for plans generally or any particular Plan.

                           TRANSFERS AND REDEMPTIONS

Transfers

   Units may only be transferred (or assigned, or pledged, or encumbered) to:

   . an employee of the General Partner or the Trading Advisor, or an employee of any present or future affiliate or successor of the General Partner or the Trading Advisor,

   . the General Partner, the Trading Advisor, or any present or future affiliate or successor of the General Partner or the Trading Advisor, or

   . any other person or entity approved by the General Partner, which currently is only the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan.

   To transfer your Units, a transferring Limited Partner must:

   . send a signed written notice to the General Partner at 1275 King Street, Greenwich, CT 06831 at least 30 days prior to the proposed transfer,

   . include in the notice the name, address, and social security number of the proposed transferee, the numbers of Units that are to be transferred, and a certification that the transferee is a person that is permitted to own the Units, and

   . provide a guarantee of his signature from a commercial bank, a trust company, or a member of a United States registered national securities exchange or the NASD (other than a sole proprietor).

   The General Partner is not required to recognize a transferee as a substitute Limited Partner for the transferring partner.

Redemptions

   A Limited Partner may redeem all or part of his Units as of the last day of any calendar quarter--March 31, June 30, September 30, and December 31--at the Net Asset Value thereof on that date.

   Redemptions may be made only in $1,000 increments or in whole Units. Fractions of Units may only be redeemed if a Limited Partner is redeeming his entire interest. Also, a partial redemption is not permitted if it would reduce the Limited Partner's interest to less than $1,000, the minimum investment allowed in the Partnership. However, any of the these restrictions may be waived by the General Partner.

   A "Request for Redemption" form (Annex A to the Partnership Agreement) must be received by the General Partner at least five business days prior to the end of the quarter in which redemption is to be effective. Additional forms may be obtained from the General Partner by written or telephone request.

   A Limited Partner receives, for each full or partial Unit redeemed, an amount equal to the Net Asset Value of his Units as of the redemption date, less any amount which is owed by him to the General Partner or the Partnership. There is no redemption fee.

   The General Partner attempts to pay redemptions within 20 business days of a redemption and will liquidate positions in commodity interest contracts, if necessary, to make such payments. However, payments may be delayed if the Partnership is unable to liquidate positions or if there is a default or delay in receiving payment from a bank or a broker or dealer.

   The General Partner may require a Limited Partner to redeem all or some of its capital account. The General Partner must mail notice of a mandatory redemption at least five business days prior to month-end. Mandatory redemptions generally will be required when a Limited Partner ceases to be an employee of the General Partner, the Trading Advisor, or an affiliate. Also, mandatory redemptions might be required in order to reduce assets under the management of the General Partner or as a means of distributing trading profits.


                          MONEY LAUNDERING PREVENTION



   "The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (the "Patriot Act"), effective as of October 26, 2001, requires certain financial institutions (including the Partnership, the General Partner, the Trading Advisor and the Selling Agent) to establish and maintain anti-money laundering programs. On April 23, 2002, the Treasury Department published regulations pursuant to the Patriot Act that exempted commodity pool operators from the anti-money laundering requirements setout thereunder for a period of no longer than six months. In the future, the rules and regulations that support the Patriot Act may require the Partnership to verify both the identity of any person submitting a completed Subscription Agreement as well as the source of such person's investment. It is also possible that, in connection with the establishment of anti-money laundering procedures, legislation or regulation could be promulgated that will require the General Partner, the Trading Advisor, the Partnership, the Selling Agent, or other service providers to the Partnership to share information with governmental authorities with respect to investors in the Units.




        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners


   As of April 1, 2002, the only persons who owned more than 5% of the outstanding interests in the Partnership were:



Name(1)                                         Address                          No. Units Percent
-------                                         -------                          --------- -------
Tudor Investment Corporation 401(k) Savings and
  Profit-Sharing Plan.......................... 1275 King Street                  791.936   19.6%
                                                Greenwich, Connecticut 06831

James P. Pulaski............................... c/o Tudor Investment Corporation  231.326    5.7%
                                                1275 King Street
                                                Greenwich, Connecticut 06831

Robert P. Forlenza............................. c/o Tudor Investment Corporation  229.498    5.7%
                                                50 Rowes Wharf
                                                Boston, Massachusetts 02110


--------
(1) The persons named in this table have sole voting and investment power with respect to all interests in the Partnership shown as beneficially owned by them, subject to community property or similar laws where applicable.

Security Ownership of Management


   As of April 1, 2002, the General Partner and the executive officers of the General Partner collectively owned 11.1% of the outstanding interests in the Partnership.



   As of April 1, 2002, in addition to the persons identified in the table above, Mark F. Dalton and Andrew S. Paul, each of whom is a principal of both the General Partner and the Trading Advisor, owned 118.816 and 133.696 Units (2.9% and 3.3%), respectively.


                          FEDERAL INCOME TAX ASPECTS

   The following is a brief summary of some of the material United States federal income tax ("federal income tax") considerations relating to an investment in the Partnership, based upon the Internal Revenue Code of 1986 as amended (the "Code"), rulings thereon, United States Treasury regulations promulgated or proposed thereunder, and existing interpretations thereof, any of which could be changed at any time, and any such change in which could be retroactive. The summary in general relates only to the federal income tax implications of owning an interest in the Partnership by individuals who are citizens or residents of the United States. Except as indicated below, the summary does not address the tax implications of owning an interest in the Partnership by corporations, partnerships, trusts and other non-individuals. The summary is not a full exposition of the complex tax rules involved and, among other things, makes no attempt to review state, local, and foreign taxes. Moreover, the summary is not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons. EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF AS TO THE INCOME TAX AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION BY OBTAINING ADVICE FROM HIS OWN TAX COUNSEL BEFORE PURCHASING ANY UNITS.

Partnership Status

   The Partnership has been advised by its legal counsel, Shearman & Sterling, that, under current federal income tax law, the Partnership will be taxed as a partnership and not as a corporation for federal income tax purposes unless (i) the Partnership is required to be characterized as an association under Code
Section 7704 (relating to publicly traded partnerships) as discussed below, or
(ii) the General Partner elects to have the Partnership treated as an association taxable as a corporation. The General Partner has not made, and does not intend to make, such an election.

   Section 7704 of the Code provides that certain "publicly traded partnerships" are treated as corporations for federal income tax purposes. A publicly traded partnership will not be treated as a corporation if 90% or more of the gross income of the partnership consists of certain types of income, including interest, income and gains from stocks, debt securities, and, in the case of a partnership a principal activity of which is the buying and selling of such assets, commodities not held as inventory, or futures, forwards, and options with respect to such items. A principal activity of the Partnership consists of buying and selling debt securities and commodities not held as inventory and futures, options or forward contracts with respect to such items. The General Partner expects that more than 90% of the Partnership's gross income will be derived from these sources. Accordingly, the Partnership will not be treated as a corporation even if it is a publicly traded partnership within the meaning of Code Section 7704.

Taxation of Partners on Profits and Losses of the Partnership

   The Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner, in computing his federal income tax liability for a taxable year, will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. Thus, a Partner's tax liability may exceed the cash distributed to him in a particular year. The characterization of an item of income or loss (e.g., as capital gain or ordinary income) will usually be determined at the Partnership level.

Offering Expenses

   Neither the Partnership nor any Partner is entitled to any deduction for offering expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units).

Allocation of Partnership Profits and Losses

   For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction and credit will be determined by the Limited Partnership Agreement, unless an allocation under the Limited Partnership Agreement does not have "substantial economic effect," in which case the allocations will be determined in accordance with the Partners' interests in the Partnership. The allocations provided by the Limited Partnership Agreement are described under "The Limited Partnership Agreement." In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses (other than in respect of the special allocation of Trading Profits to the General Partner) are generally allocated among all Partners based on their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

   These allocation provisions are designed to reconcile tax allocations with economic allocations. However, no assurance can be given that the Internal Revenue Service (the "IRS") will not challenge such allocations. Although the allocations may be consistent with Treasury regulations governing a "securities partnership," the Partnership may not technically qualify as a securities partnership. Moreover, the application of such regulations to the Partnership's tax allocations in respect of investors that withdraw capital during a taxable year is unclear.

   If the allocations provided by the Limited Partnership Agreement are not respected by the IRS for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

Cash Distributions and Redemptions

   Because of the special allocation of Partnership gain or loss upon a withdrawal of capital pursuant to a redemption of Units, the amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partner. However, if cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. For these purposes, any decrease in a Limited Partner's share of nonrecourse debt of the

Partnership will be treated as if cash in a like amount were distributed to such Partner. Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss. However, to the extent that a portion of a distribution of cash is considered as received in exchange for a Limited Partner's share of the Partnership's "Code Section 751 assets" (e.g., "unrealized receivables," including certain market discount), Section 751 might operate to transform non-taxable distributions into taxable distributions and/or to convert capital gain into ordinary income. An individual Limited Partner generally will be subject to tax on net capital gains (which is defined as the excess of net long-term capital gains over net short-term capital losses), including net capital gain realized on the redemption of Units, at a maximum rate of 20% for Units held for more than one year and at a maximum marginal rate of 38.6% in 2002 and 2003 (which is scheduled to be phased down to 25% by 2006) for Units held for one year or less. In addition, special rules (and generally lower maximum rates) apply for individuals whose taxable income is below certain levels. The special allocation of Partnership gain or loss pursuant to a redemption of Units, which gain or loss retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by replacing some amount of capital gain recognized upon receipt of redemption proceeds, which would be subject to the maximum tax rates discussed above, with allocations of short-term capital gain or ordinary income). See "Transfers and Redemptions" and "Tax on Capital Gains and Losses" below.


Gain or Loss on Trading Activity

   A taxpayer may be classified as (i) an investor, (ii) a trader or (iii) a dealer, based, in part, upon the level of activity associated with its securities and commodities trading. A trader and an investor are persons that buy and sell securities or commodity contracts for their own accounts, although the former category generally involves a higher threshold of activity with respect to such transactions. A dealer is a person that purchases securities for resale to customers rather than for investment or speculation. The Partnership intends to act as a trader, and not as an investor or a dealer, with respect to its trading activities.


   Except with regard to certain foreign currency contracts, as discussed below, certain periodic income from notional principal contracts (such as swap contracts) and certain "conversion transactions" where substantially all of the expected return on the Partnership's commodity interest contract positions is attributable to the time value of the Partnership's net investment in such positions, the profit and loss generated by the Partnership from its trading activities generally is capital gain and loss, which in turn may be either short-term, long-term, or a combination of both. For individuals, long-term capital gain is generally taxed at a maximum rate of 20% while ordinary income and short-term capital gains are taxed at a maximum marginal rate of 38.6% in 2002 and 2003 (which is scheduled to be phased down to 35% by 2006). Gain or loss with respect to a "Section 1256 contract" (discussed below) is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss unless subject to Section 988 of the Code, as described below. Accordingly, an individual's gains from a Section 1256 contract generally will be taxed at a maximum rate of 27.4% in 2002 and 2003 (which is scheduled to be phased down to 26% by 2006). Gain or loss with respect to a "Section 988 transaction" generally is treated as ordinary income or loss. Gain or loss with respect to capital assets that are not Section 1256 contracts or Section 988 transactions (discussed below), such as stock, debt securities, non-currency forward contracts and swap agreements, generally will be long-term only if such property has been held for more than one year, and such gain generally will be subject to the maximum tax rates discussed above.


   If the Partnership acquires debt instruments issued at a discount and such obligations have original maturities of more than one year, the Partnership will be required to treat a portion of the original issue discount as ordinary income in the years accrued, whether or not actual interest payments are received in such years. Accordingly, during a taxable year in which little or no profit is generated from trading activities, a Limited Partner still may have interest income. In addition, any gain recognized by the Partnership on the disposition of an obligation acquired for less than its adjusted issue price will be treated as ordinary income, rather than as capital gain, to the extent of accrued market discount, unless an election is made to include the market discount in income in the year in which it accrues. Interest expense incurred by the Partnership to purchase or carry market discount obligations generally cannot be deducted to the extent that the amount thereof exceeds the interest that is currently includible in the Partnership's income; disallowed interest expense will be deductible in the year of the obligation's disposition.

   Some of the commodity interest contracts entered into pursuant to the Partnership's trading activities are "Section 1256 contracts." A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "non-equity option," a "dealer equity option," and a "dealer securities futures contract." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury (a "qualified board or exchange") and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "non-equity option" is an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index, or (ii) the option provides for cash settlement and is based on a stock index that the SEC has determined to be "broad based." A "dealer equity option" is, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of its activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year.


   A "securities futures contract" is not treated as a Section 1256 contract, except, as discussed below, in the case of a "dealer securities futures contract." A securities futures contract is any "security future" as defined in
Section 3(a)(55)(A) of the Securities Exchange Act of 1934 as amended, which generally provides that a security future is a contract of sale for future delivery of a single security or a narrow-based security index. Code Section 1234B provides that any gain or loss from the sale or exchange of a securities futures contract (except for a dealer securities futures contract) is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. Thus, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the security futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of such a contract) will be treated as short-term capital gain or loss. However, the general rules described above that apply to a securities futures contract do not apply to a dealer securities futures contract, which instead is treated as a Section 1256 contract. A "dealer securities futures contract" is a "securities futures contract," or an option to enter into such a contract, that (i) is entered into by a dealer (or, in the case of an option, is purchased or granted by such dealer) in the normal course of its trade or business activity of dealing in such contracts, and (ii) is traded on a qualified board of trade or exchange.


   Currency gain or loss from Section 988 transactions, which include transactions in foreign currencies, debt securities denominated in a foreign currency, and certain other financial instruments (other than regulated futures contracts and nonequity options marked to market under Section 1256 of the
Code), generally is treated as ordinary income or loss under Section 988 of the Code. However, gain or loss on foreign currency futures contracts or options or foreign currency forward contracts will be capital gain or loss if (i) the contract is a capital asset in the hands of the Partnership and is not part of a straddle transaction, (ii) the Partnership makes an election under Code Section 988(a)(1)(B) to treat the gain or loss attributable to such contract as capital gain or loss, and (iii) the Partnership properly identifies the contract by the close of the day the transaction is entered into. In addition, if the election is made with respect to a Section 1256 contract, Section 1256 of the Code (and not Section 988) will govern the character of any gain or loss recognized on such contract. The Partnership made an election under Section 988(a)(1)(B) of the Code effective January 1, 1996.

   Special rules apply to certain Section 988 transactions if an eligible partnership elects to be treated as a qualified fund. The Partnership has not made, and does not intend to make, a qualified fund election.

   Subject to certain limitations, a Limited Partner may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net
Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses.

   The Partnership may engage in "spread" and "straddle" trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions or offsetting positions to the successor positions. Thus, spreads or straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except as otherwise provided in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.


   Pursuant to current temporary Treasury regulations, the holding period of any positions included in a straddle does not begin until the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital gain or loss if such offsetting positions were disposed of on the day the loss position was acquired.


   The rules discussed above do not apply to "identified straddles" involving a non-Section 1256 position. An "identified straddle," for these purposes, is one which was clearly identified as such on the Partnership's records on the day on which the straddle was acquired, which is not part of a larger straddle and in which all of the original positions were acquired on the same day and were either disposed of on the same day during the taxable year or remained intact as of the close of the taxable year. Any loss incurred by the Partnership with respect to an "identified straddle" involving non-Section 1256 positions is treated as sustained not earlier than the day on which the Partnership disposed of all positions comprising the identified straddle. Such loss is not deferred even though the Partnership continues to hold other positions that offset the loss portion of the identified straddle.

   Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the Treasury regulations. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the Partnership elects to pursue. The Partnership may elect to treat Section 1256 positions as non-

Section 1256 positions, and the straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions.

   Alternatively, the Partnership may place the positions in a "mixed straddle account" which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain and not more than 40% of net capital loss may be short-term capital loss. If the Partnership does not make any of the aforementioned three elections (and to date, it has not), any net loss attributable to either the Section 1256 or the non-Section 1256 positions generally will be treated as 60% long-term and 40% short-term capital loss, while any net gain would be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

   The "wash sale" rules will prevent the recognition of a loss from the sale of a security by the Partnership where a substantially identical security is, or has been, acquired by the Partnership within a prescribed time period. Losses deferred under the wash sale rules may be substantial in amount and may be deferred for a significant period of time.


   Under Section 1258 of the Code, gain recognized by the Partnership on a "conversion transaction" will be treated as ordinary income, rather than as capital gain, in an amount not to exceed a hypothetical yield on the Partnership's equity investment in the transaction equal to 120% of the "applicable federal rate" (which varies depending on prevailing interest rates and the term of the relevant security). Conversion transactions include straddles, transactions involving a purchase of property where, substantially simultaneously with the purchase, a contract to sell the property for a pre-determined price is entered into, and other transactions to be specified in future United States Treasury regulations, but only if substantially all of the expected return from a transaction is attributable to the time value of the Partnership's net investment in the transaction. It is unclear which of the Partnership's transactions, if any, will be treated as conversion transactions.


   Under Section 1259 of the Code, if the Partnership enters into short sales or futures, forwards, or offsetting notional principal contracts with respect to appreciated stock or certain debt obligations that it holds, the Partnership will be taxed as if the appreciated property were sold at its fair market value on the date the Partnership entered into such short sale or contract. Section 1259 similarly may apply if the Partnership has entered into a short sale, option, futures or forward contract or other position with respect to property, that position has appreciated in value, and the Partnership acquires that same or substantially identical property. In such event, the Partnership will be taxed as if the appreciated position were sold at its fair market value on the date of such acquisition. Transactions that are identified hedging or straddle transactions under other provisions of the Code can be subject to the constructive sale provisions.

   Traders of securities or commodities are permitted to elect to mark-to-market their positions in such securities or commodities, except with respect to any securities or commodities to the extent that it is established to the satisfaction of the Treasury Department that such securities or commodities have no connection to the business activities of the trader and the trader specifically identifies the securities or commodities as being held for investment. If a trader elects to use the mark-to-market method, the trader is required to recognize gain or loss on any security or commodity held in connection with its business at the close of its tax year, gain or loss is determined as if the security or commodity were sold at its fair market value on the last business day of the tax year, and gain or loss is taken into account by the trader for that tax year. The General Partner has not made, and does not intend to make, the election.

Taxation of Limited Partners

Limitations on Deductibility of Partnership Losses

   The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is generally limited to the tax basis of the Limited Partner's Units (or, in the case of certain Limited Partners, including individuals and certain closely-held C corporations, the amounts for which the Limited Partner is "at risk" if a lesser amount) as of the end of the Partnership's taxable year in which such loss occurred.

   Generally, a Limited Partner's initial tax basis will be the amount paid for his Units plus his share of the nonrecourse debt of the Partnership. A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses, and deductions and any decrease in that Partner's share of nonrecourse debt of the Partnership, and increased by any subsequent contributions and his share of Partnership income, including gains, and any increase in that Partner's share of nonrecourse debt of the Partnership.

   The amount for which a Limited Partner is "at-risk" with respect to his interest in the Partnership is generally equal to such Limited Partner's tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership; and
(iii) any amounts borrowed for which such Limited Partner is protected against loss through guarantees or similar arrangements. A Limited Partner is not at risk for his share of the Partnership's nonrecourse debt.

Passive Loss Rules

   In the case of individuals and certain closely-held C corporations, the Code restricts the deductibility of loss from a "passive activity" against certain income which is not derived from a passive activity. Temporary Treasury regulations provide that the trading of personal property of a type that is actively traded, such as certain securities and commodity futures contracts, will not be treated as a passive activity for purposes of the passive loss rules. Accordingly, for such individuals or closely-held C corporations, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership's trading of such property will generally not be treated as passive income or loss, and Partnership gains attributable to such property and allocable to such Limited Partners will not be available to offset passive losses from sources outside the Partnership. However, income or loss attributable to property that is not actively traded may constitute passive activity income or loss. In this regard, certain of the assets which the Partnership intends to trade may not be "actively traded" for these purposes. Final Treasury regulations may modify temporary regulations, and such regulations may be retroactive in effect.

Limited Deduction of Certain Expenses


   Certain miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the adjusted gross income of an individual, trust or estate. The Code currently imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of certain threshold amounts, or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating the taxpayer's alternative minimum tax liability. Based upon the activities of the Partnership, the Partnership takes the position that its trading activity constitutes a trade or business for federal income tax purposes and intends to treat expenses incurred by the Partnership as not being subject to the 2% "floor" and 3% "phase-out" except to the extent that the IRS promulgates regulations that so provide. However, there can be no assurance that the IRS may not treat such expenses (including the fee paid to the Trading Advisor) as investment expenses which are subject to these limitations.

Tax on Capital Gains and Losses


   For individuals, estates, and trusts, the maximum ordinary income tax rate is 38.6% (which is scheduled to be phased down to 35% by 2006). Capital gain generally will be subject to a maximum tax rate of 20% (rather than the higher rate described in the previous sentence) if the capital assets disposed of were held more than one year. Corporate taxpayers are subject to a maximum marginal tax rate of 35% on all income.


   The excess of capital losses over capital gains is deductible by an individual against ordinary income subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

Limitation on Deductibility of Interest on Investment Indebtedness

   Interest (including short sale expenses) paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A non-corporate Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units is treated as investment income for this purpose, except that a Limited Partner's distributive share of net capital gain from the Partnership and such Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the applicable maximum tax rate on such net capital gain. Interest expense incurred by a non-corporate Limited Partner to acquire his Units, as well as a non-corporate Limited Partner's allocable share of interest expense incurred by the Partnership, generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

Taxation of Foreign Limited Partners


   A Limited Partner that is a non-resident alien individual, foreign corporation, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on its share of the Partnership's United States source capital gains from commodity or securities trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States, e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and the Foreign Limited Partner is not (and has not been) engaged in a trade or business within the United States during the taxable year with which income, gain, or loss from the Partnership is treated as effectively connected ("a U.S. Business"). If the Partnership were engaged in a U.S. Business, each Foreign Limited Partner would be considered to be so engaged. However, because the Partnership should not be considered to be engaged in a U.S. Business, as explained below, an investment in the Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a U.S. Business.



   The Code contains a statutory "safe harbor" that provides that trading in stocks, securities, and certain commodities by a taxpayer for his own account (whether by the taxpayer, his employees, or his agents) will not be considered to be a U.S. Business, provided that the taxpayer is not a "dealer" in such stocks, securities, or commodities. All activities of the Partnership, as described herein, are intended to constitute, or to be incidental to, the trading in stocks, securities or commodities interests for the Partnership's own account, whether by the Partnership itself, its employees, or through agents. There is little guidance on whether certain types of transactions, such as certain swap transactions, are properly classified as transactions in stock, securities, or commodities, but the Partnership believes that such transactions should be so classified. Under proposed Treasury regulations, the safe harbor would include trading in "derivatives" and hedging transactions by an "eligible nondealer" (as such terms are defined in the proposed regulations). The term "derivatives" generally would include interest rate, currency, equity, or commodity notional principal contracts (i.e., swaps) and evidences of an interest in or derivative financial contracts in any commodity, currency, share of stock, partnership, debt obligation, or swap (as each is defined in the proposed regulations). An "eligible nondealer" is a person that is not a resident of the United States, that is not a dealer in stocks, securities, or commodities under applicable Treasury regulations, and that does not regularly offer to enter into, assume, offset, assign, or otherwise terminate positions in derivatives with customers in the ordinary course of a trade or business, including holding itself out, in the ordinary course of its trade or business, as being willing and able to enter into either side of a derivative transaction. All commodity interests traded by the Partnership are intended to be of a kind customarily dealt in on organized commodity exchanges, and such commodity interest transactions are intended to be of a kind customarily consummated on such exchanges. It is the intention of the Partnership that it is not a dealer in stock, securities, or commodity interests, and the Partnership intends to be an eligible nondealer within the meaning of the proposed regulations. Since it is intended that the Partnership satisfy the safe harbor, owning Units in the Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a U.S. Business.


   If the Partnership were a dealer in stocks, securities or commodities or otherwise were engaged in a U.S. Business, and if income, gain or loss from the Partnership were treated as effectively connected therewith, Foreign Limited Partners would generally be subject to net United States income tax on their allocable share of the Partnership's effectively connected income. Moreover, the Partnership generally would be required to withhold tax on income allocable to such Foreign Limited Partners and remit to the IRS an amount equal to 38.6% (35% in the case of corporations) of the amount of such effectively connected taxable income allocable to such Foreign Limited Partners. Any amounts remitted would constitute a refundable credit against the Foreign Limited Partners' federal income tax liability, which could be claimed on the Foreign Limited Partner's federal income tax return. Foreign Limited Partners that are corporations and derive effectively connected income from the Partnership would also be required to pay a branch profits tax at a 30% rate, unless reduced or eliminated by an applicable tax treaty.


   A Foreign Limited Partner also can be subject to a 30% federal withholding tax imposed on certain types of United States source income (e.g., certain interest or dividends). The Partnership generally intends to invest in United States source interest-producing debt instruments only if they are exempt from United States federal withholding tax (e.g., registered straight debt obligations or certain original issue discount obligations with an original maturity of 183 days or less). United States source dividends derived by a Foreign Limited Partner are (and certain other United States source income may be) subject to federal withholding tax at a rate of 30% (or applicable lower treaty rate). If amounts are subject to withholding, the tax must be withheld by the person having control over the payment of such income. The Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. Withholding generally is not required in respect of registered interest-bearing obligations. If the Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to, or redemption of Units by, the Foreign Limited Partner.

   The estate of a deceased Foreign Limited Partner may be liable for United States estate tax, and may be required to obtain an estate tax release from the IRS in order to transfer the Units of such Foreign Limited Partner.

   Foreign persons should consult their own tax advisers before deciding whether to invest in the Partnership.

Tax Elections

   The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership to a Partner (Section 734) and transfers of Units (Section 743), provided that a Partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner may not make such an election.

Tax Returns and Information

   The Partnership will file its information returns using the accrual method accounting.

Partnership's Tax Accounting

   The Partnership has the calendar year as its taxable year.

Alternative Minimum Tax


   An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be imposed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (computed with certain special modifications) for the year; provided, however, that the alternative minimum tax on capital gains will not exceed the maximum rate applicable to such capital gains. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns, estate, and trusts). Corporations are also subject to an alternative minimum tax.


Tax Audits

   The income tax returns of the Partnership may be audited, and such an audit could lead to an audit of the Limited Partners. Such audits could result in the determination of tax deficiencies unrelated to the Partnership. Audit changes made to the Partnership's returns would result in corresponding changes to its Limited Partners' returns. Such Partnership-level changes, under the tax law rules providing for administrative and judicial proceedings at the partnership level, may be binding on Limited Partners under certain circumstances. In general, the General Partner, as the Tax Matters Partner, may enter into a settlement agreement with the IRS on behalf of, and binding upon, a Limited Partner owning less than a 1% profits interest in the Partnership. However, prior to settlement, such a Limited Partner may file a statement with the IRS stating that the Tax Matters Partner does not have the authority to settle on behalf of such Limited Partner.

   The General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the IRS for a Partnership item more than three years after it has been filed.

   Unrelated Business Taxable Income

   Based on its present trading strategy, it is not anticipated that the Partnership will own significant amounts of debt-financed property. As a result, the Partnership does not expect to generate significant amounts of unrelated business taxable income ("UBTI") under Section 511 of the Code to Plans. However, the Partnership's trading strategy is subject to change and, consequently, no assurance can be given that the Partnership will not generate UBTI to Plans in future taxable periods. Potential Limited Partners that are tax-exempt entities or that include tax-exempt entities among their investors should consult a professional tax adviser regarding such matters.

                               -----------------

   All of the foregoing statements are based upon the existing provisions of the Code, the rulings thereon, the regulations promulgated thereunder, and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative, or judicial changes will not occur which will modify such statements.

   The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of an investment in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax returns will not be audited by the IRS or that no adjustments to the returns will be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of Units in the Partnership are urged to consult their own tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for Units.

                      STATE AND LOCAL INCOME TAX ASPECTS

   In addition to the United States federal income tax consequences described under "Federal Income Tax Aspects," the Partnership and the Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining such Partner's reportable income for state or local tax purposes.

   State and local taxation of gains and losses from the Partnership may not reflect recent changes made to federal income tax law, and hence may be inconsistent with the federal income tax treatment of such gains and losses. Furthermore, state and local taxation of gains and losses from Section 1256 contracts may be inconsistent with the treatment of such gains and losses for federal income tax purposes. Accordingly, prospective investors should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership (particularly Connecticut and New York State and New York City taxes because certain of the activities of the Partnership may be viewed as taking place in Connecticut and New York).

Connecticut

   The Partnership has been advised by its special Connecticut tax counsel that, as a partnership for federal income tax purposes, the Partnership will not be liable for any tax on or measured by net income imposed by the State of Connecticut. Natural person Limited Partners who are nonresidents of Connecticut will not be subject to Connecticut personal income tax on their share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such natural person Limited Partner is a dealer. In the event the Partnership purchases and sells tangible property, such as commodities, natural person Limited Partners may be subject to Connecticut personal income tax on their share of the Partnership income derived from such tangible property. Natural person Limited Partners who are residents of Connecticut will be subject to Connecticut personal income tax on their share of Partnership income. Corporate Limited Partners not otherwise subject to Connecticut corporation business tax will not be subject to such tax solely by virtue of their investment in the Partnership, provided that the Partnership qualifies as an "investment partnership" under Connecticut General Statutes Section 12-213(26). An investment partnership is defined generally as a limited partnership that meets the gross income requirements of Section 851(b)(2) of the Code, except that income and gains from commodities that are not described in Section 1221 of the Code or from futures, forwards, or options with respect to such commodities are included in income which qualifies to meet such gross income requirements. The General Partner expects that the Partnership will meet such requirements. Even if the Partnership were not to qualify as an investment partnership, a corporate Limited Partner not otherwise subject to Connecticut corporation business tax will not be subject to such tax on its share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such corporate Limited Partner is a dealer. In that case, however, the corporate Limited Partner may be subject to Connecticut corporation business tax on its share of the capital base of the Partnership apportioned to Connecticut. In the event the Partnership purchases and sells tangible property, such as commodities, a corporate Limited Partner not otherwise subject to Connecticut corporation business tax may be subject to Connecticut corporate business tax on its share of the Partnership income derived from such tangible property. Corporate Limited Partners otherwise subject to Connecticut corporation business tax will be taxed on their share of

Partnership income and will include their share of the Partnership's apportionment factors in computing their own apportionment fractions. Corporate Limited Partners that are exempt from United States federal corporate income tax will not be subject to Connecticut corporation business tax solely by virtue of their investment in the Partnership. Connecticut imposes the Connecticut Unrelated Business Income of Nonprofit Corporations Tax ("CUBINT") on the UBTI of corporations and trusts that are exempt from United States federal income tax, and an exempt corporate or trust Limited Partner that realizes UBTI from the Partnership for federal income tax purposes will be subject to CUBINT on the income it receives from the Partnership. See "Purchases By Employee Benefit Plans--ERISA Considerations." Unincorporated business entities, such as partnerships or proprietorships, will be treated as pass-through entities, and the owners of such businesses will be taxed with respect to an investment in the Partnership as described above in their capacity as owners.

New York

   The Partnership has been advised by its New York legal counsel that the Partnership will not be liable for New York City unincorporated business tax. Limited Partners who are non-residents of New York State will not be liable for New York State personal income tax on their income from the Partnership, except that such a Limited Partner may be liable for such tax to the extent of such Partner's allocable share of income attributable to Partnership transactions involving tangible personal property located in New York State. Likewise, Limited Partners who are nonresidents of New York City should not be liable for New York City earnings tax on their income from the Partnership. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income from the Partnership. Because the Partnership conducts its business, in part, in the State and City of New York, corporate Limited Partners generally are subject to the New York State franchise tax and the New York City general corporation tax by reason of their investment in the Partnership, unless certain exemptions apply. However, pursuant to regulations, the Partnership may qualify as a "portfolio investment partnership." Accordingly, non-New York corporate Limited Partners not otherwise subject to New York State franchise tax may not be subject to such franchise tax solely by reason of investing in the Partnership. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

LIMITED PARTNERS MUST CONSULT THEIR OWN ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL, OR MUNICIPAL TAXES TO AN INVESTMENT IN THE PARTNERSHIP.

                                    AUDITOR

The independent public accounting firm retained by the Partnership and the General Partner is Arthur Andersen LLP, 1345 Avenue of the Americas, New York, New York 10105.

                                 LEGAL MATTERS

Legal matters in connection with the Units have been passed upon for the Partnership and the General Partner by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling also serves as legal counsel for the General Partner, the Trading Advisor, BPL, and the affiliates of the foregoing. Day, Berry & Howard LLP, City Place, Hartford, Connecticut 06103, serves as special Connecticut tax counsel to the Partnership and the General Partner.

                      STATEMENT OF ADDITIONAL INFORMATION


                             Dated May [  ], 2002


                                      To

                         TUDOR FUND FOR EMPLOYEES L.P.
                       (A Delaware Limited Partnership)

                                  PROSPECTUS


                             Dated May [  ], 2002




THIS STATEMENT OF ADDITIONAL INFORMATION IS  THE  SECOND  PART  OF  A  TWO-PART
  DISCLOSURE DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THE  TUDOR  FUND
    FOR EMPLOYEES L.P. PROSPECTUS DATED MAY [  ], 2002 ATTACHED  HERETO  AS
      THE FIRST PART OF THIS TWO-PART DISCLOSURE DOCUMENT.

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  -----
Additional Partnership Performance............................................................... SAI-1
Affirmation of Commodity Pool Operator...........................................................   F-1
Tudor Fund for Employees L.P. Financial Statements as of December 31, 2001 and 2000 together with
  Auditors' Report and Unaudited Financial Statements as of March 31, 2002.......................   F-2
Second Management LLC Financial Statements as of December 31, 2001 and 2000 together with
  Auditors' Report and Unaudited Statement of Financial Condition as of March 31, 2002...........  F-25
Exhibit A--Second Amended and Restated Limited Partnership Agreement.............................   A-1
  Annex A--Form of Request for Redemption........................................................  A-36
Exhibit B--Subscription Agreement and Power of Attorney for Individuals..........................   B-1
Exhibit C--Subscription Agreement and Power of Attorney for the Tudor Investment
  Corporation 401(k) Savings and Profit-Sharing Plan.............................................   C-1
Exhibit D--Representations and Agreements by Plan Participants...................................   D-1
Exhibit E--Subscription Agreement for Use in Making Additions to Existing Account................   E-1

                      ADDITIONAL PARTNERSHIP PERFORMANCE


   The Partnership's complete performance record since it began trading (July 2, 1990 through March 31, 2002) is shown below.


   The information below is the actual trading performance of the Partnership after payment of advisory fees, transaction costs, and all other expenses and costs. The rates of return shown below are representative of the rates of return experienced by each investor holding a Unit of Limited Partnership Interest in the Partnership during the period shown.

   The information set forth below has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

   You should be aware that past performance cannot predict how the Partnership will perform in the future. It is possible that the Partnership will incur losses in the future.

          ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                            Rates of Return (1)(2)


                    2002  2001   2000   1999   1998   1997   1996   1995   1994   1993   1992   1991   1990
                    ----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
January............ 1.55% -0.64% -0.85% -4.05% -0.35%  2.69%  9.92%  4.12%  4.61% -2.80%  9.61%  3.96%
February........... 0.64%  2.38%  5.10%  6.31%  1.27%  8.65%  0.69%  3.59% -2.24% -0.83%  6.07% -8.01%
March.............. 1.24%  8.21% -7.98% -6.03%  4.23%  4.96%  1.70% 12.14% -0.23% -1.45%  8.13%  0.47%
April(3)........... 2.73% -4.11% -0.43% -2.46% -4.32%  0.48%  7.93%  0.53% -1.28% -1.39%  3.02%  5.96%
May................        1.26%  5.69% -0.94% -0.74%  1.65% -2.50% -3.96% -1.64% -2.99% -4.03% -0.75%
June...............        3.20% -3.87% -1.46%  1.07% -0.40% -1.42% -3.19%  5.62%  0.98% -6.88%  7.95%
July...............        4.45% -0.95%  3.39%  2.72%  3.49%  0.54%  0.18% -4.37%  1.59% -4.30% -4.41% -9.62%
August.............        5.87%  1.81%  2.05% 11.29%  3.94% -0.99%  5.50%  1.04%  0.05%  1.11%  0.10% 13.44%
September..........        4.07%  6.54%  0.07% 12.82% -5.13% -3.67%  1.49%  8.29%  1.23% 13.23%  1.55%  2.46%
October............        2.05% -1.92%  4.52% -0.20% -1.55% -0.34%  4.73% -3.58%  2.57% 10.13%  5.78% 17.19%
November...........       -4.19%  8.34%  4.49% -2.15%  4.33% -2.26%  0.50%  2.04%  1.02% -3.10%  9.07% -1.87%
December...........        1.40% 11.70%  2.01%  5.46%  1.74%  0.42%  2.08% -0.79%  4.12% -0.98% -1.76%  3.83%
------------------- ----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Annual (Period)
Rate of Return(3) . 6.29% 25.83% 23.69%  7.35% 34.11% 27.05%  9.52% 30.26%  6.87%  1.88% 34.01% 20.13% 25.44%
=================== ====  =====  =====  =====  =====  =====  =====  =====  =====  =====  =====  =====  =====



  Name of Fund:                                    Tudor Fund For Employees L.P.
  Type of Fund:                                    Publicly Offered
  Inception of Trading:                            July 2, 1990
  Aggregate Subscriptions Since Inception(4):      $46,377,000
  Aggregate Redemptions Since Inception(4):        $35,412,000
  Current Net Assets(3)(4):                        $38,718,000
  Largest Monthly Percentage Drawdown(5):          July 1990 (-9.62%)
  Worst Peak to Valley Percentage Drawdown(6):     May 1, 1992-July 31, 1992 (-14.50%)


        THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE.

                              FOOTNOTES TO TABLE

The performance data presented above have been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.

(1)"Monthly Rate of Return" is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at month-end, their effect on the calculation of Monthly Rate of Return is not material.
   "Additions" represents all additional capital contributed during a month. "Beginning Net Assets" represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.

                                     SAI-1

   "Net Performance" represents the change in Net Assets, net of Additions and Withdrawals.
   "Net Assets" means the market value of the Partnership's assets less any accrued liabilities.
   "Withdrawals" represents all withdrawals of capital during a month.

(2) "Annual (Period) Rate of Return" is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.


(3) Figure for this period in 2002 is estimated.


(4) As of May 1, 2002.


(5) "Largest Monthly Percentage Drawdown" represents the greatest percentage decline in month-end Net Assets due to losses sustained by the Partnership during any one-month period shown in the table.


(6) "Worst Peak to Valley Percentage Drawdown" represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained during any period shown in the table in which Net Assets at any prior month-end are not equaled or exceeded by subsequent Net Assets.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI-2

   I affirm that, to the best of my knowledge and belief, the information contained in the attached financial statements of Tudor Fund For Employees L.P. for the years ended December 31, 2001 and 2000, is accurate and complete.


                                                  /S/  MARK F. DALTON
                                        ----------------------------------------
                                        Mark F. Dalton
                                        President

                                        Second Management LLC, General Partner
                                        and Commodity Pool Operator of Tudor
                                        Fund For Employees L.P.



                                                  /S/  JOHN R. TORELL

                                        ----------------------------------------

                                        John R. Torell

                                        Managing Director and Chief Financial
                                        Officer

                                        Second Management LLC, General Partner
                                        and Commodity Pool Operator of Tudor
                                        Fund For Employees L.P.



   March 5, 2002




SECOND MANAGEMENT LLC
--------------------------------------------------------------------------------
1275 KING STREET, GREENWICH, CT 06831 TELEPHONE (203) 863-8677 FACSIMILE (203) 863-1868

                         TUDOR FUND FOR EMPLOYEES L.P.

                             FINANCIAL STATEMENTS


                       AS OF DECEMBER 31, 2001 AND 2000


                        TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Tudor Fund For Employees L.P.:



   We have audited the accompanying statements of financial condition of Tudor Fund For Employees L.P. (a Delaware limited partnership) as of December 31, 2001 and 2000, including the condensed schedule of investments as of December 31, 2001, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.



   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tudor Fund For Employees L.P. as of December 31, 2001 and 2000, and the results of its operations for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.



/S/  ARTHUR ANDERSEN LLP



New York, New York


March 5, 2002

                         TUDOR FUND FOR EMPLOYEES L.P.



                       STATEMENTS OF FINANCIAL CONDITION



                          DECEMBER 31, 2001 AND 2000



                                                                                   2001        2000
                                                                                ----------- -----------
                                    ASSETS
Cash and cash equivalents...................................................... $29,804,258 $25,307,514
Due from brokers...............................................................   3,865,128   2,610,863
                                                                                ----------- -----------
       Total assets............................................................ $33,669,386 $27,918,377
                                                                                =========== ===========

                       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Pending partner additions...................................................... $ 1,525,056 $ 4,931,369
Redemptions payable............................................................     187,808     369,794
Incentive fee payable..........................................................          --     339,869
Management fee payable.........................................................      85,100      29,661
Accrued professional fees and other............................................      81,038      86,612
                                                                                ----------- -----------
   Total liabilities...........................................................   1,879,002   5,757,305
                                                                                ----------- -----------

PARTNERS' CAPITAL:
Limited partners, 20,000 units authorized and 3,363.810 and 2,926.555 units outstanding as of December 31, 2001 and 2000.................................  30,035,126  20,766,179
General Partner, 196.580 units outstanding as of December 31, 2001 and 2000....   1,755,258   1,394,893
                                                                                ----------- -----------
   Total partners' capital.....................................................  31,790,384  22,161,072
                                                                                ----------- -----------
   Total liabilities and partners' capital..................................... $33,669,386 $27,918,377
                                                                                =========== ===========



         The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.



                       CONDENSED SCHEDULE OF INVESTMENTS



                               DECEMBER 31, 2001



                                                                                        Percent of
                                                North                                   Partners'
                                               America     Asia     Europe    Total      Capital
                                               --------  --------  -------- ----------  ----------
OTC OPTIONS, at market value:
   OTC foreign exchange option................ $     --  $352,710        --    352,710     1.11%
                                               --------  --------  -------- ----------     ----
       Total OTC options, at market value
         (cost $111,609)......................       --   352,710        --    352,710     1.11
                                               --------  --------  -------- ----------     ----
FUTURES, at market value:
   Index futures..............................  (24,950)   (5,300)       --    (30,250)    (.10)
   Interest rate futures......................       --   101,645        --    101,645      .33
   Foreign exchange futures...................      220        --        --        220      .00
   Commodity futures..........................  (30,894)       --        --    (30,894)    (.10)
                                               --------  --------  -------- ----------     ----
       Total futures, at market value.........  (55,624)   96,345        --     40,721      .13
                                               --------  --------  -------- ----------     ----
FOREIGN EXCHANGE FORWARDS,
  at market value.............................       --    97,393   215,973    313,366      .99
                                               --------  --------  -------- ----------     ----
EQUITY SWAPS, at market value:................  643,367        --        --    643,367     2.02
                                               --------  --------  -------- ----------     ----
       Total investments, at market value..... $587,743  $546,448  $215,973 $1,350,164     4.25%
                                               ========  ========  ======== ==========     ====




         The accompanying notes are an integral part of this schedule.

                         TUDOR FUND FOR EMPLOYEES L.P.



                           STATEMENTS OF OPERATIONS



             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                 2001       2000        1999
                                              ---------- ----------  ----------
 REVENUES:
 Net realized trading gain................... $6,890,015 $4,697,983  $1,048,971
 Change in net unrealized trading gain (loss)    778,210   (373,658)     84,556
 Interest income.............................  1,182,347  1,213,785     847,843
                                              ---------- ----------  ----------
    Total revenues...........................  8,850,572  5,538,110   1,981,370
                                              ---------- ----------  ----------

 EXPENSES:
 Brokerage commissions and fees..............    187,282    206,690     209,689
 Management fee..............................    512,176    316,198     295,771
 Incentive fee...............................    702,994    339,869      62,184
 Professional fees and other.................    143,721    162,807     111,279
 Interest expense............................      8,249      9,907       5,087
                                              ---------- ----------  ----------
    Total expenses...........................  1,554,422  1,035,471     684,010
                                              ---------- ----------  ----------
    Net income............................... $7,296,150 $4,502,639  $1,297,360
                                              ========== ==========  ==========

 LIMITED PARTNERS' NET INCOME................ $6,935,785 $4,235,516  $1,220,159
 GENERAL PARTNER'S NET INCOME................    360,365    267,123      77,201
                                              ---------- ----------  ----------
    Net income............................... $7,296,150 $4,502,639  $1,297,360
                                              ========== ==========  ==========
 Change in Net Asset Value Per Unit.......... $ 1,833.12 $ 1,358.85  $   392.72
                                              ---------- ----------  ----------
 Net Income Per Unit......................... $ 1,897.59 $ 1,337.56  $   378.91
                                              ========== ==========  ==========




       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.



                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL



             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                 Limited Partners      General Partner                Net Asset
                                             -----------------------  ------------------    Total       Value
                                               Units       Capital     Units   Capital     Capital    Per Unit
                                             ----------  -----------  ------- ---------- -----------  ---------
PARTNERS' CAPITAL, January 1, 1999..........  2,589.821  $13,840,543  196.580 $1,050,569 $14,891,112  $5,344.21
   Net income...............................         --    1,220,159       --     77,201   1,297,360
   TIC 401(k) Plan unit adjustment (Note 3).     14.141           --       --         --          --
   Capital contributions....................  1,051.500    5,489,765       --         --   5,489,765
   Redemptions.............................. (1,005.186)  (5,346,022)      --         --  (5,346,022)
                                             ----------  -----------  ------- ---------- -----------
PARTNERS' CAPITAL, December 31, 1999........  2,650.276  $15,204,445  196.580 $1,127,770 $16,332,215  $5,736.93
                                             ----------  -----------  ------- ---------- -----------
   Net income...............................         --    4,235,516       --    267,123   4,502,639
   TIC 401(k) Plan unit adjustment (Note 3).     27.169           --       --         --          --
   Capital contributions....................    959.408    5,416,452       --         --   5,416,452
   Redemptions..............................   (710.298)  (4,090,234)      --         --  (4,090,234)
                                             ----------  -----------  ------- ---------- -----------
PARTNERS' CAPITAL, December 31, 2000........  2,926.555  $20,766,179  196.580 $1,394,893 $22,161,072  $7,095.78
   Net income...............................         --    6,935,785       --    360,365   7,296,150
   TIC 401(k) Plan unit adjustment (Note 3).     32.780           --       --         --          --
   Capital contributions....................  1,295.726    9,626,183       --         --   9,626,183
   Redemptions..............................   (891.251)  (7,293,021)      --         --  (7,293,021)
                                             ----------  -----------  ------- ---------- -----------
PARTNERS' CAPITAL, December 31, 2001........  3,363.810  $30,035,126  196.580 $1,755,258 $31,790,384  $8,928.90
                                             ==========  ===========  ======= ========== ===========



        The accompanying notes are an integral part of these statements

                         TUDOR FUND FOR EMPLOYEES L.P.



                         NOTES TO FINANCIAL STATEMENTS



                       DECEMBER 31, 2001, 2000, AND 1999




1.  ORGANIZATION AND BUSINESS



   Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC (the "General Partner") is the general partner of the Partnership. Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, acts as the trading advisor of the Partnership. The General Partner is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and a Commodity Trading Advisor and is a member of the National Futures Association in such capacities. Ownership of limited partnership units is restricted to either employees of TIC and its principals or its affiliates.



   The objective of the Partnership is to realize capital appreciation through speculative trading of futures, forwards, option contracts and other derivative instruments, including commodity interests (collectively, "derivative instruments"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in the Second Amended and Restated Partnership Agreement dated as of May 22, 1996 (the "Limited Partnership Agreement").



  Duties of the General Partner



   The General Partner acts as the commodity pool operator of the Partnership and is responsible for the selection and monitoring of the commodity trading advisors and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Cash and Cash Equivalents



   Cash and cash equivalents include cash held at banks and overnight time deposits.



  Due from Brokers



   Due from brokers primarily consists of cash balances carried as margin deposits with clearing brokers for the purpose of trading in securities, futures contracts and other derivative instruments. Also included in due from brokers are the unrealized gains and losses on open futures contracts and other derivative instruments, as reflected on the condensed schedule of investments.



  Pending Partner Additions



   Pending partner additions is comprised of cash received prior to year-end for which units were issued on January 1 of the subsequent year. Pending partner additions did not participate in the earnings of the Partnership until the related units were issued.



  Revenue Recognition and Valuation Methodologies



   Trading activities, including related revenues and expenses, are recorded on a trade date basis. Interest income and expense are recorded on the accrual basis.

                         TUDOR FUND FOR EMPLOYEES L.P.



                         NOTES TO FINANCIAL STATEMENTS



                       DECEMBER 31, 2001, 2000, AND 1999




   For derivative instruments, fair value is generally based upon independent market values when available from major exchanges or, if none are available, at independent broker quotations. Additionally, in determining fair value, management utilizes pricing models with market quoted inputs and also considers closing exchange prices of related instruments, time value of money, volatility factors of the underlying instruments, and other market terms.



  Brokerage Commissions and Fees



   These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connection with the execution and clearing of commodity interests trades. Commissions and fees associated with open commodity interests at the end of the year are accrued.



  Service Agreement



   The Partnership has entered into an agreement with CITCO Fund Services USA, Inc. (the "Service Company"), under which the Service Company provides necessary accounting services to the Partnership, including maintenance of the financial books and records. The Service Company has waived its right to receive any payment for these services.



  Incentive Fee



   The Partnership pays TIC, as trading advisor, an incentive fee equal to 12% of the Net Trading Profits (as defined in the Limited Partnership Agreement), earned as of the end of each fiscal quarter of the Partnership. Since inception of the TIC 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan"), TIC has waived its right to receive an incentive fee attributable to units held at the beginning of each month by the TIC 401(k) Plan.



  Management Fee



   The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/12 of 2% (2% per annum) of the Partnership's net assets (as defined in the Limited Partnership Agreement). Since inception of the TIC 401(k) Plan, TIC has waived its right to receive a management fee attributable to units held by the TIC 401(k) Plan.



  Foreign Currency Translation



   Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of operations.



  Use of Estimates



   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates.

                         TUDOR FUND FOR EMPLOYEES L.P.



                         NOTES TO FINANCIAL STATEMENTS



                       DECEMBER 31, 2001, 2000, AND 1999




  Accounting Pronouncement



   In September of 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125". SFAS 140 amended the recognition and reclassification of collateral and disclosures related to securitization transactions and collateral. These changes are effective for fiscal years ending after December 15, 2000. SFAS 140 also amended the accounting for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The SFAS 140 provisions did not impact the Partnership's financial statements.



3.  CAPITAL ACCOUNTS



   The minimum subscription amount is $1,000 for new Limited Partners. Additional contributions may be made in increments of $1,000. Both subscriptions and contributions may be made quarterly, at the beginning of the respective month.



   Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partners based on the ratio that the balance of each capital account bears in relation to the balance of all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.



4.  REDEMPTION OF UNITS



   At each quarter-end, units are redeemable at the discretion of each limited partner. Redemption of units in $1,000 increments and full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Limited Partnership Agreement. Partial redemptions of units, which would reduce the net asset value of a limited partner's unredeemed units to less than the minimum investment then that required of new limited partners or such limited partner's initial investment, whichever is less, will be honored only to the extent of such limitation.



5.  INCOME TAXES



   The Partnership has not made any provisions for U.S. federal and state income taxes since the partners are responsible for reporting income or loss based upon their respective share of revenue and expense.



6.  RELATED PARTY TRANSACTIONS



   The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.



   Bellwether Partners LLC ("BPL"), a Delaware limited liability company and an affiliate of the General Partner, is the Partnership's primary forward contract counterparty. Effective August 1, 1995, BPL ceased charging commissions for transacting the Partnership's foreign exchange and commodity forward contracts. The

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2001, 2000, AND 1999


Partnership typically has on deposit with BPL, as collateral for forward contracts, up to 4% of the Partnership's net assets. During 2001, 2000 and 1999, the Partnership earned interest income of $39,413, $37,163, and $30,518, respectively, from deposits of collateral with BPL. At December 31, 2001, 2000 and 1999, the amounts on deposit with BPL were $1,187,258, $1,128,484 and $540,796 (including $313,366, ($2,428) and $74,335, respectively, in unrealized trading gains (losses)).



7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET MARKET RISK AND CONCENTRATION OF CREDIT RISK



   The Partnership is subject to changes in value resulting from the market and credit risk associated with the financial instruments which are traded. TIC takes an active role in managing the Partnership's market and counterparty risks and has established formal procedures which are reviewed on an ongoing basis.



   TIC has developed a set of guidelines and policies which are designed to maintain risk within parameters which are appropriate and necessary to achieve targeted rates of return. These guidelines and policies include quantitative and qualitative criteria for individual risk factors as well as for aggregate risk. TIC's Risk Management Department, in conjunction with various senior personnel from different disciplines throughout TIC and its affiliates, regularly assesses and evaluates the Partnership's potential exposures to market risk based on analyses performed by the department.



   The Risk Management Department's responsibilities include: evaluating the positions taken by traders in various instruments and markets globally and assessing the market risk associated with all of those positions. TIC's Risk Management Department uses a statistical technique known as Value at Risk ("VaR") to assist in measuring market risk. The VaR model is a proprietary system, and is one of several tools used to monitor and review the Partnership's trading portfolios. The VaR model projects potential losses of the portfolio based on a historical simulation methodology which uses two years of historical data, a one-day holding period and a 99% confidence level.



   As a writer of options, the Partnership receives a premium upon initial settlement and then bears the risk of changes in the price of the financial instrument underlying the option. Swaps, forward rate agreements, forward currency contracts and OTC foreign currency options are traded in unregulated markets.



   Derivative instruments are bi-lateral agreements which result in credit exposure between counterparties. Exchange traded derivatives settle through clearing houses backed by multiple members and present relatively low credit risk. OTC derivatives are settled with individual counterparties and, therefore, present potential concentrated credit exposure risk. TIC attempts to minimize credit risk exposure to trading counterparties and brokers through the use of bi-lateral collateral agreements ("Collateral Agreements") with OTC derivative counterparts and through formal credit policies and monitoring procedures. TIC has a formal Credit Committee, comprised of senior managers from different disciplines throughout TIC and its affiliates, that meets regularly to analyze the credit risks associated with the Partnership's counterparties, intermediaries and service providers. A significant portion of the Partnership's positions, including cash and due from brokers, are invested with or held at top tier banks and securities dealers. TIC establishes counterparty exposure limits and specifically designates which product types are approved for trading. The Partnership attempts to reduce its credit risk by establishing stringent credit terms in its legal trade documentation (i.e. ISDA agreements, master netting agreements, etc.) with its counterparties. In addition, the TIC monitors exposure levels and actively moves collateral with counterparties to reduce exposure.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2001, 2000, AND 1999



   Futures and forwards are typically liquidated by entering into offsetting contracts with the same counterparty. Swaps and forward rate agreements are either liquidated or held to maturity. For these instruments the unrealized gain or loss, rather than the contract or notional amounts, represents the present value of future net cash requirements.



   Collateral Agreements require the Partnership and its counterparties to monitor the fair value of its derivative transactions on a daily basis and pledge or pull back additional collateral as necessary. As of December 31, 2001 and 2000, the Partnership has pledged $703,791 and $351,000, respectively, of cash collateral. Under these Collateral Agreements, there was no securities collateral pledged as of December 31, 2001 and 2000. The Partnership records cash collateral posted as a receivable from the broker.



   As of December 31, 2001 and 2000, the Partnership has received $0 and $60,000, respectively, of cash collateral under these Collateral Agreements. The Partnership nets this cash collateral received against the contractual commitment asset, when legal right of offset exists. As of December 31, 2001 and 2000, the Partnership had no securities collateral pledged or received under these Collateral Agreements.



   The following table summarizes the Partnership's year-end assets and liabilities at December 31, 2001 and 2000, resulting from unrealized gains and losses on derivative instruments included in the accompanying statements of financial condition (in thousands):



                                               2001               2000
                                        ------------------ ------------------
                                        Assets Liabilities Assets Liabilities
                                        ------ ----------- ------ -----------
   Exchange traded contracts:
      Interest rate contracts.......... $  102    $ --      $182     $ --
      Forward exchange contracts.......    314      --        --        6
      Equity index contracts...........     --      30       124       --
   Over-the-counter contracts:
      Commodity swaps..................     --      --        94       --
      Equity swaps.....................    643      --        --       --
      Interest rate swaps..............     --      --         7       --
      Currency contracts...............    241      --        --       --
   Non-financial derivative instruments     --      31        --       --
                                        ------    ----      ----     ----
                                        $1,300    $ 61      $407     $  6
                                        ======    ====      ====     ====

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2001, 2000, AND 1999



8.  FINANCIAL HIGHLIGHTS



   The following represents financial highlights of the Partnership for the year ended December 31, 2001:



Per unit operating performance:
   Net asset value per unit, December 31, 2000...................... $7,095.78
       Net investment loss per unit.................................    (98.52)
       Net realized and unrealized trading gain (loss) per unit.....  1,931.64
                                                                     ---------
                                                                      1,833.12
   Net asset value per unit, December 31, 2001...................... $8,928.90
                                                                     =========
Total return:
   Total return before incentive fee................................     29.72%
       Incentive fee................................................     (2.75)
                                                                     ---------
          Total return after incentive fee..........................     26.97%
                                                                     =========
Ratios to average net assets:
   Net investment income before incentive fee.......................      1.09%
       Incentive fee................................................     (2.29)
                                                                     ---------
          Net investment income (loss) after incentive fee..........     (1.20)%
                                                                     =========
   Expenses.........................................................      2.75%
       Incentive fee................................................      2.29
                                                                     ---------
          Total expenses and incentive fee..........................      5.04%
                                                                     =========



   The per unit operating performance and ratios are computed based upon the average units outstanding and average net assets for the Limited Partner interests, respectively, for the year ended December 31, 2001. Total return is calculated as the change in the net asset value of the Limited Partner interests for the year ended December 31, 2001. The total return and ratios assessed to an individual Limited Partner, may vary based on varying management and/or incentive fee arrangements and the timing of capital transactions.

                         TUDOR FUND FOR EMPLOYEES L.P.

                             FINANCIAL STATEMENTS


                             AS OF MARCH 31, 2002


                                  (UNAUDITED)

                         TUDOR FUND FOR EMPLOYEES L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                   March 31,  December 31,
                                                                     2002         2001
                                                                  ----------- ------------
                                                                  (unaudited)  (audited)
                             ASSETS
Cash and cash equivalents........................................ $33,021,713 $25,307,514
Due from brokers.................................................   5,169,810   2,610,863
Subscription receivable..........................................     280,000          --
                                                                  ----------- -----------
       Total assets.............................................. $38,471,523 $27,918,377
                                                                  =========== ===========
               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
Redemptions payable.............................................. $   857,565 $   369,794
Pending partner additions........................................   3,048,505   4,931,369
Management fee payable...........................................     141,255      29,661
Incentive fee payable............................................      64,652     339,869
Accrued professional fees and other..............................     129,527      86,612
                                                                  ----------- -----------
       Total liabilities.........................................   4,241,504   5,757,305
                                                                  ----------- -----------
PARTNERS' CAPITAL:
Limited Partners, 20,000 units authorized and 3,508.580 and
  3,363.810 outstanding at March 31, 2002 and December 31, 2001..  32,413,914  20,766,179
General Partner, 196.580 units outstanding at March 31, 2002 and
  December 31, 2001..............................................   1,816,105   1,394,893
                                                                  ----------- -----------
       Total partners' capital...................................  34,230,019  22,161,072
                                                                  ----------- -----------
       Total liabilities and partners' capital................... $38,471,523 $27,918,377
                                                                  =========== ===========


       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                       CONDENSED SCHEDULE OF INVESTMENTS


                                                                                                  Percent
                                                                                                    of
                                                           North                                 Partners'
                                                          America    Asia    Europe     Total     Capital
                                                         ---------  ------- --------  ---------  ---------
OPTIONS, at market value:
   OTC foreign exchange option.......................... $      --  $    -- $221,731  $ 221,731     0.65%
   Interest rate future option..........................  (283,244)      --       --   (283,244)   (0.83)
                                                         ---------  ------- --------  ---------    -----
       Total options, at market value (cost $3,918).....  (283,244)      --  221,731    (72,503)   (0.18)
                                                         ---------  ------- --------  ---------    -----
FUTURES, at market value:
   Index futures........................................    37,316    4,300       --     41,616     0.12
   Interest rate futures................................  (359,698)      --       --   (359,698)   (1.05)
   Foreign exchange futures.............................    (2,080)      --       --     (2,080)   (0.01)
   Commodity futures....................................   146,199       --       --    146,199     0.43
                                                         ---------  ------- --------  ---------    -----
       Total futures, at market value...................  (178,263)   4,300       --   (173,963)   (0.51)
                                                         ---------  ------- --------  ---------    -----
FORWARDS, at market value
   Foreign exchange forwards............................             41,865  (12,828)    29,037     0.08
   Metal Forwards.......................................    16,973       --       --     16,973     0.05
                                                         ---------  ------- --------  ---------    -----
       Total forwards, at market value:.................    16,973   41,865  (12,828)    46,010     0.13
                                                         ---------  ------- --------  ---------    -----
       Total investments, at market value............... $(444,534) $46,165 $208,903  $(189,466)   (0.56)%
                                                         =========  ======= ========  =========    =====



       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.
                           STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                  (UNAUDITED)

                                                     March 31,   March 31,
                                                       2002        2001
                                                    -----------  ----------
    REVENUES:
    Net realized trading gains (losses)............ $ 2,819,416  $3,958,539
    Change in net unrealized trading losses........  (1,417,221)   (979,936)
    Interest income................................     144,433     389,323
                                                    -----------  ----------
           Total revenues..........................   1,546,628   3,367,926
                                                    -----------  ----------
    EXPENSES:
    Brokerage commissions and fees.................      67,474      62,554
    Incentive fee..................................      64,652     268,878
    Management fee.................................     141,255     118,524
    Professional fees and other....................      51,108      34,477
                                                    -----------  ----------
           Total expenses..........................     324,489     484,433
                                                    -----------  ----------
           Net income.............................. $ 1,222,139  $2,883,493
                                                    ===========  ==========
           Limited Partners' net income............   1,161,292   2,742,924
           General Partners' net income............      60,847     140,569
                                                    -----------  ----------
                                                    $ 1,222,139  $2,883,493
                                                    ===========  ==========
           Changes in Net Asset Value per Unit..... $    309.57  $   715.07
                                                    ===========  ==========
           Net income per Unit (Note 2)............ $    321.96  $   736.55
                                                    ===========  ==========


       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

   FOR THE PERIOD ENDED MARCH 31, 2002 AND THE YEAR ENDED DECEMBER 31, 2001


                                         Limited Partners      General Partner
                                      ----------------------  ------------------    Total     Net Asset Value
                                        Units      Capital     Units   Capital     Capital       Per Unit
                                      ---------  -----------  ------- ---------- -----------  ---------------
Partners' Capital, January 1, 2001... 2,926.555  $20,766,179  196.580 $1,394,893 $22,161,072    $7,095.7774
                                      ---------  -----------  ------- ---------- -----------
   Net income........................        --    6,935,785       --    360,365   7,296,150
   TIC 401(k) Plan unit
     adjustment (a)..................    32.780           --       --         --          --
   Capital contributions............. 1,295.726    9,626,183       --         --   9,626,183
   Redemptions.......................  (891.251   (7,293,021)      --         --  (7,293,021)
                                      ---------  -----------  ------- ---------- -----------
Partners' Capital, December 31,
  2001(b)............................ 3,363.810   30,035,126  196.580  1,755,258  31,790,384     8,928.9032
   Net income........................        --    1,161,292       --     60,847   1,222,139
   TIC 401(k) Plan unit
     adjustment (a)..................     5.196           --       --         --          --
   Capital contributions.............   232.399    2,075,061       --         --   2,075,061
   Redemptions.......................   (92.825)    (857,565)      --         --    (857,565)
                                      ---------  -----------  ------- ---------- -----------
Partners' Capital, March 31, 2002 (b) 3,508.580  $32,413,914  196.580 $1,816,105 $34,230,019    $9,238.4727
                                      =========  ===========  ======= ========== ===========    ===========

--------
(a) See Note 3--Capital Accounts
(b) See Note 4--Redemption of Units


       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 2002
                                  (UNAUDITED)



1.  ORGANIZATION



   Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC (the "General Partner") is the general partner of the Partnership. Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, acts as the trading advisor of the Partnership. The General Partner is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and a Commodity Trading Advisory and is a member of the National Futures Association in such capacities. Ownership of limited partnership units is restricted to either employees of TIC and its principals or its affiliates.



   The objective of the Partnership is to realize capital appreciation through speculative trading of futures, forwards, option contracts and other derivative instruments, including commodity interests (collectively, "derivative instruments"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in the Second Amended and Restated Partnership Agreement dated as of May 22, 1996 (the "Limited Partnership Agreement").



  Duties of the General Partner



   The General Partner acts as the commodity pool operator of the Partnership and is responsible for the selection and monitoring of the commodity trading advisors and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



   The financial statements presented have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management of the General Partner, include all adjustments necessary for a fair statement of each period presented.



  Cash and Cash Equivalents



   Cash and cash equivalents include cash held at banks and overnight time deposits.



  Revenue Recognition and Valuation Methodologies



   Trading activities, including related revenues and expenses, are recorded on a trade date basis. Interest income and expense are recorded on the accrual basis.



   Derivative instruments are valued at independent market values when available from major exchanges or, if none is available, at independent broker quotations or fair value as determined by management. In determining fair value, management utilizes pricing models with market quoted inputs and also considers closing exchange prices of related instruments, time value of money, volatility factors of the underlying instruments, and other market conditions. The valuations are compared to those obtained from the counterparties to the contracts.



  Brokerage Commissions and Fees



   These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connection with the execution of commodity interests trades. Commissions and fees associated with open commodity interests at the end of the period are accrued.

                         TUDOR FUND FOR EMPLOYEES L.P.

                                MARCH 31, 2002
                                  (UNAUDITED)



  Incentive Fee



   The Partnership pays TIC, as trading advisor, an incentive fee equal to 12% of the Net Trading Profits (as defined in the Limited Partnership Agreement), earned as of the end of each fiscal quarter of the Partnership. Since inception of the TIC 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan"), TIC has waived its right to receive an incentive fee attributable to units of limited partnership interest held at the beginning of each month by the TIC 401(k) Plan.



  Management Fee



   The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/12 of 2% (2% per annum) of the Partnership's net assets (as defined in the Limited Partnership Agreement). Since inception of the TIC 401(k) Plan, TIC has waived its right to receive a management fee attributable to units of limited partnership interest held at the beginning of each month by the TIC 401(k) Plan.



  Foreign Currency Translation



   Assets and liabilities denominated in foreign currencies are translated at month-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of operations.



  Due From Brokers



   Due from brokers primarily consists of foreign currencies and cash balances carried as margin deposits with clearing brokers for the purpose of trading in commodity interests, futures contracts and other derivative instruments. Also included in due from brokers is the unrealized gains and losses on open commodity interests, futures contracts and other derivative instruments. As of March 31, 2002 and December 31, 2001 due from broker was comprised of $5,363,193 and $2,626,582 in cash balances and foreign currencies and ($193,383) and $1,238,546 in unrealized gains (losses) on commodity interest, open futures contracts and other derivative instruments.



  Pending Partner Additions



   Pending partner additions is comprised of cash received prior to the last day of the quarter for which units were issued on the first day of the subsequent quarter. Pending partner additions did not participate in the earnings of the Partnership until the related units were issued.



  Use of Estimates



   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent, however, actual results could differ from these estimates.



  Net Gain Per Unit



   Net gain per unit is computed by dividing net income by the monthly average of units outstanding at the beginning of each month.

                         TUDOR FUND FOR EMPLOYEES L.P.

                                MARCH 31, 2002
                                  (UNAUDITED)



  Reclassifications



   Certain reclassifications have been made to prior year balances to conform with current year presentation.



  Recent Accounting Pronouncements



   In September of 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 amends the recognition and reclassification of collateral and disclosures related to securitization transactions and collateral. These changes are effective for fiscal years ending after December 15, 2000. SFAS 140 also amends the accounting for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The impact of the SFAS 140 provisions as of December 31, 2000 and effective subsequent to March 31, 2001 has not resulted in a material change on the Partnership's financial statements.



3.  CAPITAL ACCOUNTS



   The minimum subscription amount is $1,000 for new Limited Partners. Additional contributions may be made in increments of $1,000. Both subscriptions and contributions may be made quarterly, at the beginning of the respective month.



   Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units of partnership interest. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partners based on the ratio that the balance of each capital account bears in relation to the balance of all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.



4.  REDEMPTION OF UNITS



   At each quarter-end, units are redeemable at the discretion of each Limited Partner. Redemption of units in $1,000 increments and full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Limited Partnership Agreement. Partial redemptions of units which would reduce the net asset value of a Limited Partner's unredeemed units to less than the minimum investment then required of new Limited Partners or such Limited Partner's initial investment, whichever is less, will be honored only to the extent of such limitation.



5.  INCOME TAXES



   The Partnership has not made any provisions for U.S. federal and state income taxes since the partners are responsible for reporting income or loss based upon their respective share of revenue and expense.



6.  RELATED PARTY TRANSACTIONS



   The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 2002
                                  (UNAUDITED)



   Bellwether Partners LLC ("BPL"), a Delaware limited liability company and an affiliate of the General Partner, is the Partnership's primary forward contract counterparty. Effective August 1, 1995, BPL ceased charging commissions for transacting the Partnership's foreign exchange and commodity forward contracts. The Partnership typically has on deposit with BPL, as collateral for forward contracts, up to 4% of the Partnership's net assets.



   Bellwether Futures LLC ("BFL"), a Delaware limited liability company, is an affiliate of the General Partner and is qualified to do business in Illinois. Effective January 1, 1996, BFL ceased collecting give-up fees from the Partnership as compensation for assisting in the execution of treasury bond futures by floor brokers on the Chicago Board of Trade. BFL ceased operations in March 2001.



   TIC receives incentive and management fees as compensation for acting as trading advisor (Note 2).



7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK



   The Partnership is subject to changes in value resulting from the market and credit risk associated with the financial instruments which are traded. TIC takes an active role in managing the Partnership's market and counterparty risks and has established formal procedures which are reviewed on an ongoing basis.



   TIC has developed a set of guidelines and policies which are designed to maintain risk within parameters which are appropriate and necessary to achieve targeted rates of return. These guidelines and policies include quantitative and qualitative criteria for individual risk factors as well as for aggregate risk. TIC's Risk Management Department, in conjunction with various senior personnel from different disciplines throughout TIC and its affiliates, regularly assesses and evaluates the Partnership's potential exposures to market risk based on analyses performed by the department.



   The Risk Management Department's responsibilities include: evaluating the positions taken by traders in various instruments and markets globally and assessing the market risk associated with all of those positions. TIC's Risk Management Department uses a statistical technique known as Value at Risk ("VaR") to assist in measuring market risk. The VaR model is a proprietary system, and is one of several tools used to monitor and review the Partnership's trading portfolios. The VaR model projects potential losses of the portfolio based on a historical simulation methodology which uses two years of historical data, a one-day holding period and a 99% confidence level.



   As a writer of options, the Partnership receives a premium upon initial settlement and then bears the risk of changes in the price of the financial instrument underlying the option. Swaps, forward rate agreements, forward currency contracts and OTC foreign currency options are traded in unregulated markets.



   Derivative instruments are bi-lateral agreements which result in credit exposure between counterparties. Exchange traded derivatives settle through clearing houses backed by multiple members and present relatively low credit risk. OTC derivatives are settled with individual counterparties and, therefore, present potential concentrated credit exposure risk. TIC attempts to minimize credit risk exposure to trading counterparties and brokers through the use of bilateral collateral agreements ("Collateral Agreements") with OTC derivative counterparts and through formal credit policies and monitoring procedures. TIC has a formal Credit Committee, comprised of senior managers from different disciplines throughout TIC and its affiliates, that meets regularly to analyze the credit risks associated with the Partnership's counterparties, intermediaries and service providers. A significant portion of the Partnership's positions, including cash and due from brokers, are invested with or held

                         TUDOR FUND FOR EMPLOYEES L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 2002
                                  (UNAUDITED)


at top tier banks and securities dealers. TIC establishes counterparty exposure limits and specifically designates which product types are approved for trading. The Partnership attempts to reduce its credit risk by establishing stringent credit terms in its legal trade documentation (i.e. ISDA agreements, master netting agreements, etc.) with its counterparties. In addition, the TIC monitors exposure levels and actively moves collateral with counterparties to reduce exposure.



   Futures and forwards are typically liquidated by entering into offsetting contracts with the same counterparty. Swaps and forward rate agreements are either liquidated or held to maturity. For these instruments the unrealized gain or loss, rather than the contract or notional amounts, represents the present value of future net cash requirements.



   Collateral Agreements require the Partnership and its counterparties to monitor the fair value of its derivative transactions on a daily basis and pledge or pull back additional collateral as necessary. As of March 31, 2002, the Partnership has pledged $10,000 of cash collateral and no cash collateral had been received. Under these Collateral Agreements, there was no securities collateral pledged or received as of March 31, 2002. The Partnership records cash collateral posted as a receivable from the broker.



   The following table summarizes March 31, 2002 and December 31, 2001 assets and liabilities resulting from unrealized gains and losses on derivative instruments included in the statements of financial condition (000's omitted):



                                          March 31, 2002   December 31, 2001
                                        ------------------ ------------------
                                        Assets Liabilities Assets Liabilities
                                        ------ ----------- ------ -----------
   Exchange Traded Contracts:
      Interest Rate Contracts..........  $ 73     $617     $  102     $--
      Foreign Exchange Contracts.......    29        2        314      --
      Equity Index Contracts...........    42       --         --      30

   Over-the-Counter Contracts:
      Commodity Swaps..................   146       --         --      --
      Equity Swaps.....................    --       --        643      --
      Currency Contracts...............   119                 241      --

   Non-Financial Derivative Instruments    17       --         --      31
                                         ----     ----     ------     ---
          Total........................  $426     $619     $1,300     $61
                                         ====     ====     ======     ===

8.  FINANCIAL HIGHLIGHTS



   The following represents financial highlights of the Partnership for the quarter ended March 31, 2002:



Per unit operating performance:
   Net asset value per unit, December 31, 2001...................... $8,928.90
       Net investment loss per unit.................................    (48.38)
       Net realized and unrealized trading gain (loss) per unit.....    357.95
                                                                     ---------
                                                                        309.57
                                                                     ---------
   Net asset value per unit, March 31, 2002......................... $9,238.47
                                                                     =========
Total return:
   Total return before incentive fee................................      3.81%
       Incentive fee................................................     (0.19)
                                                                     ---------
          Total return after incentive fee..........................      3.62%
                                                                     =========
Ratios to average net assets:
   Net investment loss before incentive fee.........................     (0.34)%
       Incentive fee................................................     (0.19)
                                                                     ---------
          Net investment loss after incentive fee...................     (0.53)%
                                                                     =========
   Expenses.........................................................      0.76%
       Incentive fee................................................      0.19
                                                                     ---------
          Total expenses and incentive fee..........................      0.95%
                                                                     =========



   The per unit operating performance and ratios are computed based upon the average units outstanding and average net assets for the Limited Partner interests, respectively, for the quarter ended March 31, 2002. Total return is calculated as the change in the net asset value of the Limited Partner interests for the quarter ended March 31, 2002. The total return and ratios assessed to an individual Limited Partner, may vary based on varying management and/or incentive fee arrangements and the timing of capital transactions.

                             SECOND MANAGEMENT LLC

                             FINANCIAL STATEMENTS


                       AS OF DECEMBER 31, 2001 AND 2000


                        TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of


Second Management LLC:



   We have audited the accompanying statements of financial condition of Second Management LLC as of December 31, 2001 and 2000, and the related statements of income, changes in members' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Second Management LLC as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



/s/  Arthur Andersen LLP



New York, New York


March 25, 2002

                             SECOND MANAGEMENT LLC



                       STATEMENTS OF FINANCIAL CONDITION



                          DECEMBER 31, 2001 AND 2000



                                                                         2001       2000
                                                                      ---------- ----------
                               ASSETS
Cash................................................................. $    4,645 $   33,356
Receivables from affiliates..........................................  4,626,758  4,566,327
Investment in investment fund, at fair value.........................  1,755,258  1,392,224
                                                                      ---------- ----------
   Total assets...................................................... $6,386,661 $5,991,907
                                                                      ========== ==========
                  LIABILITIES AND MEMBERS' CAPITAL
LIABILITIES:
Payable to affiliate................................................. $       -- $   25,981
Accrued expenses.....................................................     10,996     10,996
                                                                      ---------- ----------
   Total liabilities.................................................     10,996     36,977

MEMBERS' CAPITAL.....................................................  6,375,665  5,954,930
                                                                      ---------- ----------
   Total liabilities and members' capital............................ $6,386,661 $5,991,907
                                                                      ========== ==========





       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC



                             STATEMENTS OF INCOME



                FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                                                                        2001     2000
                                                                      -------- --------
REVENUES:
Gain on investment in investment fund................................ $363,034 $264,257
Interest.............................................................  334,421  400,491
                                                                      -------- --------
       Total revenues................................................  697,455  664,748
                                                                      -------- --------

EXPENSES:
General and administrative...........................................  242,152   86,688
Professional fees....................................................   34,568   71,092
                                                                      -------- --------
       Total expenses................................................  276,720  157,780
                                                                      -------- --------
       Net income.................................................... $420,735 $506,968
                                                                      ======== ========





       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC



                   STATEMENTS OF CHANGES IN MEMBERS' CAPITAL



                FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



     MEMBERS' CAPITAL, January 1, 2000.......................... $5,447,962
        Net income..............................................    506,968
                                                                 ----------
     MEMBERS' CAPITAL, December 31, 2000........................  5,954,930
        Net income..............................................    420,735
                                                                 ----------
     MEMBERS' CAPITAL, December 31, 2001........................ $6,375,665
                                                                 ==========





       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC



                           STATEMENTS OF CASH FLOWS



                FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                                                                                      2001       2000
                                                                                    ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income......................................................................... $ 420,735  $ 506,968
   Adjustments to reconcile net income to net cash (used in) provided by operating activities--
   Gain on investment in investment fund...........................................  (363,034)  (264,257)
Increase in operating assets--
   Receivables from affiliates.....................................................   (60,431)  (234,586)
                                                                                    ---------  ---------
   Net increase in operating assets................................................   (60,431)  (234,586)
                                                                                    ---------  ---------

Increase (decrease) in operating liabilities--
Payable to affiliate...............................................................   (25,981)    25,981
Accrued expenses...................................................................        --     (1,000)
                                                                                    ---------  ---------
   Net (decrease) increase in operating liabilities................................   (25,981)    24,981
                                                                                    ---------  ---------
   Net cash (used in) provided by operating activities.............................   (28,711)    33,106
                                                                                    ---------  ---------
   Net (decrease) increase in cash.................................................   (28,711)    33,106
CASH, beginning of the year........................................................    33,356        250
                                                                                    ---------  ---------
CASH, end of the year.............................................................. $   4,645  $  33,356
                                                                                    =========  =========




       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2001 AND 2000

1.  ORGANIZATION AND BUSINESS

   Second Management LLC (the "Company"), a Delaware limited liability company, commenced operations on April 4, 1996. The Company is majority owned by Tudor Group Holdings LLC ("TGH"), a Delaware limited liability company that commenced operations on January 1, 1996. The Company is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and a Commodity Trading Advisor ("CTA") and is a member of the National Futures Association in such capacities. The Company serves as the general partner of Tudor Fund for Employees L.P. ("TFE"). TFE was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. An affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the CTA for TFE.

2.  SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES

  Investment in Investment Fund

   The investment in TFE is carried in the accompanying statements of financial condition at fair value based upon the net asset value of TFE as determined by the Company in its role as general partner.

  Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing the consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates.

3.  INVESTMENT IN INVESTMENT FUND

   As of December 31, 2001 and 2000, the Company owned 197 general partnership units of TFE valued at $1,755,258 and $1,392,224, respectively, which represented approximately 5.5% and 6.3% of the partners' capital of TFE, respectively.

   The Company participates in the profits and losses of TFE on a pro rata (unit-for-unit) basis with all limited partners. TIC, as the CTA for TFE, receives a 12% incentive fee, determined quarterly, on new trading profits, as defined in the TFE Prospectus, and a quarterly management fee paid at a rate of 2% per annum based on TFE's net assets.

   TFE is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to TFE arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. Because the Company is the general partner of TFE, its potential liability may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

                             SECOND MANAGEMENT LLC

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2001 AND 2000

4.  RELATED PARTY TRANSACTIONS

   From time to time, the Company has advanced funds to TGH in varying amounts and for various periods and has received interest at a rate equal to the prime rate. During the years ended December 31, 2001 and 2000, the Company earned $334,421 and $400,491, respectively, of interest income from this affiliate.

   The Company remunerates TIC on an arm's-length basis for services provided related to general accounting, legal, treasury and technology support and senior management services. For the years ended December 31, 2001 and 2000, the expense relating to these services was approximately $217,000 and $54,000, respectively and is included in general and administrative expense on the accompanying statements of income.

5.  INCOME TAXES

   The Company has not made any provisions for U.S. income tax since it is structured as a limited liability company. For U.S. federal and state tax purposes, a limited liability company is treated as a partnership. Accordingly, the members of the Company are responsible for reporting income or loss based upon their respective shares of the revenues and expenses of the Company.

                             SECOND MANAGEMENT LLC

                       STATEMENT OF FINANCIAL CONDITION


                             AS OF MARCH 31, 2002


                                  (UNAUDITED)

                             SECOND MANAGEMENT LLC

                       STATEMENT OF FINANCIAL CONDITION


                                MARCH 31, 2002

                                  (UNAUDITED)


                               ASSETS
Cash................................................................. $   43,458
Investment in limited partnership....................................  1,816,105
Receivable from affiliate............................................  4,505,000
Other assets.........................................................     96,199
                                                                      ----------
   Total assets...................................................... $6,460,762
                                                                      ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable..................................................... $    4,998
Payable to affiliate.................................................     24,134
                                                                      ----------
   Total liabilities.................................................     29,133
                                                                      ----------
MEMBERS' CAPITAL:                                                      6,431,629
                                                                      ----------
   Total liabilities and members' capital............................ $6,460,762
                                                                      ==========

                             SECOND MANAGEMENT LLC

                   NOTES TO STATEMENT OF FINANCIAL CONDITION


                                MARCH 31, 2002

                                  (UNAUDITED)

(1)  ORGANIZATION AND BUSINESS:

   Second Management LLC (the "Company"), a Delaware limited liability company, commenced operations on April 4, 1996. The Company is majority-owned by Tudor Group Holdings LLC, a Delaware limited liability company ("TGH"). The Company is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor and is a member of the National Futures Association in such capacities. The Company serves as the general partner of Tudor Fund For Employees L.P. (the "Employee Fund"). The Employee Fund was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. Another affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the Commodity Trading Advisor for the Employee Fund.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investment In Limited Partnership

   The investment in the Employee Fund is carried in the accompanying statements of financial condition at fair value based upon the net asset value of the Employee Fund as determined by the Company in its role as general partner.

Use of Estimates

   Certain estimates, as determined by management, were used in the preparation of these financial statements.

(3)  INVESTMENT IN LIMITED PARTNERSHIP:


   As of March 31, 2002, the Company owned 197 general partnership units valued at $1,816,105 which represents approximately 5% of the total net assets of the Employee Fund, respectively.


   The Company participates in the profits and losses of the Employee Fund on a pro-rata (unit for unit) basis with all limited partners. TIC, as the commodity trading advisor for the Employee Fund, receives a 12% incentive fee on new trading profits determined quarterly and a 2% management fee per annum.

   The Employee Fund is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to the Employee Fund arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. The risk to the Company, with reference to its general partnership interest in the Employee Fund, may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

(4)  RELATED PARTY TRANSACTIONS:

   From time to time, the Company has advanced funds to TGH in varying amounts and for various periods at rates of interest equal to the prime rate.

   The Company remunerates TIC on an arm's-length basis for services provided related to general accounting, legal, treasury and technology support and senior management services.

                             SECOND MANAGEMENT LLC

                                MARCH 31, 2002

                                  (UNAUDITED)



(5)  INCOME TAXES:

   The Company has not made any provisions for U.S. income tax since it is structured as a limited liability company. For U.S. federal and state tax purposes, a limited liability company is treated as a partnership. Accordingly, the members of the Company are responsible for reporting income or loss based upon their respective shares of the revenues and expenses of the Company.

                                                                       EXHIBIT A

                         TUDOR FUND FOR EMPLOYEES L.P.

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                            DATED AS OF MAY 22, 1996

                                                                         Page 2

              TABLE OF CONTENTS


1.  Name; Formation....................................................... A-1
2.  Offices............................................................... A-2
3.  Business.............................................................. A-2
4.  Term; Dissolution..................................................... A-3
    (a) Term.............................................................. A-3
    (b) Dissolution....................................................... A-3
5.  Fiscal Year........................................................... A-3
6.  General Partner's Net Worth........................................... A-4
7.  Capital Contributions................................................. A-4
8.  Allocation of Profits and Losses; Accounting; Related Matters......... A-8
    (a) Capital Accounts.................................................. A-8
    (b) Monthly Allocations............................................... A-8
    (c) Allocation of Profit and Loss for Federal Income Tax Purposes..... A-9
    (d) Definitions; Accounting.......................................... A-11
    (e) Expenses and Limitations Thereof................................. A-12
    (f) Limited Liability of Limited Partners............................ A-13
    (g) Lender as Partner................................................ A-15
    (h) Return of Limited Partners' Capital Contributions................ A-15
    (i) Distributions.................................................... A-15
    (j) General Partner as Limited Partner............................... A-15
9.  Management........................................................... A-15
    (a) Management of Partnership........................................ A-15
    (b) Trading Policies................................................. A-18
    (c) Additional Obligations and Responsibilities of General Partner... A-19
10. Audits; Reports to Limited Partners.................................. A-22
11. Transfer and Redemption of Units..................................... A-23
    (a) Transfer......................................................... A-23
    (b) Redemption....................................................... A-25
12. Mandatory Redemption................................................. A-26
13. Admission of Additional Partners..................................... A-27
14. Special Power of Attorney............................................ A-27
15. Withdrawal of Partners............................................... A-28
    (a) Withdrawal of General Partner.................................... A-28
    (b) Withdrawal of Limited Partners................................... A-28
16. No Personal Liability for Return of Capital.......................... A-29


17. Standard of Liability; Indemnification........................................................A-29
    (a) Standard of Liability.....................................................................A-29
    (b) Indemnification by Partnership............................................................A-29
    (c) Affiliate.................................................................................A-31
    (d) Indemnification by Partners...............................................................A-31
18. Amendments; Meetings; Voting..................................................................A-31
    (a) Amendments and Actions With Consent of General Partner....................................A-31
    (b) List of Partners; Meetings................................................................A-32
    (c) Amendments and Actions Without Consent of General Partner.................................A-32
    (d) Actions Without Meeting...................................................................A-33
    (e) Amendments to Certificate of Limited Partnership..........................................A-33
19. Governing Law.................................................................................A-33
20. Miscellaneous.................................................................................A-34
    (a) Priority Among Limited Partners...........................................................A-34
    (b) Notices...................................................................................A-34
    (c) Binding Effect............................................................................A-34
    (d) Captions..................................................................................A-34
Annex A -- Request for Redemption.................................................................A-36

                                      iii

                          TUDOR FUND FOR EMPLOYEES L.P.

            SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

            This Second Amended and Restated Limited Partnership Agreement (this "Agreement") of TUDOR FUND FOR EMPLOYEES L.P. (the "Partnership") made as of May 22, 1996 by and among Second Management LLC, a Delaware limited liability company (the "General Partner"), and the other parties who have heretofore executed or who shall hereafter execute this Agreement (whether in counterpart, by separate instrument, or otherwise) and who have heretofore been admitted or who shall be hereafter admitted to the Partnership as limited partners in accordance with the provisions hereof, and whose names and addresses have heretofore or shall hereafter, upon such admission, be added to the books and records of the Partnership (collectively, including any Plan Investor Partners (as defined in Section 7), the "Limited Partners"; the General Partner and the Limited Partners may be referred to herein individually as a "Partner", and collectively as the "Partners");

                                   WITNESSETH:

            WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the purpose of speculative trading in commodity interest contracts (as defined in Section 3) pursuant to a Limited Partnership Agreement dated as of November 22, 1989 as amended and restated as of July 1, 1995 (the "Prior Limited Partnership Agreement");

            WHEREAS, the General Partner continues to desire to make an investment vehicle available to (i) persons who are employees of the General Partner, any of its present or future affiliated entities, or their successors or assigns, (ii) such entities themselves, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine; and

            WHEREAS, the Partners desire to amend and restate the Prior Limited Partnership Agreement in its entirety as set forth herein;

            NOW, THEREFORE, the parties hereto do hereby agree as follows.

1. NAME; FORMATION.

           The parties heretofore formed and have operated, and hereby agree to continue, the Partnership as a limited partnership under and pursuant to the Partnership Act. The name of the Partnership shall remain TUDOR FUND FOR EMPLOYEES L.P. or such other name, to the extent permitted by the Partnership Act, as the General Partner shall hereafter designate in writing to the Limited Partners. The General Partner heretofore executed and filed in the Office of the Secretary of State of the State of Delaware a Certificate of Limited Partnership (the "Certificate of Limited Partnership") in accordance with the Partnership Act, and shall execute, file, record, and publish as appropriate such amendments to this Agreement, the Certificate of Limited Partnership, assumed name certificates, and other documents as shall be necessary or advisable as determined by the General Partner to comply with the law of any jurisdiction. Each Limited Partner shall furnish to the General Partner a power of attorney and such additional information as is required from such Partner to complete such documents, and shall execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.

2.   OFFICES.

            The principal office of the Partnership is One Liberty Plaza, 51st Floor, New York, New York 10006, or such other place as the General Partner may in its sole discretion designate from time to time.

            The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other registered office or agent or address as the General Partner may in its sole discretion designate from time to time.

3.   BUSINESS.

            The Partnership's business and purpose is to engage in any lawful act or activity for which a limited partnership may be organized under the Partnership Act, including without limitation primarily to trade, buy, sell (including to sell short), spread, swap, acquire, hold, dispose of, and deal in, commodities, currencies, futures contracts, forward contracts, foreign exchange commitments, currency exchanges, money market instruments, debt obligations and other instruments issued or guaranteed by sovereigns, governments, and supranationals and their bodies, agencies, instrumentalities, authorities, and similar issuers, bonds, debentures, notes, bills, commercial paper, repurchase and reverse repurchase agreements, standby purchase and sale agreements, financial instruments, investment contracts, investment agreements, certificates of interest, securities interests, securities of and interests in other corporations, companies, partnerships, trusts, and other entities and vehicles, swaps, swaptions, caps, floors, straddles, and collars, derivative and hybrid transactions and instruments (however designated), options on and in respect of any of the foregoing, and rights and interests in respect of, pertaining to, and in connection with, any of the foregoing, on or off exchanges and markets, in publicly offered and private placement transactions, on spot, current, future, forward, and when-issued start, delivery, settlement, and optional commitment bases, on secured and unsecured bases, and on margin, collateral, and partial and full payment bases (herein referred to collectively as "commodity interest contracts"). The objective of the Partnership's business is and shall be appreciation of its assets through speculative trading of commodity interest contracts.

4.   TERM; DISSOLUTION.


     (a) TERM. The term of the Partnership commenced on November 22, 1989 upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware pursuant to the Partnership Act, and shall end upon the first to occur of the following: (i) December 31, 2010; (ii) the receipt by the General Partner of a notice setting forth an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest in the Partnership ("Units of Limited Partnership Interest" or "Units") then owned by Limited Partners, which notice shall be delivered to the General Partner at least 90 days prior to the effective date of such dissolution; (iii) the withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner and of any successor entity thereof, unless the business of the Partnership shall be continued by any new, remaining, or successor general partner(s) in accordance with Sections 15(a) and 18; (iv) the Partners terminate the Partnership in accordance with Section 18; (v) a decline in the Net Asset Value of a Unit (as defined in Section 8(d)(ii)) as of the end of any calendar month to less than $500; (vi) a decline in the Partnership's aggregate Net Assets (as defined in Section 8(d)(i)) as of the end of any calendar month to less than $125,000;
(vii) a determination by the General Partner in its sole discretion either that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership, or that the General Partner no longer desires to make available the Partnership to, or to operate the Partnership for, the persons permitted to become Limited Partners pursuant to this Agreement; (viii) upon the enactment of any law or the adoption of any rule, regulation, policy, or guideline by any regulatory authority having jurisdiction over the Partnership which shall make it unlawful, unreasonable, or imprudent in the sole discretion of the General Partner for the principal business of the Partnership to be continued; or (ix) the occurrence of any event requiring termination of the Partnership.

     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Partnership Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account less any amount owing by such Partner (or assignee) to the Partnership.

            Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the Partnership Act or the law of any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership either under terms identical to those set forth herein or any other terms which they shall deem appropriate following the dissolution of the Partnership.

5.   FISCAL YEAR.

     The fiscal year of the Partnership begins on January 1st of each year and ends on the following December 31st of such year.

6.   GENERAL PARTNER'S NET WORTH.

            So long as it shall remain the sole general partner of the Partnership, the General Partner shall maintain at all times its "Net Worth" at an amount not less than 10% of the total contributions to the Partnership by all Partners. For the purposes of this Section 6, Net Worth shall be calculated in accordance with United States generally accepted accounting principles applied on a consistent basis, except as specified otherwise in this Section 6, with all current assets based on their then current market values. Interests owned by the General Partner in the Partnership, notes and accounts receivable from and payable to any partnership in which the General Partner has an interest, interests owned by the General Partner in any other partnership, secured or unsecured notes of creditworthy obligors (including notes receivable from the General Partner's "affiliates", as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")), and letters of credit shall be included as assets in calculating Net Worth, and liabilities subordinated to the claims of general creditors shall be included in calculating Net Worth.

            The General Partner shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it shall be the sole general partner of the Partnership and the general partner of any such other limited partnership, its Net Worth shall be at least equal to the Net Worth required by the preceding paragraph.

            The requirements of the preceding two paragraphs may be modified by the General Partner at its sole option and without notice to or consent of the Limited Partners, provided that the General Partner shall first obtain a written opinion of legal counsel that such proposed modification shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder.

7.   CAPITAL CONTRIBUTIONS.

     The General Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the General Partner one Unit of General Partnership Interest in the Partnership ("Unit of General Partnership Interest"). The net asset value of a Unit of General Partnership Interest has at all times been and shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest. At the Initial Closing (as defined below in this Section 7), the General Partner contributed to the Partnership such additional amount of cash as was necessary to make the General Partner's aggregate capital contribution equal to the greater of (a) $200,000 or (b) the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners and (ii) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000. In return for such additional capital contribution, the Partnership issued to the General Partner additional Units of General Partnership Interest, each of which had an initial net asset value equivalent to the initial Net Asset Value of a Unit of Limited

Partnership Interest. As may be required as additional Limited Partners are admitted to the Partnership at Periodic Closings (as defined below in this Section 7) or otherwise, the General Partner shall at all times maintain its interest in the Partnership at no less than the amount required above. However, the General Partner may maintain its interest in the Partnership at less than the amount required above so long as it shall first obtain a written opinion of legal counsel that such proposed action shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder. Notwithstanding the foregoing, the General Partner, in its sole discretion, may withdraw any excess above its required interest in the Partnership without notice to or approval by the Limited Partners. In addition, the General Partner, in its sole discretion, may contribute any greater amounts to the Partnership for which the Partnership shall issue to the General Partner additional Units of General Partnership Interest based upon the Net Asset Value of a Unit of Limited Partnership Interest at the time of such contribution.

            Interests in the Partnership, other than the Units of General Partnership Interest issuable to the General Partner, are Units of Limited Partnership Interest, or Units. The initial Limited Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the initial Limited Partner one Unit. At the Initial Closing, the initial Limited Partner redeemed his one Unit and received $1,000 therefor (without interest), withdrew from the Partnership, and had no further rights or obligations as a Limited Partner except to the extent he has otherwise subscribed for Units. The remaining Partners consented to the withdrawal of the initial Limited Partner.

            The General Partner, on behalf of the Partnership, has heretofore entered and may in the future enter into a selling agreement (a "Selling Agreement") with one or more brokers, dealers, or banks, whether or not affiliated with the General Partner or any of its Affiliates (as defined in Section 17(c)) (each a "Selling Agent"), as described in the Prospectus (as defined below in this Section 7). Pursuant to a Selling Agreement, a Selling Agent may select such additional selling agents ("Additional Selling Agents") as the Selling Agent in its sole discretion may determine. In accordance with the terms of a Selling Agreement and the Prospectus, the Partnership, through a Selling Agent and any Additional Selling Agents, shall offer Units and fractions of Units (to the fourth decimal place) for sale solely and exclusively to (i) persons who are employees of the General Partner, Tudor Investment Corporation, a Delaware corporation and an Affiliate of the General Partner ("TIC"), any of their present and future affiliated entities, and their successors and assigns,
(ii) the General Partner, TIC, any of their present and future affiliated entities, and their successors and assigns, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine, all as provided in this Agreement and in the Prospectus.

            At an initial closing held on July 2, 1990 (the "Initial Closing"), the Partnership issued and sold 421 Units at a price equal to $1,000 per Unit to each subscriber whose subscription was accepted by the General Partner ($421,000 in the aggregate).

            The Partnership, through the Selling Agents and any Additional Selling Agents, continues (in the sole discretion of the General Partner) to offer for sale Units and fractions of Units (to the fourth decimal place) at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner determines in its sole discretion. The continuing offering of Units shall continue until the maximum number of registered Units (including any newly-registered Units or any Units offered and sold pursuant to exemptions from the registration or qualification requirements of applicable securities laws) shall have been sold, unless the General Partner in its sole discretion shall sooner withdraw or otherwise discontinue the continuing offering. The Partnership generally issues and sells Units at closings ("Periodic Closings") held as of the first day of each calendar quarter. Notwithstanding the foregoing, the General Partner may hold Periodic Closings at such other times as it shall determine in its sole discretion. The initial Periodic Closing during the continuing offering was held as of August 1, 1990. At each Periodic Closing, the Partnership issues and sells Units to each subscriber whose subscription is accepted by the General Partner at a price per Unit determined by the General Partner in its sole discretion; provided, however, that the sale price per Unit shall not at any time be less than 100% of the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which such Unit is sold.

            At any time and from time to time, Units may be subscribed for, in the sole discretion of the General Partner, by corporate pension and profit sharing plans, 401(k) plans, Keogh plans for self-employed individuals (including partners), simplified employee pension plans, individual retirement accounts, and other employee benefit plans, whether or not maintained in the United States and whether or not subject to the Internal Revenue Code of 1986 as amended (the "Code") or the Employee Retirement Income Security Act of 1974 as amended ("Plan Investors"), including without limitation Plan Investors owned, sponsored by, or affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. The General Partner shall only accept subscriptions for Units from Plan Investors to the extent that the value of each such subscription, when aggregated with the capital accounts and subscriptions for Units of all other Plan Investors, shall be less than 25% of the aggregate value of all outstanding Units after giving effect to such subscriptions, and if such subscriptions shall be otherwise timely submitted with good funds and in the proper form as described in this Agreement, the Prospectus, and any subscription documentation. Plan Investors whose subscriptions are accepted by the General Partner shall become Limited Partners and "Plan Investor Partners" upon their admission to the Partnership.

            At any time and from time to time, Units may be subscribed for by the General Partner, its present and future affiliated entities, and its successors and assigns. Subscriptions for Units by such persons or any other person shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners.

            All subscriptions for Units shall be irrevocable. The General Partner may in its sole discretion reject any subscription in whole or in part at any time prior to the acceptance thereof. No subscriber for Units shall become a Limited Partner until the General Partner shall accept such subscriber's subscription at a Periodic Closing, shall execute this Agreement on behalf of such subscriber pursuant to the power of attorney in
Section 14, and shall make an entry in the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected in the books and records of the Partnership.

            In connection with the Partnership's offering of Units as described in the "Prospectus" (which term shall mean the Partnership's prospectus and disclosure document and amendments and supplements thereto, including those constituting a part of the Partnership's registration statements under the Securities Act of 1933 as amended (the "Securities Act")) relating to the offering of Units or any other or subsequent prospectus and disclosure document used from time to time in the offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed (i) one or more registration statements and such amendments thereto as the General Partner shall deem advisable or as may be required by applicable law, rules, or regulations with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") for the registration and public offering of Units in the United States of America and other jurisdictions, and
(ii) one or more Prospectuses included in such registration statements and amendments and supplements thereto with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"); (b) qualify Units for sale under the securities or Blue Sky laws of such states of the United States of America or other jurisdictions as the General Partner shall in its sole discretion deem advisable; (c) make other arrangements for the offering and sale of Units as the General Partner shall in its sole discretion deem necessary or appropriate, including but not limited to engaging Selling Agents and Additional Selling Agents for Units on such terms as the General Partner may determine in its sole discretion and agree upon with such agents, and effecting the offering and sale of Units pursuant to exemptions from the registration or qualification requirements of applicable securities laws; and (d) take such action with respect to the matters described in clauses (a), (b), and (c) of this paragraph as the General Partner shall deem advisable or necessary.

            All Units subscribed for shall be issued subject to the collection of good funds. If at any time good funds representing payment for Units shall not be made available to the Partnership because a subscriber shall have provided a bad check or draft, other uncollectible item, or otherwise, the General Partner shall cancel the Units issued to such subscriber represented by such item, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such canceled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Partners as described in Section 8. Each Limited Partner shall reimburse the Partnership for any expense and loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Partner.

            Capital contributions to the Partnership shall be made upon execution, acknowledgment, and delivery of documents in form and substance satisfactory to the General Partner in its sole discretion.

            No additional contributions of capital shall be required of any Limited Partner during the term of the Partnership. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership on any such contribution.

            The General Partner is authorized, in its sole discretion at any time and from time to time, to terminate and discontinue any offering of Units, in whole or in part or in respect of any particular jurisdiction.

8. ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; RELATED MATTERS.


            (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.


            (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner in its sole discretion) on the last day of each calendar month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

                        (i) the Partnership's Net Assets, before accrual of management fees and incentive fees payable to any Affiliate of the General Partner since the next previous determination of Net Assets, shall be determined ("Adjusted Net Assets");

                        (ii) any increase or decrease in Adjusted Net Assets as compared to the next previous determination of Net Assets shall then be credited or charged to the capital accounts of the Partners in the ratio that the balance of each Partner's capital account bears to the balance of all Partners' capital accounts;

                        (iii) any accrued management fees payable to any Affiliate of the General Partner and any accrued incentive fees payable to any Affiliate of the General Partner shall then be charged to the capital accounts of the Partners other than Plan Investor Partners in the ratio that the balance of each such Partner's capital account bears to the balance of all Partners' capital accounts other than Plan Investor Partners' capital accounts;

                        (iv) the number of Units held by each Plan Investor Partner shall then be restated to equate the per Unit value of a Plan Investor Partner's capital account with the per Unit value of the non-Plan Investor Partners' capital accounts, by increasing the number of Units held by a Plan Investor Partner by a number of Units equal to (aa) the product of (1) the number of Units held by all Partners other than the Plan Investor Partners and
(2) the ratio of the balance of such Plan Investor Partner's capital account to the aggregate balance of all non-Plan Investor Partners' capital accounts, divided by (bb) the number of Units then held by such Plan Investor Partner; and

                        (v) the amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall then be charged to that Partner's capital account.

            (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each calendar month of the Partnership, the Partnership's recognized profit and loss shall be allocated among the Partners pursuant to the following subparagraphs for United States federal income tax purposes (with any allocation of recognized gains or recognized losses consisting of pro rata shares of each item of capital or ordinary gain or loss).

                        (i) Any management fees payable to any Affiliate of the General Partner and any incentive fees payable to any Affiliate of the General Partner shall be allocated pro rata among the Units of Partners other than the Plan Investor Partners based on such Units outstanding as of the beginning of the month in which such items accrued.

                        (ii) With the exception of items allocated pursuant to subparagraph (i) above, items of ordinary income (such as interest) and ordinary expense shall be allocated pro rata among the Units of Partners based on such Units outstanding as of the beginning of the month in which the items of ordinary income and ordinary expense accrued.

                        (iii) Net recognized capital gain or loss from the Partnership's trading activities shall be allocated as follows.

                              (aa) For the purpose of allocating the
                        Partnership's net realized capital gain and loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner for the Unit. The initial balance of the allocation account of any Unit created pursuant to the Unit restatement provision in Section 8(b)(iv) shall be equal to a pro rata portion of the aggregate allocation accounts of the other Units owned by the relevant Plan Investor Partner immediately prior to such Unit restatement, and the allocation accounts of such pre-existing Units held by such Plan Investor Partner shall be correspondingly reduced pro rata. Allocation accounts shall be adjusted as of the end of each month as follows:

                                    (1) each allocation account shall be
                              increased by the amount of income and gain which shall have been allocated to the Partner who holds the Unit pursuant to subparagraph (c)(ii) above and subparagraph (bb) below;

                                    (2) each allocation account shall be
                              decreased by the amount of expense and loss which shall have been allocated to the Partner who holds the Unit pursuant to subparagraphs (c)(i) and
                              (c)(ii) above and subparagraph (dd) below and by the amount of any distribution which shall have been received by the Partner with respect to the Unit (other than on redemption of the Unit); and

                              (3)   when a Unit shall be redeemed, the
                              allocation account with respect to such Unit shall be eliminated.

                              (bb) Net recognized capital gain realized on or
                        prior to the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account attributable to the redeemed Unit. In the event the aggregate amount of net capital gain available to be allocated pursuant to this subparagraph (bb) shall be less than the aggregate amount of capital gain required to be so allocated, (1) the aggregate amount of available capital gain shall be allocated among all such Partners in the ratio which each such Partner's excess bears to the aggregate excess of all such Partners, and (2) each Partner who has not been allocated the full amount of net recognized capital gain required to be allocated pursuant to the first sentence of this subparagraph (bb) shall be allocated, after any allocations required by the first sentence of this subparagraph (bb) in respect of Partners who redeem Units on subsequent redemption dates, net capital gain realized after such Partner's date of redemption up to the amount of any such deficiency.

                              (cc) Net recognized capital gain remaining after
                        the allocation thereof pursuant to subparagraph (bb) above shall be allocated next among all Partners whose capital accounts shall be in excess of their Units' allocation accounts (after the adjustments in subparagraph (bb) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (cc) shall be greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess gain shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

                              (dd) Net recognized capital loss realized on or
                        prior to the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the allocation account attributable to the redeemed Unit over the amount which shall have been received upon redemption of the Unit. In the event the aggregate amount of net capital loss available to be allocated pursuant to this subparagraph (dd) shall be less than the aggregate amount of net capital loss required to be so allocated, (1) the aggregate amount of available capital loss shall be allocated among all such Partners in the ratio which each such Partner's excess bears to all such Partners' excesses, and (2) each Partner who has not previously been allocated the full amount of net recognized capital loss required to be allocated pursuant to the first sentence of this subparagraph (dd) shall be allocated, after any allocations required by the first sentence of this subparagraph (dd) in respect of Partners who redeem Units on subsequent redemption dates, net capital loss realized after such Partner's date of redemption up to the amount of any such deficiency.

                              (ee) Net recognized capital loss remaining after
                        the allocation thereof pursuant to subparagraph (dd) above shall be allocated next among all Partners whose Units' allocation accounts shall be in excess of their capital accounts (after the adjustments in subparagraph
                        (dd) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph
                        (ee) shall be greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

            (iv) The tax allocations prescribed by this Section 8(c) shall be made to each holder of a Unit, whether or not the holder is a substituted Limited Partner. In the event that a Unit shall have been transferred pursuant to Section 11(a), the allocations prescribed by this
Section 8(c) shall be made with respect to such Unit without regard to the transfer, except that in the month of transfer the allocations prescribed by this Section 8(c) shall be divided between the transferor and the transferee based on the number of calendar days each held the transferred Unit during such month. For purposes of this Section 8(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit of Limited Partnership Interest-equivalent basis.

            (v) The allocation of profit and loss for federal income tax purposes set forth in this Section 8(c) is intended to allocate taxable profits and losses among Partners generally in the ratio and to the extent that net profit and net loss shall be allocated to such Partners under Section 8(b), so as to eliminate to the extent possible any disparity between a Partner's capital account and his allocation account, consistent with the principles set forth in Section 704 of the Code and the regulations promulgated thereunder.

            (d) DEFINITIONS; ACCOUNTING.

                        (i) The Partnership's "Net Assets" shall mean the total assets of the Partnership (including but not limited to all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open commodity interest contract positions and all other assets of the Partnership) less the total liabilities of the Partnership (including but not limited to legal, accounting, and auditing fees, organizational and offering expenses, brokerage commissions and fees and other transaction costs, management fees and incentive fees payable to trading advisors, and extraordinary expenses, whether incurred or accrued), determined in accordance with the principles specified in this Section 8(d)(i) or, where no principle is specified, in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity interest contract traded on a United States exchange or market shall mean the settlement price on the exchange or market on which such contract is traded by the Partnership on the day with respect to which Net Assets shall be determined; provided, however, that if a commodity interest contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange or market upon which such contract was traded or otherwise, the settlement price on the first subsequent day on which such contract could have been liquidated shall be the market value of such contract for such day. The market value of a forward contract, a futures contract traded on a foreign exchange or market, a swap contract, or other off-exchange contract, instrument, or transaction shall mean its market value as determined by the General Partner in its sole discretion on a basis consistently applied.

                        (ii) The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation; and the "Net Asset Value" of a Unit of General Partnership Interest shall mean the Net Assets allocated to capital accounts represented by Units of General Partnership Interest divided by the number of such Units of General Partnership Interest outstanding at the time of calculation.

            (e) EXPENSES AND LIMITATIONS THEREOF. The General Partner, out of its own funds, heretofore paid all of the costs incurred in connection with the organization of the Partnership and the initial offering of Units. Such costs included all expenses incurred during the initial offering in connection with and directly and indirectly relating to the formation, qualification, and registration of the Partnership and the Units, the preparation of any registration statements and Prospectuses relating to the Partnership and the Units, and the offering, distribution, and processing of the Units under applicable federal, state, and foreign law, including but not limited to legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, sales and marketing expenses, and other related expenses. The General Partner also heretofore paid and shall continue to pay the costs of printing and mailing registration statements, Prospectuses, and reports for solicitation purposes, and the costs of preparing such registration statements and Prospectuses.

            The Partnership heretofore paid and shall continue to pay its ordinary operating expenses, including expenses for services provided by third parties (whether or not affiliated with the General Partner or any of its Affiliates) selected by the General Partner. Such expenses shall include without limitation management fees and incentive fees, legal, accounting, auditing, escrow, recordkeeping, administration, computer, research, and clerical fees and expenses, expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, Prospectuses, and reports to Limited Partners (but not for solicitation purposes), expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. The Partnership shall also be obligated to pay any extraordinary expenses it may incur. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and administration of the sale and redemption of Units.

            The Partnership shall also pay any taxes and all expenses incurred in connection with its trading activities, including but not limited to all margins, option premiums, brokerage, floor, exchange, clearing, clearinghouse, principal, and NFA commissions and fees, other transaction costs and expenses, delivery, insurance, and storage expenses, costs of transmission equipment for trading activities, and related expenses.

            Appropriate reserves may, in the sole discretion of the General Partner, be created, accrued, and charged against the Partnership's assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

            If the Partnership shall be deemed to be an entity separately subject to federal, state, local, or foreign income tax (whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner, although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner any income taxes due and payable or paid to such jurisdiction, within ten days after the General Partner's request therefor, in an amount equal to the ratio by which the number of Units held by each Limited Partner (or assignee) shall bear to the number of Units held by all Limited Partners as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the period for which such tax shall have been assessed. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to a Limited Partner (or assignee) or a redemption of Unit by a Limited Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

            (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when issued to a Partner, shall be fully paid and nonassessable. A Limited Partner's capital contribution shall be subject to the risks of the Partnership's business. However, except as provided otherwise in this Agreement, the General Partner shall be liable for all debts, losses, and other obligations of the Partnership to the extent that the Partnership's assets (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge such debts, losses, and other obligations.

            Except as provided otherwise in this Agreement, no Limited Partner shall be liable for the Partnership's debts, losses, or other obligations in excess of his unredeemed capital contribution and undistributed profits, if any; provided, however, that if the Partnership shall be unable to pay its debts, losses, and other obligations, a Limited Partner may be required to repay to the Partnership amounts which shall have been paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement and amounts which shall have been paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement by way of redemption, distribution, or otherwise, together with interest thereon which shall represent a return of capital and which shall be necessary to discharge the Partnership's liability to creditors who shall have extended credit to the Partnership during the period in which the capital contribution shall have been held by the Partnership. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement only within one year following the date that such payments shall have been made to him or on his behalf (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement only within six years following the date that such payments shall have been made to him (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution of the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

            In addition to the foregoing, Limited Partners may incur liability, for which there shall be no limitation thereon: (i) if a Limited Partner fails to provide good funds as payment for his Units and such Partner's Units shall be canceled by the Partnership and losses or expenses shall be incurred as a result thereof as provided in Section 7; (ii) if the Partnership shall be deemed an entity separately subject to federal, state, local, or foreign taxes, with Partners bearing such tax liability pro rata in accordance with the respective capital accounts of the Partners as provided in Section 8(e); (iii) if the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof) or the Partnership as provided in Section 9(c); (iv) if a Limited Partner is required to indemnify the Partnership in accordance with Section 17(d); or (v) if the subscription documentation delivered by a Limited Partner in connection with his purchase of Units shall contain any misstatements or omissions.

            (g) LENDER AS PARTNER. No creditor who shall make a loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Partnership, other than as a secured creditor or other than as a result of the exercise of the rights thereof.

            (h) RETURN OF LIMITED PARTNERS' CAPITAL CONTRIBUTIONS. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section ll(b), no Limited Partner shall have any right to demand the return of his capital contribution and any profits added thereto except upon termination and dissolution of the Partnership. No Partner shall be paid interest on any capital contribution to the Partnership or on such Partner's capital account. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash. No Partner shall have the right to bring an action for partition against the Partnership.

            (i) DISTRIBUTIONS. The General Partner shall have sole discretion in determining the amount and frequency of distributions (other than on voluntary redemption of Units), if any, the Partnership shall make to its Partners; provided, however, that no Partner shall receive a distribution to the extent that, after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to Partners on account of their Partnership interests) shall exceed the fair market value of the Partnership's assets. All distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

            If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a Limited Partner (or assignee thereof) and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon a distribution to such Limited Partner (or assignee) all amounts of such taxes may be deducted from the amount of such distribution and reimbursed to the Partnership and/or the General Partner.

            (j) GENERAL PARTNER AS LIMITED PARTNER. The General Partner shall also be a Limited Partner to the extent that the General Partner purchases Units of Limited Partnership Interest or purchases or becomes a transferee of all or any part of the Units held by a Limited Partner, and to such extent shall be treated in all respects as a Limited Partner and the consent of Limited Partners to such transfer to a General Partner shall not be required.

9. MANAGEMENT.

            (a) MANAGEMENT OF PARTNERSHIP. Except as provided otherwise in this Agreement, the General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the Partnership's assets and the negotiation, execution, delivery, and performance of agreements necessary or desirable to carry out the purposes, business, and objectives of the Partnership, and otherwise effectuate the provisions of this Agreement. No Limited Partner, in its/his capacity as such, shall have the power to transact business for, represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided otherwise in this Agreement, no Limited Partner, in its/his capacity as such, shall be entitled to any salary, draw, or other compensation from the Partnership on account of any investment in the Partnership. Each Limited Partner shall furnish to the General Partner such information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain accounts with brokerage firms for the purpose of the Partnership's trading activities.

            In addition to and not in limitation of any rights and powers conferred by law or by this Agreement and except as limited, restricted, or prohibited by this Agreement, the General Partner shall have and may exercise, for and on behalf of the Partnership, and the Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Partnership, and shall have and possess the same rights and powers as a general partner in a partnership without limited partners formed under the law of the State of Delaware.

            The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. Except as provided otherwise in this Agreement, the General Partner shall neither employ nor permit another person to employ the Partnership's funds or assets in any manner other than for the benefit of the Partnership.

            The General Partner, for and on behalf of the Partnership, may retain one or more trading advisors (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) to make trading decisions for the Partnership, and may delegate complete trading discretion to such advisor or advisors; provided, however, that the General Partner may override any trading instructions which it in its sole discretion shall determine to be in violation of any trading policy of the Partnership or as or to the extent necessary to fund distributions or redemptions, to effect the allocation or reallocation of the Partnership's assets among trading advisors if more than one trading advisor shall be retained by the General Partner, or to pay the Partnership's expenses; and provided further that the General Partner may make trading decisions at any time at which a trading advisor for the Partnership shall become incapacitated or unavailable or some other emergency shall arise as a result of which such advisor shall be unable or unwilling to act or no trading advisor shall then be retained by the Partnership and the General Partner shall not have yet retained a successor trading advisor. Notwithstanding the foregoing, the General Partner may consult with and receive recommendations from its Affiliates and their employees regarding the allocation and reallocation of assets among and the retention and termination of trading advisors for the Partnership; provided, however, that the General Partner in its sole discretion and judgment shall be responsible for making all final determinations regarding such matters.

            The General Partner, on behalf of the Partnership, shall be authorized and directed: (i) to enter into the advisory agreement with TIC described in the Prospectus and to cause the Partnership to pay TIC the fees described in the Prospectus and in such advisory agreement; (ii) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate such advisory agreement in its sole discretion in accordance with the terms of such agreement, and to employ from time to time other trading advisors for the Partnership (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to advisory agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership and consistent with applicable laws, rules, and regulations, which terms may include provision for the payment of a fixed management fee and/or an incentive fee to new or replacement trading advisors, and any such incentive fee may be based upon trading profits which shall be earned by such trading advisors irrespective of whether such profits shall exceed trading losses which shall have been previously incurred or shall be concurrently incurred by other trading advisors or by the Partnership as a whole; (iii) to enter into a customer agreement with Bellwether Partners LLC, a Delaware limited liability company and an Affiliate of the General Partner ("BPL"), as described in the Prospectus; (iv) to enter into customer agreements with such futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms as described in the Prospectus; (v) to cause the Partnership to pay BPL and such other brokers, dealers, and firms the commissions, fees, charges, mark-ups, and other transaction costs as described in the Prospectus and in the agreements with such persons or as agreed upon from time to time between the General Partner and BPL and such other brokers, dealers, and firms;
(vi) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate such customer agreements in the sole discretion of the General Partner in accordance with the terms of such agreements; (vii) to employ from time to time other futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms (which may include Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to agreements having such terms and conditions and providing for such term and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership; and
(viii) in furtherance of the Partnership's trading activities, purposes, business, and objectives, to provide guarantees, indemnities, margin, collateral, undertakings, credit support and enhancement, and similar assurances to banks, financial institutions, counterparties, brokers, dealers, customers, and other persons (including but not limited to BPL, other Affiliates of the General Partner, principals, stockholders, directors, officers, or employees of the General Partner or any of its Affiliates, or partnerships, corporations, companies, trusts, or other entities for which the General Partner or any of its Affiliates acts as general partner, operator, sponsor, or advisor or otherwise manages or controls ("Interested Persons")) with regard to obligations incurred by futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms employed by the Partnership or its counterparties or agents or employed by other persons (including but not limited to Interested Persons), and to enter into related agreements (including but not limited to contribution, indemnity, margin, collateral, credit support and enhancement, and other similar agreements with Interested Persons), it being understood and agreed that, pursuant to such guarantees, arrangements, and agreements, the Partnership may make and take actual physical delivery of the items underlying commodity interest contracts, may be subject to risks of defaults and failures and other risks, and may be liable (primarily, secondarily, or contingently) for the obligations of other persons (including but not limited to Interested Persons), provided in each such case that the General Partner shall first determine in its sole discretion that such guarantees, arrangements, and agreements may result in better trade execution or pricing or increased confidentiality with respect to the Partnership's trading activities or is otherwise beneficial to the Partnership.

            The General Partner shall review from time to time, and at least once a year, the commission rates and other transaction fees charged to the Partnership. Based upon such review, comparisons to the commission rates and fees charged by other major futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms for similar services rendered to accounts the size and type of the partnership's account, the General Partner's knowledge of the reasonableness of commission rates generally, the trading volume of the Partnership, and the circumstances of the Partnership, the General Partner shall ensure that the rates and fees being charged to the Partnership are reasonable and competitive in relation to rates and fees charged by other brokers and dealers for similar services to entities comparable in size and trading activity to the Partnership.

            (b) TRADING POLICIES. The General Partner shall require the Partnership's trading advisors to follow, and shall monitor their compliance with, such trading policies as the General Partner may determine in its sole discretion from time to time, as well as the following trading policies.

                 (i) The Partnership shall not borrow or lend money to any Partner or other person, except that the foregoing shall not prohibit: (aa) depositing margin and collateral with respect to the initiation and maintenance of commodity interest contract positions; (bb) obtaining and utilizing lines of credit and settlement and delivery lines for the trading of forward contracts, currency contracts, swaps, and related contracts and entering into guarantees, arrangements, and agreements in connection therewith; or (cc) guaranteeing obligations of any person or entering into any other arrangement or agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a).

                (ii) The Partnership shall not permit "churning" of its assets.

               (iii) The Partnership shall not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions in a given commodity interest contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. However, open trade equity may be taken into account when determining the size of positions to be taken in all commodity interest contracts, and the Partnership may add to existing commodity interest contract positions in its portfolio provided that such action shall be consistent with the foregoing restriction.

            The General Partner shall not approve any material change in the foregoing three trading policies without obtaining prior written approval of Limited Partners owning more than 50% of the Units then owned by Limited Partners.

            (c) ADDITIONAL OBLIGATIONS AND RESPONSIBILITIES OF GENERAL PARTNER. The General Partner shall take such other actions as it may deem necessary or desirable in its sole discretion to manage the business of the Partnership, including but not limited to: (i) entering into, executing, delivering, and maintaining contracts and agreements, including without limitation account opening agreements and documents, applications, subscriptions, investment letters, investment agreements, management agreements, advisory agreements, powers of attorney, trading and investment authorizations, appointments of agents, purchase agreements, sale agreements, brokerage and clearing agreements, margin agreements, escrow agreements, custody agreements, solicitation agreements, swap agreements, collateral, pledge, and security agreements, financing statements, assignments, guarantees, indemnities, contribution agreements, keep-well agreements, credit support and enhancement agreements, incumbency certificates, confirmations, underwriting and selling agreements, consulting agreements, letters of liquidation, arbitration agreements, hedging certifications and agreements, risk disclosure statements, give-up agreements, disclosure documents, settlement agreements, court, arbitration, and regulatory authority agreements, applications, certifications, documents, and instruments, authorizations to close accounts, authorizations to transfer funds, securities, commodities, currencies, and other property, and any and all other instruments,
(ii) doing and performing all such things as shall be in furtherance of the Partnership's purposes or necessary or appropriate for the conduct of the Partnership's business, including without limitation opening, maintaining, and closing brokerage accounts, clearing accounts, mutual fund accounts, bank accounts, margin, collateral, and security accounts, escrow accounts, custodial accounts, and other accounts; (iii) transferring the care and custody of securities, commodities, currencies, and funds to banks, brokers, dealers, clearing agencies, custodians, and other depositories and agents pursuant to bank, brokerage, clearing, safekeeping, custody, escrow, and other arrangements;
(iv) making withdrawals, transfers, payments, and additions of funds, securities, commodities, currencies, and other property and instruments from and to said accounts; (v) collecting and receiving confirmation statements, statements of account, reports, and other communications from brokers, dealers, counterparties, banks, agents, mutual funds, custodians, and agents; (vi) making, executing, certifying, signing, endorsing, pledging, hypothecating, and delivering checks, drafts, notes, acceptances, bills of exchange, deposits, bills of lading, warehouse receipts, letters of credit, lines of credit, and negotiable instruments; (vii) depositing, withdrawing, paying, retaining, and distributing the Partnership's assets in any manner consistent with this Agreement; (viii) investing and directing the investment and reinvestment of assets of the Partnership; (ix) paying and authorizing the payment of distributions to Partners and expenses of the Partnership; and (x) preparing and filing in a timely manner all reports, filings, and registrations which shall be required from time to time by applicable legal, governmental, and regulatory authorities.

            The Partnership's assets are and shall be deposited with such banks, futures commission merchants, clearing brokers, foreign exchange brokers and dealers, broker-dealers, brokerage firms, custodians, and/or other depositories as the General Partner in its sole discretion may determine from time to time, and such assets shall be used for the Partnership's trading. The General Partner shall endeavor to place as much of the Partnership's assets as is practicable in governmental debt securities and other interest-bearing securities, investments, and accounts for the account of the Partnership or otherwise arrange for interest and other amounts to be credited to such assets. The Partnership shall receive all interest income and other amounts earned on such securities, investments, and accounts.

            The General Partner shall make any and all elections on behalf of the Partnership under the Code and any other applicable federal, state, local, or foreign tax law as the General Partner shall determine to be in the best interests of the Partnership. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof any federal, state, local, or foreign tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall in good faith and by appropriate legal proceedings be contesting the validity, applicability, or amount of such tax without materially endangering any rights or interests of the Partnership.

            The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Partnership, including but not limited to (i) conducting all audits and other administrative proceedings with respect to Partnership tax items; (ii) extending the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) filing petitions with appropriate federal courts for review of final Partnership administrative adjustments; and
(iv) entering into a settlement with the Internal Revenue Service on behalf of and binding upon those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner shall not act on such Partner's behalf. The General Partner shall be authorized to retain and compensate attorneys, accountants, and auditors to assist the General Partner in carrying out its obligations as tax matters partner.

            If, pursuant to applicable law, the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof), whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner (although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner such amount of tax, within ten days after the General Partner's request therefor. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to such Partner (or assignee) or a redemption of Units by such Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

            The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership (including subscription documentation and records necessary to substantiate that Units were sold to subscribers for whom such securities were suitable at the time of purchase) as the General Partner deems necessary or advisable in its sole discretion or as shall be required by applicable regulatory authorities. To the extent required by CFTC regulations and for any purpose related to a Limited Partner's interest as a limited partner in the Partnership, such books and records shall be available to a Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership, and upon request the General Partner shall send copies of the same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. A Limited Partner shall give the General Partner at least 24 hours' prior written notice for such inspection and copying by such Partner or his authorized attorney or agent. Any subscription documentation shall be retained by the Partnership for not less than six years.

            The General Partner shall submit to any state securities or Blue Sky authority any information required to be filed with such authority, including without limitation reports and statements required to be distributed to Limited Partners.

            Except as provided or permitted otherwise in this Agreement or with the approval of the General Partner and in accordance with applicable laws, rules, and regulations, no person shall receive, directly or indirectly, any advisory, management, or incentive fee for investment advice furnished to the Partnership who shall also share or participate in brokerage, floor, exchange, clearing, clearinghouse, or principal commissions or fees paid by the Partnership, and no broker or dealer for the Partnership shall pay, directly or indirectly, rebates or give-ups to the General Partner or any other trading advisor for the Partnership. Such prohibitions shall not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. The Partnership's deposit of margin, collateral, and assets with banks, futures commission merchants, clearing brokers, foreign exchange brokers or dealers, broker-dealers, brokerage firms, custodians, escrow agents, or other depositories and the segregation of any such amounts by such persons in accordance with CFTC regulations, and the Partnership's entry into, and performance under, any guarantee, arrangement, or other agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a) shall not constitute commingling.

            The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 6, any Partner or affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature, or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Partners shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper, and no Partner shall be required to refrain from any other venture or disgorge any profits derived from any other venture.

            The General Partner may, consistent with applicable laws, rules, and regulations, engage and compensate, on behalf of the Partnership and from the Partnership's funds, such persons and entities (including attorneys, accountants, and auditors, persons and entities affiliated with the General Partner, and officers, employees, and Affiliates of the General Partner) as the General Partner in its sole discretion shall deem necessary or advisable for the conduct and operation of the business of the Partnership.

            The General Partner in its sole discretion shall prosecute, defend, settle, or compromise actions or claims at law or in equity at the Partnership's expense as may be necessary or proper to enforce or protect the Partnership's interests. The General Partner shall satisfy any judgment, decree, or decision of any court or governmental or regulatory authority or any settlement of any suit or claim prior to judgment or final decision thereon, first out of any insurance proceeds available therefor, next out of the Partnership's assets, and thereafter out of the General Partner's assets.

            Persons dealing with the General Partner shall not be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstances bearing upon the existence of its authority.

10. AUDITS; REPORTS TO LIMITED PARTNERS.

            The Partnership's books shall be audited annually by an independent public accounting firm selected by the General Partner in its sole discretion. The General Partner shall use its best efforts to cause each Partner to receive:
(a) within 90 days after the close of each fiscal year of the Partnership a certified annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year last ended, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and the NFA from time to time shall require in annual reports; (b) within 90 days after the close of each fiscal year of the Partnership such tax information relating to the Partnership as shall be necessary for such Partner to complete such Partner's federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and the NFA from time to time shall require in monthly reports (including without limitation a statement showing the individual and aggregate amounts of fees, compensation, brokerage commissions and fees, and other expenses and costs paid by the Partnership); and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and the NFA from time to time shall require under the Commodity Exchange Act as amended to be given to participants in commodity pools.

            If any of the following events occurs, notice of such event shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (i) any amendment to this Agreement which shall have been made in accordance with
Section 18; (ii) a decrease in the Net Asset Value of a Unit to or below 50% of the Net Asset Value for the fiscal year-end most recently reported to Limited Partners; (iii) any change in general partners; or (iv) any change in the Partnership's fiscal year. Such notice shall describe any voting rights of the Limited Partners as set forth in Section 18.

            The approximate Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent approximate Net Asset Value shall be promptly supplied in writing to any Limited Partner after the General Partner shall have received a written request therefor from such Partner.

11. TRANSFER AND REDEMPTION OF UNITS.

            (a) TRANSFER. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Section 11(a). A Limited Partner may transfer, assign, pledge, or encumber his Units solely and exclusively to or for the benefit of (i) another person who is an employee of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, (ii) the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, or (iii) such other person or entity as the General Partner in its sole discretion may determine. A Limited Partner may not make a partial transfer, assignment, pledge, or encumbrance of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such transfer, assignment, pledge, or encumbrance) to less than the amount of the minimum investment required by the Partnership of new Limited Partners at the time of such transfer, assignment, pledge, or encumbrance, and any proposed partial transfer, assignment, pledge, or encumbrance, if permitted under this Agreement, shall be honored only to the extent it complies with such limitation. No transferee, assignee, pledgee, or secured creditor of Units may become a substituted Limited Partner unless the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

            Any transfer, assignment, pledge, or encumbrance of Units which shall be permitted hereunder shall be effective as of the close of business (as determined by the General Partner its sole discretion) on the last day of the calendar month in which such transaction shall have occurred; provided, however, that the Partnership need not recognize any transfer, assignment, pledge, or encumbrance until the General Partner shall have received at its principal office at least 30 days' prior written notice of such proposed transaction from the transferring Limited Partner. Such notice shall be signed by the transferring Limited Partner and shall set forth the name, residence address, and social security or taxpayer identification number of the proposed transferee, assignee, pledgee, or secured creditor, the number of Units that shall be proposed to be transferred, assigned, pledged, or encumbered, and a certification that the proposed transferee, assignee, pledgee, or secured creditor is a person permitted to own and hold Units as provided in the first paragraph of this Section ll(a). The transferring Limited Partner's signature shall be guaranteed by a commercial bank which is a member of the Federal Deposit Insurance Corporation, a trust company, or a member of either a United States registered national securities exchange or the NASD, other than a sole proprietor. The guarantees shall be signed by an authorized signatory of the bank, trust company, or member firm, and "Signature Guaranteed" shall appear with the signature. Signature guarantees by savings banks, savings and loan associations, and notaries public shall not be accepted. Signature guarantees may be waived by the General Partner in its sole discretion. The General Partner may request further documentation from entities, executors, administrators, trustees, or guardians. Prior to the General Partner's actual receipt at its principal office of the foregoing notice from a Limited Partner, the General Partner shall be entitled to recognize the exclusive right of the person registered in the Partnership's books and records as the owner of Units, and shall not be liable for any actions taken by it in reliance upon the Partnership's books and records (including transmitting reports, tax information, and notices as provided under Section 10, reporting tax information to governmental and regulatory authorities, and making distributions).

            No transfer, assignment, pledge or encumbrance of Units shall be permitted unless the General Partner shall be satisfied that such transaction:
(i) shall not involve a transfer, assignment, pledge, or encumbrance to or for the benefit of a minor or incompetent, or a person who shall be insolvent after such transaction, or a person who is not permitted to own and hold Units as provided in the first paragraph of this Section ll(a); (ii) shall not violate this Section 11(a); (iii) shall not violate the Partnership Act; (iv) shall not violate the Securities Act, any applicable state securities or Blue Sky laws, or any applicable foreign laws; (v) shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes; or (vi) shall not adversely affect the status of Limited Partners as limited partners under the Partnership Act. Any such purported or attempted transfer, assignment, pledge, or encumbrance in violation of the preceding provisions shall be null, void, and ineffectual, and need not be recognized by the Partnership.

            A Limited Partner who shall transfer, assign, pledge, or encumber his Units shall remain liable to the Partnership as provided under the Partnership Act, regardless of whether his transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner. Any transferee, assignee, pledgee, or creditor of Units who shall not have been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor, assignor, pledgor, or debtor shall have been entitled, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. A Limited Partner shall bear all costs (including attorneys', accountants', and other fees) related to a transfer, assignment, pledge, or encumbrance of his Units.

            If a transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner in accordance with this Section 11(a), the General Partner shall be authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary or desirable to reflect such substitution. No transferee, assignee, pledgee, or creditor shall become a Limited Partner until the General Partner shall execute this Agreement on behalf of such person pursuant to the power of attorney in Section 14 and shall make an entry in the books and records of the Partnership reflecting that such person has been admitted as a Limited Partner. Such person shall be deemed a Limited Partner at such time as such admission shall be reflected in the books and records of the Partnership.

            (b) REDEMPTION. Except as provided otherwise below in this Section 1l(b), a Limited Partner (or any assignee thereof) may withdraw, effective as of the last day of any calendar quarter, all or a portion of such Partner's unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or a portion of such Partner's Units at 100% of the Net Asset Value thereof, reduced as hereinafter described (such withdrawal being herein referred to as "Redemption"); provided, however, that (i) a Limited Partner may only redeem Units (or fractions thereof) in $1,000 increments, except that other amounts of Units may be redeemed if a Limited Partner is redeeming his entire interest in the Partnership, and (ii) a Limited Partner may not make a partial Redemption of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such Redemption) to less than the amount of the minimum investment required of new Limited Partners by the Partnership at the time of such Redemption, and any request for partial redemption shall be honored only to the extent it complies with such limitation. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

            Redemption of a Limited Partner's Units shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after a Request for Redemption in proper form has been received by the General Partner ("Redemption Date"), provided that all liabilities (contingent or otherwise) of the Partnership, except any liability to Partners on account of their capital contributions, shall have been paid or there shall remain assets of the Partnership sufficient to pay them. As used herein, a "Request for Redemption" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof and received by the General Partner at least five business days prior to the date on which Redemption is to be effective. If the General Partner shall receive a Request for Redemption on a date less than five business days prior to the date on which Redemption is to be effective, unless the General Partner in its sole discretion shall waive the untimeliness of such Request, such Redemption shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter that immediately follows the calendar quarter in which the General Partner received such untimely Request. A Request for Redemption is annexed hereto as Annex A. Additional Requests for Redemption may be obtained by written request to the General Partner. A Request for Redemption shall be endorsed by each Partner requesting such redemption, or by such Partner's assignee.

            Upon Redemption, a Limited Partner (or any assignee thereof) shall receive for each Unit redeemed an amount equal to 100% of the Net Asset Value of a Unit as of the Redemption Date, less any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership or the General Partner as provided below in this paragraph or any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership in accordance with Section 17(d). If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a redeeming Limited Partner (or any assignee thereof), and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon Redemption of Units by such Limited Partner (or assignee), all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the Partnership and/or the General Partner.

            The right to obtain Redemption shall be contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, (ii) the timely receipt by the General Partner of a Request for Redemption as described herein, and (iii) the other terms and conditions set forth in this Section 11(b). The General Partner shall endeavor to pay Redemptions within 20 business days after the Redemption Date, except that under certain circumstances (including but not limited to the inability on the part of the Partnership to liquidate commodity interest contract positions or the default or delay in payments which shall be due the Partnership from banks, brokers, dealers, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which shall be the subject of such default or delay

            The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any Redemption.

12. MANDATORY REDEMPTION.

            The General Partner may, in its sole discretion at any time and from time to time, require a Limited Partner (or his assignee if any) to withdraw entirely from the Partnership or to withdraw a portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, by giving notice in writing to the Limited Partner (or assignee) thus designated. The Limited Partner (or assignee) thus designated shall redeem all or a portion of his Units from the Partnership as specified in such notice as of the last day of the calendar month specified in such notice, which notice shall be delivered to the Limited Partner (or assignee) thus designated at least five business days prior to such month-end. Such Limited Partner (or assignee) shall be deemed to have redeemed all or a portion of his Units, as the case may be, as of the end of such month without further action on the part of the Limited Partner (or assignee). The General Partner is authorized to cancel the appropriate number of Units issued to the Limited Partner (or assignee) in respect of such redemption and pay to the Limited Partner (or assignee) an amount equal to the Net Asset Value of such Units less any amounts specified in Section ll(b).

            Without limiting the foregoing or the circumstances under which the General Partner may require withdrawal of a Limited Partner, the General Partner intends generally to require the withdrawal of a Limited Partner: (a) who ceases to be an employee or Affiliate of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns; (b) if the value of Units held by Plan Investor Partners equals or exceeds 25% of the aggregate value of all Units then outstanding; or (c) if Units may be deemed to constitute assets of Plan Investor Partners.

            The General Partner is authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any required withdrawal of a Limited Partner.

13. ADMISSION OF ADDITIONAL PARTNERS.

            At any time and from time to time in its sole discretion, the General Partner may admit additional Limited Partners, each of which newly-admitted Limited Partners shall contribute cash to the capital of the Partnership for each Unit acquired in the amount determined in accordance with
Section 7 (which amount shall not be less than 100% of the Net Asset Value of the Unit acquired). At any time and from time to time in its sole discretion, the General Partner may admit any transferee, assignee, pledgee, or secured creditor of Units as a substituted Limited Partner in accordance with Section ll(a). Additional general partners shall not be admitted to the Partnership except as provided in Section 18; provided, however, that at any time and from time to time in its sole discretion, the General Partner may admit additional general partners that are affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units.

            The General Partner is authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and to the Certificate of Limited Partnership as may be necessary to reflect the admission or substitution of a Partner.

14. SPECIAL POWER OF ATTORNEY.

            Each Limited Partner, by the execution of this Agreement, hereby irrevocably constitutes and appoints the General Partner and any successor general partner, with full power of substitution, as such Partner's true and lawful agent and attorney-in-fact, in his name, place, and stead, to do all things necessary: (a) to admit a person as a Limited Partner and to admit other persons as additional or substituted Limited Partners so long as such admission or substitution shall be in accordance with this Agreement; (b) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (c) to execute, acknowledge, swear to, deliver, file, record, and publish: (i) this Agreement, the Certificate of Limited Partnership, and amendments thereto; (ii) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with this Agreement; (iii) certificates of assumed name; and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to do business as a foreign limited partnership in other jurisdictions.

            This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of a Limited Partner.

            Each Limited Partner shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. Each Limited Partner hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

            Each Limited Partner shall execute a special power of attorney on a document separate from this Agreement, generally contained in subscription documentation. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the General Partner and any successor thereto pursuant to this Power of Attorney, this Agreement shall control.

            The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

15. WITHDRAWAL OF PARTNERS.


            (a) WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not withdraw from the Partnership unless it shall have given the Limited Partners at least 90 days' prior written notice of its intention to withdraw. Subject to Sections 4 and 18, upon the withdrawal insolvency, dissolution, liquidation, or termination of the General Partner, the Partnership shall terminate and dissolve unless a remaining or new general partner or partners shall have been elected to continue the business of the Partnership, which any remaining or new general partner(s) shall have the right to do.

            (b) WITHDRAWAL OF LIMITED PARTNERS. The withdrawal, insolvency, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner and his estate, custodian, or legal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner (and any assignee or representative thereof) agrees that, in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

16. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.


            Except as provided otherwise in this Agreement, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being agreed by all Partners that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement).

17. STANDARD OF LIABILITY; INDEMNIFICATION.

            (a) STANDARD OF LIABILITY. Neither the General Partner nor any of its Affiliates (as defined in Section 17(c)) shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any loss, liability, damage, cost, or expense incurred by the Partnership or such Partner by reason of any act, omission, activity, or conduct by the General Partner or any of its Affiliates (either on behalf of the Partnership or in the furtherance of the interests of the Partnership) in good faith, in a manner reasonably believed by such person to be within the scope of the authority granted to such person by this Agreement or by law or by the consent of the Limited Partners, and in the best interests of the Partnership, provided that the General Partner's or such Affiliate's act, omission, activity, or conduct did not constitute negligence, misconduct, or breach of fiduciary duty.

            (b) INDEMNIFICATION BY PARTNERSHIP. The Partnership, out of its assets to the fullest extent permitted by applicable law, shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, and expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims and lawsuits) actually and reasonably incurred by the General Partner or Affiliate arising from acts, omissions, activities, or conduct concerning the business or activities undertaken by or on behalf of the Partnership, including without limitation any demands, claims, or lawsuits initiated by a Limited Partner or assignee thereof, provided that a court of competent jurisdiction upon entry of final judgment shall find (or, if no final judgment shall be entered, independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine) that such loss, liability, damage, cost, or expense did not arise out of an act, omission, activity, or conduct of the General Partner or Affiliate which constituted misconduct, negligence, or breach of fiduciary duty and such act, omission, activity, or conduct was done in good faith, in the reasonable belief that it was within the scope of the authority granted to the General Partner or Affiliate by this Agreement or by law or by the consent of the Limited Partners, and was in the best interests of the Partnership. Notwithstanding the foregoing, no indemnification of the General Partner or its Affiliates by the Partnership shall be permitted for any loss, liability, damage, cost, or expense resulting from liabilities incurred for violation of federal or state securities laws. The General Partner and its Affiliates shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits, provided that a court, after having been apprised as to the current position of the SEC and any other applicable state securities or Blue Sky regulatory authority regarding indemnification for violations of securities laws, either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made. Notwithstanding the foregoing, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any of its Affiliates is a party defendant, any such person or entity shall be indemnified only to the extent and subject to the conditions specified in the Partnership Act.

            Expenses incurred in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described above shall be paid by the Partnership from time to time in advance prior to final disposition thereof upon receipt of an undertaking by or on behalf of the General Partner or Affiliate thereof, as applicable, that such amount shall be repaid by the General Partner or Affiliate to the Partnership if it shall be ultimately determined that the General Partner or Affiliate shall not be entitled to indemnification under this Section 17(b), provided that either (i) the General Partner or Affiliate provides appropriate security for such undertaking, (ii) the General Partner or Affiliate is insured against losses arising out of any such advance payments, or (iii) independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine that, based upon a review of readily available facts (as opposed to a full trial-type inquiry), there is reason to believe that the General Partner or Affiliate shall be found entitled to indemnification hereunder. Notwithstanding the foregoing, no such advances shall be made to the General Partner or its Affiliates when an action shall have been initiated by a Limited Partner.

            Nothing contained in this Section 17(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits if any, and any distributions and amounts received upon redemption of Units together with interest thereon, as provided in Section 8(f). All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, dissolution, liquidation, or termination of the General Partner.

            The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in similar business, or from naming the General Partner and its Affiliates as additional named insured parties thereunder, provided that such addition does not add to the amount of the premiums payable by the Partnership.

            Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

            (c) AFFILIATE. As used in this Agreement, except as provided otherwise herein, the term "Affiliate" of the General Partner shall mean: (i) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the General Partner;
(ii) any natural person, partnership, corporation, company, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the General Partner; (iii) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with the General Partner; or (iv) any officer or director of the General Partner. Notwithstanding the foregoing, "Affiliate" for the purpose of this Section 17 shall include only those persons acting on behalf of the General Partner within the scope of the authority of the General Partner as provided in this Agreement.

            (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership shall be made a party to any claim, demand, dispute, or litigation or otherwise shall incur any loss, liability, damage, cost, or expense as a result of or in connection with any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees).

18. AMENDMENTS; MEETINGS; VOTING.

            (a) AMENDMENTS AND ACTIONS WITH CONSENT OF GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if such amendment shall be approved (in person or by proxy and embodied in an instrument signed personally or by an attorney-in-fact) by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners, and only if such amendment shall be made in accordance with and to the extent permissible under the Partnership Act. Approval by Limited Partners may be obtained by the General Partner after written notice to Limited Partners requiring them to respond in the negative within a specified time or be deemed to have provided their approval. Any amendment to this Agreement which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interest and Units of General Partnership Interest.

            Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement, without the consent of any Limited Partner, in order: (i) to change the name of the Partnership; (ii) to clarify any ambiguity; (iii) to supplement or clarify any inconsistent provisions; (iv) to effect the intent of the allocation provisions to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) to attempt to ensure that the Partnership is not classified as a "publicly traded partnership" for federal income tax purposes;
(vii) to make any other amendment that is not adverse to the Limited Partners; or (viii) to make any amendment that the General Partner deems advisable or considers necessary to comply with any applicable law, rule, regulation, policy, guideline or interpretation, provided that such amendment is not adverse to the Limited Partners. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement. Notwithstanding the foregoing, without the consent of all Partners, no such amendment to this Agreement shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

            (b) LIST OF PARTNERS; MEETINGS. Any Limited Partner, upon written request addressed to the General Partner and at such Limited Partner's expense, shall be entitled to obtain from the General Partner a list of the names and addresses of record of all Limited Partners and the number of Units owned by each, provided that such request shall be made in order to allow such Limited Partner to communicate with other Limited Partners concerning the business of the Partnership. The General Partner in its discretion may require a Limited Partner requesting a list of Limited Partners to furnish to the General Partner an affidavit that the Limited Partner's request shall not be desired for a purpose which is in the interest of a business or object other than the business of the Partnership.

            Upon the General Partner's receipt of a written request that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement (which request shall be signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners), the General Partner, by written notice to each Limited Partner of record mailed within 15 days after receipt of such request, shall call a meeting of the Partnership. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

            (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF GENERAL PARTNER. Upon the affirmative vote (in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners (excluding any Units owned by the General Partner), the following actions may be taken by the Partnership:
(i) this Agreement may be amended in accordance with and to the extent permissible under the Partnership Act, provided, however, that, without the consent of all Partners, no such amendment shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner shall be entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner or partners may be elected to replace the General Partner; (iv) a new general partner or partners may be elected prior to the withdrawal of the General

Partner from the Partnership; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that none of the foregoing actions shall be taken unless legal counsel approved by Limited Partners owning more than 50% of the Units then owned by Limited Partners shall render a written opinion to the effect that the action to be taken shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act or the classification of the Partnership as a "partnership" under the federal income tax laws and is permitted under the Partnership Act (or, in lieu of such an opinion, a court of competent jurisdiction shall render a final order to such effects). The term "final order" shall mean an order that is not subject to any further court proceedings for appeal, review, or modification. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interests and Units of General Partnership Interest. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement.

            (d) ACTIONS WITHOUT MEETING. Notwithstanding contrary provisions of this Section 18 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing without seven business days after the occurrence thereof.

            (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 18, the General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

19. GOVERNING LAW.

            The validity, construction, and enforcement of this Agreement shall be governed by and in accordance with the substantive law of the State of Delaware (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

20.  MISCELLANEOUS.

            (a) PRIORITY AMONG LIMITED PARTNERS. Except as provided otherwise in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

            (b) NOTICES. All notices under this Agreement (other than Requests for Redemption of Units, notices of assignment, transfer, pledge, or encumbrance of Units, and reports and notices by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or (if sent by mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given) upon the deposit of such notice in the United States mail. Requests for Redemption of Units and notices of assignment, transfer, pledge, or encumbrance of Units shall be effective upon timely receipt by the General Partner at its principal office. Reports and notices by the General Partner to the Limited Partners shall be in writing and shall be sent by first-class United States mail to the last known address of each Limited Partner.

            (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the Partners, their successors, assigns as permitted herein, custodians, estates, heirs, and legal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the General Partner may rely upon the Partnership's books and records as to whom are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby, including but not limited to all rights which they may have under Section 18.

            (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                      General Partner:

                                      SECOND MANAGEMENT LLC

                                      By: /s/ Mark F. Dalton
                                          ----------------------------
                                          Mark F. Dalton
                                          President and Chief Operating Officer

                                      Existing Limited Partners:

                                      By: SECOND MANAGEMENT LLC
                                          General Partner, as Authorized Agent
                                          and Attorney-in-Fact

                                          By: /s/ Mark F. Dalton
                                              ----------------------------
                                              Mark F. Dalton
                                              President and Chief Operating
                                              Officer

                                      Additional Limited Partners:

                                      By: SECOND MANAGEMENT LLC
                                          General Partner, as Authorized Agent
                                          and Attorney-in-Fact

                                          By:
                                             ----------------------------
                                             Mark F. Dalton
                                             President and Chief Operating
                                             Officer

                                                                         ANNEX A

                         TUDOR FUND FOR EMPLOYEES L.P.
                             REQUEST FOR REDEMPTION

__________________, 19__
(Today's date)

Submitted for Redemption Effective the Calendar Quarter Ending_________, 19__

TUDOR FUND FOR EMPLOYEES L.P.
c/o Second Management LLC,
 General Partner
One Liberty Plaza, 51st Floor
New York, New York 10006

Ladies and Gentlemen:

            I hereby request Redemption (as defined in and subject to the terms and conditions of the First Amended and Restated Limited Partnership Agreement of Tudor Fund For Employees L.P. (the "Partnership")) of (i) if a partial redemption, the equivalent number of Units of Limited Partnership Interest in the Partnership representing $_____________ [insert dollar amount in $1,000 increments], or (2) if a full redemption, _____________ Units [insert number of Units held] of Limited Partnership Interest in the Partnership, less any amounts specified below and in Section ll(b) of the First Amended and Restated Limited Partnership Agreement of the Partnership.

            Redemption will be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after this Request for Redemption has been received by the General Partner, provided that this request for Redemption is received by the General Partner at its principal office at least five business days prior to the date on which this Redemption is to be effective. I understand that: (i) I may redeem Units only in $1,000 increments, except that other amounts of Units may be redeemed if I am redeeming my entire interest in the Partnership; and
(ii) I may not make a partial Redemption of Units which would reduce the Net Asset Value of the Units retained by me (after giving effect to this Redemption) to less than $1,000, and any request for partial redemption will be honored only to the extent it complies with such limitation.

            I (either in my individual capacity or as an authorized representative of an entity if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Please remit Redemption proceeds as follows (Check one):

____ By check payable to the Limited Partner mailed to the following address:

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

OR

____    By wire transfer* to the Limited Partner's bank account as follows:

        * It is the General Partner's policy to transfer Redemption proceeds by wire only for amounts of $3,000 or more.

                Bank Name:
                City and State:
                ABA Number:
                For the Account of:
                Account Number:

Early payment based on the estimated quarter-end Net Asset Value per Unit (check one):

____    Is required by the Limited Partner

____    Is not required by the Limited Partner
           ---

SIGNATURE MUST BE IDENTICAL TO NAME IN WHICH UNITS
     OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED

Name of Partner: ________________________________

Account Number:  ________________________________

For execution by an individual partner         For execution by an entity

X                                              X
-----------------------------------------      --------------------------------
Signature of Limited Partner                   Signature of authorized officer,
                                               partner, trustee, or custodian

THIS REQUEST FOR REDEMPTION MUST BE EXECUTED BEFORE A NOTARY PUBLIC AND RECEIVED BY THE GENERAL PARTNER AT ITS PRINCIPAL OFFICE AT LEAST FIVE FULL BUSINESS DAYS PRIOR TO THE DATE ON WHICH REDEMPTION IS TO BE EFFECTIVE.

            THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC
                              FOR USE BY INDIVIDUAL

STATE OF     )
             :ss.:
COUNTY OF    )

            On the _____ day of__________, 19__, before me personally appeared _________________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
_______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.

                                         _______________________________________
                                                        Notary Public

                                         My commission expires on_______________

                               FOR USE BY TRUSTEE

STATE OF      )
              :ss.:
COUNTY OF     )

                        On the ________ day of ______________, 19__, before me
personally appeared_______________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument, and he/she duly acknowledged to me that he/she executed the same as trustee on behalf of _____________________________ ____________________________________________________ [Name of individual or entity].

                                         _______________________________________
                                                         Notary Public

                                         My commission expires on_______________

                                                                       EXHIBIT B

                          TUDOR FUND FOR EMPLOYEES L.P.
                             SUBSCRIPTION AGREEMENT
                                       AND
                                POWER OF ATTORNEY

                          (FOR USE ONLY BY INDIVIDUALS)



These securities may only be purchased and held by persons who are employees of Second Management LLC (the "General Partner"), any of its present or future affiliated entities, or their successors or assigns, or by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

INSTRUCTIONS - PLEASE READ CAREFULLY

1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.

2. Using a typewriter or printing in ink, fill in the blanks as directed under the captions "Subscriber" and "Subscription", and include the appropriate signature and date under the caption "Signature".

3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to CIS Securities, Inc. (the "Selling Agent"), at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, Attention: Quinn McSorley



--------------------------------------------------------------------------------


SUBSCRIBER (MUST BE COMPLETED IN FULL)

       (a) Full Name (Do Not Use Initials):

           -------------------------------------------------------
           First         Middle         Last



       (b) Social Security Number:
                                  --------------------------------

       (c) Residence Address (P.O. Box Alone Not Acceptable):


        ______________________________________________________________________
                                     Street

        ----------------------------------------------------------------------
        City                     State                        Zip Code




       (d) Home Telephone Number (____)___________________________

       (e) Have you previously subscribed for Units? Yes___ No___


--------------------------------------------------------------------------------

SUBSCRIPTION (MUST BE COMPLETED IN FULL)


     Pursuant to the accompanying Prospectus dated May    , 2002
(the "Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as the General Partner determines in its sole discretion ("Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold.

     The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.

     In order to subscribe for Units, a subscriber must deliver to the Selling
Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "THE BANK OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "THE BANK OF NEW YORK, NEW YORK, NEW YORK, ABA NO. 021000018, ACCOUNT NO. GLA/111565 FOR CREDIT TO ACCOUNT NO. 830633, TUDOR FUND FOR EMPLOYEES L.P., REFERENCE: [SUBSCRIBER'S NAME]", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.

     The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 200__ (insert date).

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REPRESENTATIONS AND WARRANTIES

     The undersigned subscriber hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

(1) The address as set forth above under the caption "Subscriber" is the subscriber's true, correct, and complete residence address, and the subscriber has no present intention of becoming a resident of any other state or country. The information provided above under that caption is true, correct, and complete as of the date of this Subscription Agreement, and if there should be any change in such information prior to the acceptance of the subscriber's subscription for Units at a Periodic Closing, the subscriber will immediately furnish such revised or corrected information to the General Partner.

(2) The subscriber is over 21 years old, is legally competent, and is permitted by applicable law to execute and deliver this Subscription Agreement and to purchase Units.

(3) As of the date of this Subscription Agreement, the amount of the subscriber's subscription for Units, made directly by the subscriber in his/her individual capacity and/or indirectly by the subscriber through the TIC 401(k) Plan, when added to the amount of all other subscriptions made by the subscriber (directly or indirectly) for Units, is and will be 25% or less of the subscriber's net worth or, if married, the subscriber's joint net worth with spouse (exclusive of home, furnishings, and automobiles).

(4) The subscriber understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to a subscriber will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The subscriber understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the subscriber may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

(5) The subscriber can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

(6) The subscriber's subscription is made with the subscriber's own funds for the subscriber's own account, and not as trustee, custodian, nominee, or agent for, or partner with, any other person.

(7) The subscriber understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

(8) The subscriber understands that Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, serves as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, serves as counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

(9) The subscriber understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

(10) The subscriber understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

(11) The subscriber understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").

(12) The subscriber is currently an employee of the General Partner or of an entity affiliated with the General Partner. Upon the termination of the subscriber's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, the subscriber's Units purchased hereby will be subject to mandatory redemption upon 5 business days' written notice from the General Partner, all as described in the Prospectus and the Limited Partnership Agreement.

BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, SUBSCRIBERS SHOULD BE AWARE THAT THEY HAVE NOT WAIVED ANY RIGHTS OF ACTION WHICH THEY MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. SUBSCRIBERS SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________
ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT

     The undersigned subscriber hereby agrees that, as of the date that the subscriber is admitted to the Partnership as a Limited Partner, the subscriber will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if the subscriber's signature was actually subscribed thereto.

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POWER OF ATTORNEY

     The undersigned subscriber irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as the subscriber's true and lawful agent and attorney-in-fact, in the subscriber's name, place, and stead, to do all things necessary: (1) to admit the subscriber as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.

     This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of the subscriber.

     The subscriber shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. The subscriber hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

     The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

--------------------------------------------------------------------------------


RECEIPT OF DOCUMENTATION

     The regulations of the Commodity Futures Trading Commission require that the undersigned subscriber be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes: (1) a supplement to the Prospectus, which may be given to the subscriber at any time that additional information is being provided to subscribers, and which must be given to the subscriber if the Prospectus or any supplement thereto is dated more than six months prior to the date that the subscriber first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The subscriber hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

--------------------------------------------------------------------------------


SIGNATURE

X
-----------------------------------------      --------------------------------
(Signature of Subscriber)                      Date

--------------------------------------------------------------------------------

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above the subscriber hereby certifies that the subscriber is not a citizen or resident of the United States.
                       ---

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Account Executive Use Only (Must Be Completed In Full And, Except For Signature, Must Be Typed Or Printed In Ink By Account Executive)


The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

     (a)  AE's Signature:________________________________________
     (b)  Full Name of AE:_______________________________________

     (c)  Full Name of AE's Firm: CIS Securities, Inc.

     (d)  Account Code of Subscriber: ____________________________

THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

            THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                  FOR USE ONLY BY INDIVIDUALS
STATE OF     )
             )ss.:
COUNTY OF    )

   On this _____ day of _______________, 200__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________ [include full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.

                                         _______________________________________
                                                   Notary Public

                                         My commission expires on ______________

                                                                       EXHIBIT C

                          TUDOR FUND FOR EMPLOYEES L.P.

                             SUBSCRIPTION AGREEMENT

                                       AND

                                POWER OF ATTORNEY

                      (FOR USE ONLY BY THE TUDOR INVESTMENT
              CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN)

This Subscription Agreement and Power of Attorney shall only be used by, and must be executed by, one of the trustees (each a "Trustee") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan"). In addition, each plan participant of the TIC 401(k) Plan on whose behalf this Subscription Agreement and Power of Attorney is being submitted (each a "Plan Participant") must execute the form of Representations and Agreements by Plan Participants annexed to the Prospectus as Exhibit D. All other subscribers must use the form of Subscription Agreement and Power of Attorney for individuals annexed to the Prospectus as Exhibit B.

INSTRUCTIONS - PLEASE READ CAREFULLY

 1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.

 2. Using a typewriter or printing in ink, fill in the blanks as directed under the caption "Subscription", and include the appropriate signature and date under the caption "Signature".

 3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to CIS Securities, Inc. (the "Selling Agent"), at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, Attention: Quinn McSorley.

"Subscriber" means the trust under the TIC 401(k) Plan acting through one or more of its Trustees.

--------------------------------------------------------------------------------

SUBSCRIBER (MUST BE COMPLETED IN FULL)

1. (a) Full Name of Trust: Tudor Investment Corporation 401(k)
                           -----------------------------------
       Savings and Profit-Sharing Plan.
       -------------------------------------------------------

   (b) Taxpayer I.D. Number: 13-3841088
                             ---------------------------------

2. (a) Full Names of Trustees: Filomena Di Sisto and
                               -------------------------------
       John R. Torell
       -------------------------------------------------------

   (b) Principal Business Address (P.O. Box Alone Not Acceptable):

       1275 King Street
       -------------------------------------------------------
                                  Street

       Greenwich                  Connecticut                   06831
       --------------------------------------------------------------
       City                         State                    Zip Code


--------------------------------------------------------------------------------

SUBSCRIPTION (MUST BE COMPLETED IN FULL)

   Pursuant to the accompanying Prospectus dated May    , 2002 (the
"Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as Second Management LLC (the "General Partner") determines in its sole discretion (the "Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold. The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.


   In order to subscribe for Units, a subscriber must deliver to the Selling
Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "THE BANK OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "THE BANK OF NEW YORK, NEW YORK, NEW YORK, ABA NO. 021000018, ACCOUNT NO. GLA/111565 FOR CREDIT TO ACCOUNT NO. 830633, TUDOR FUND FOR EMPLOYEES L.P. REFERENCE: TUDOR INVESTMENT CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.


   Acceptance of a subscription by the TIC 401(k) Plan is in no respect a representation by the Partnership or the General Partner that this investment meets all relevant legal requirements with respect to investments by the TIC 401(k) Plan, or that this investment is appropriate for the TIC 401(k) Plan or any Plan Participant.

   The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 200__ (insert date).

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES

   The undersigned Trustee on behalf of the TIC 401(k) Plan hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

(1) The undersigned Trustee understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to the TIC 401(k) Plan will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The undersigned Trustee understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the TIC 401(k) Plan may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

(2) The undersigned Trustee understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

(3) The undersigned Trustee understands that Tudor Investment Corporation ("TIC"), an affiliate of the General

Partner, acts as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, acts as a counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

(4) The undersigned Trustee understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

(5) The undersigned Trustee understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

(6) The undersigned Trustee understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").

BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE UNDERSIGNED TRUSTEE SHOULD BE AWARE THAT NEITHER HE/SHE NOR THE TIC 401(K) PLAN HAS WAIVED ANY RIGHTS OF ACTION WHICH EITHER MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. THE UNDERSIGNED TRUSTEE SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________
ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT

   The undersigned Trustee hereby agrees that, as of the date that the trust account is admitted to the Partnership as a Limited Partner, the Trustees and the TIC 401(k) Plan will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if a Trustee's signature was actually subscribed thereto.

--------------------------------------------------------------------------------

POWER OF ATTORNEY

   The undersigned Trustee irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as its true and lawful agent and attorney-in-fact, in each of the undersigned's name, place, and stead, to do all things necessary: (1) to admit the TIC 401(k) Plan as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) and to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualification of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.

   This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, disability, legal incompetency, or death of a Trustee or the insolvency, dissolution, liquidation, or termination of the TIC 401(k) Plan.

   The Trustees and the TIC 401(k) Plan shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney.

   The Trustees and the TIC 401(k) Plan hereby waive any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

   The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION

   The regulations of the Commodity Futures Trading Commission require that the undersigned be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes:
(1) a supplement to the Prospectus, which may be given to the undersigned at any time that additional information is being provided to subscribers, and which must be given to the undersigned if the Prospectus or any supplement thereto is dated more than six months prior to the date that the undersigned first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The undersigned Trustee hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

--------------------------------------------------------------------------------

SIGNATURE

   The undersigned Trustee hereby certifies and warrants the he/she has full power and authority from and on behalf of the TIC 401(k) Plan to complete, execute, and deliver this Subscription Agreement and Power of Attorney on its behalf, and to make the statements, representations, and warranties made herein, and that an investment in the Partnership is not prohibited by law or by the governing documents of the TIC 401(k) Plan, and is legally permissible.

Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan
-------------------------------------------------------------------
(Type or Print Name of Trust Account)

By:    ____________________________________________________________
       (Type or Print Name of Trustee)

       ______________________________   ___________________________
       (Signature of Trustee)           Date

ACCOUNT EXECUTIVE USE ONLY (MUST BE COMPLETED IN FULL AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR PRINTED IN INK BY ACCOUNT EXECUTIVE)

The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

(a)  AE's Signature: ________________________________________
(b)  Full Name of AE: _______________________________________

(c)  Full Name of AE's Firm: CIS Securities, Inc.

(d)  Account Code of Subscriber: _____________________________

THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

            THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                               FOR USE BY TRUSTEES

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

     On this _____ day of _______________, 200__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________________
[include full residence address]; that he/she is the Trustee described in and who executed the foregoing instrument for and on behalf of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan; he/she duly acknowledged to me that he/she executed the same; and he/she executed the same by order of and pursuant to authority in the trust instrument of such trust account.

                                         _______________________________________
                                                      Notary Public

                                          My commission expires ________________

                                                                       EXHIBIT D

              REPRESENTATIONS AND AGREEMENTS BY PLAN PARTICIPANTS

        In connection with the election by the undersigned plan participant ("Plan Participant") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan") to make an investment of contributions by the TIC 401(k) Plan on behalf of the Plan Participant in Tudor Fund For Employees L.P. (the "Partnership"), the Plan Participant hereby represents and warrants to, and agrees with, the trustees of the TIC 401(k) Plan (the "Trustees"), the Partnership, and Second Management LLC (the "General Partner") as follows.

        (1) As of the date hereof and at all times during the calendar year to which the current Plan Participant's investment election form applies, the amount of the Plan's investment on behalf of the Plan Participant in Units of Limited Partnership Interest in the Partnership ("Units"), taking into account all investments in Units that will be made by the Plan on behalf of the Plan Participant during such calendar year, when added to the amount of all other investments in Units made by the Plan on behalf of the Plan Participant or by the Plan Participant directly and in his/her individual capacity, is and will be 25% or less of the Plan Participant's net worth or, if married, the Plan Participant's joint net worth with spouse (exclusive of home, furnishings, and automobiles). The Plan Participant can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

        (2) The Plan Participant has received and thoroughly read the Prospectus dated May ___, 2002 (the "Prospectus") relating to the Partnership and Units.

        (3) The Plan Participant understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

        (4) The Plan Participant understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus provided to the Plan Participant should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or Tudor Investment Corporation, the trading advisor for the Partnership, will have similar results in the future or will realize any profits whatsoever.


        (5) The Plan Participant understands that, upon termination of the Plan Participant's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, any investment in the Partnership of the Plan Participant under the TIC 401(k) Plan will be subject to mandatory reallocation to other investment elections under the TIC 401(k) Plan (as specified by the Plan Participant) or, if no other investment election is specified, the Nationwide Money Market Fund.

X
-------------------------------                  ---------------------
(Signature of Plan Participant)                  Date

                                                                       EXHIBIT E

                                                               _________________
                                                               Today's Date

                          TUDOR FUND FOR EMPLOYEES L.P.
                             SUBSCRIPTION AGREEMENT
                FOR USE IN MAKING ADDITIONS TO EXISTING ACCOUNTS

                          (FOR USE ONLY BY INDIVIDUALS)

Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership") may only be purchased and held by persons who are employees of Second Management LLC (the "General Partner"), Tudor Investment Corporation, any of their present or future affiliated entities, or their successors or assigns, or by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

The undersigned subscriber ("Subscriber") hereby irrevocably subscribes for $_________________________ [insert dollar amount in even $1,000 increments] of Units for the periodic closing to be held as of the first day of _____________, 199_ [insert month and year].

As of the date of this Subscription Agreement, the amount of the Subscriber's subscription for Units, made directly by the Subscriber in his/her individual capacity and/or indirectly by the Subscriber through the TIC 401(k) Plan, when added to the amount of all other subscriptions made by the Subscriber (directly or indirectly) for Units, is and will be 25% or less of the Subscriber's net worth or, if married, the Subscriber's joint net worth with spouse (exclusive of home, furnishings, and automobiles).

By the signing below, the Subscriber hereby reaffirms all representations and warranties made by Subscriber to the General Partner and the Partnership in Subscriber's original subscription agreement and any subsequent subscription agreements. In addition, Subscriber acknowledges receipt of the Partnership's Prospectus dated May ___, 2002.

Subscriber's Name:______________________________________________________________
                    First            Middle Initial                    Last

Address Information: [ ] Maintain current address information
    (check one)      Or
                     [ ] Change mailing address as follows:

                     ________________________________________
                     Street

                     ________________________________________
                     City               State        Zip Code


Telephone Number:    ________________________



SIGNATURE

X____________________________       _________________________
 (Signature of Subscriber)          Date

                     Dealer Prospectus Delivery Obligation

   All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

          Printing.......................................... $ 30,000
          Legal fees and expenses...........................  100,000
          Accounting fees and expenses......................   45,000
          Escrow Agent fees.................................    3,500
          Blue Sky fees and expenses, including legal fees..   20,000
          Miscellaneous.....................................    5,000
                                                             --------
             Total.......................................... $203,500
                                                             ========

--------
* The amounts represent an estimate of the specified expenses in connection with the issuance and distribution of the securities covered by this Registration Statement during the next 12 months, and do not represent cumulative expenses to date or any future expenses in respect of the Registrant or any securities previously issued, or which may in the future be issued, by the Registrant.

Item 14.  Indemnification of Directors and Officers.


   Section 17 of the Second Amended and Restated Limited Partnership Agreement (a form of which is included as Exhibit A to the Prospectus) provides for indemnification of Second Management LLC (the General Partner of the Registrant) and its affiliates by the Registrant, and for indemnification of the Registrant by the Partners in certain circumstances. Section 8 of the Management Agreement (a form of which was previously filed as Exhibit 10.03(a)) provides for the indemnification of Tudor Investment Corporation (the Trading Advisor for the Registrant) and its stockholders, directors, officers, principals, employees, and their respective successors and assigns in certain circumstances. Section 6 of the Selling Agreement (a form of which is filed as Exhibit 1.02) provides for indemnification of the Registrant by CIS Securities, Inc. (the Selling Agent for the Registrant) in certain circumstances, and for indemnification of the Selling Agent by the Registrant and the General Partner in certain circumstances.


Item 15.  Recent Sales of Unregistered Securities.

   None.

Item 16.  Exhibits and Financial Statements.

   (a) Exhibits


Exhibit
Number                                        Description of Document
-------                                       -----------------------
 1.01    Form of Selling Agreement among Cargill Investor Services, Inc., Second Management LLC, and
         the Registrant.

 1.02**  Form of Selling Agreement among CIS Securities, Inc., Second Management LLC, and the
         Registrant.

 3.01**  Form of Second Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

 3.02(a) Certificate of Limited Partnership of the Registrant.

 3.02(b) Amendment to Certificate of Limited Partnership of the Registrant.

 5.01    Opinion letter of Shearman & Sterling to the Registrant regarding the legality of Units (including consent).


Exhibit
Number                                            Description of Document
-------                                           -----------------------
 8.01(a)    Opinion letter of Shearman & Sterling to the Registrant regarding certain federal income tax matters
            (including consent).

 8.01(b)    Opinion letter of Day, Berry & Howard to the Registrant regarding certain Connecticut tax matters
            (including consent).

 8.01(c)**  Consent of Shearman & Sterling.

 8.01(d)**  Consent of Day, Berry & Howard LLP.

 10.01      Form of Amended and Restated Customer Foreign Exchange Agreement between the Registrant and
            Bellwether Partners LLC.

 10.02(a)   Form of Management Agreement among the Registrant, Second Management Company, Inc.
            (succeeded by Second Management LLC), and Tudor Investment Corporation.

 10.02(b)   Form of Amendment to Management Agreement among the Registrant, Second Management
            Company, Inc. (succeeded by Second Management LLC), and Tudor Investment Corporation.

 10.03(a)** Form of Subscription Agreement and Power of Attorney to be executed by purchasers of Units who are individuals (included as Exhibit B to the Prospectus).

 10.03(b)** Form of Subscription Agreement and Power of Attorney to be executed by participants in the Tudor
            Investment Corporation 401(k) Savings and Profit-Sharing Plan (included as Exhibit C to the
            Prospectus).

 10.03(c)** Form of Representations and Agreements Letter to be executed by participants in the Tudor
            Investment Corporation 401(k) Savings and Profit-Sharing Plan (included as Exhibit D to the
            Prospectus).

 10.03(d)** Form of Subscription Agreement for use in making additions to existing accounts (included as
            Exhibit E to the Prospectus).

 10.04(a)   Form of Escrow Agreement among the Registrant, Seventh Management, Inc., and United States
            Trust Company of New York.

 10.04(b)   Form of Amendment to Escrow Agreement among the Registrant, Cargill Investor Services, Inc., and United States Trust Company of New York.

 23.01**    Consent of Independent Public Accountants for each of (i) the Registrant, and (ii) Second
            Management LLC.

 99.1       Letter to the Securities and Exchange Commission pursuant to Temporary Note 3T.

--------
** Filed herewith. If not filed herewith, Exhibit was previously filed and has not been amended in any material respect. Previously filed Exhibits which have been superseded or are no longer in effect have been deleted from the foregoing Exhibit list.

   (b)  Financial Statements**

        Included in the Prospectus:
             Tudor Fund For Employees L.P. (the Registrant)
             Report of Independent Public Accountants
             Audited Financial Statements
             Notes to Audited Financial Statements
             Unaudited Financial Statements
             Notes to Unaudited Financial Statements

        Second Management LLC (the General Partner)
             Report of Independent Public Accountants
             Audited Financial Statements
             Notes to Audited Financial Statements
             Unaudited Statement of Financial Condition
             Notes to Unaudited Statement of Financial Condition

Item 17.  Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich and State of Connecticut on the 14th day of May, 2002.


                                          TUDOR FUND FOR EMPLOYEES L.P.

                                                   SECOND MANAGEMENT LLC
                                          By: _______________________________
                                                      General Partner

                                                    /S/  MARK F. DALTON
                                          By: _______________________________
                                                  Mark F. Dalton President


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 Signatures                           Title(s)               Date
                 ----------                           --------               ----

Second Management LLC                        General Partner             May 14, 2002

            /s/  MARK F. DALTON              President of the General    May 14, 2002
By: ______________________________________     Partner
               Mark F. Dalton

         /s/  PAUL TUDOR JONES, II           Chairman and Chief          May 14, 2002
By: ______________________________________     Executive Officer of the
            Paul Tudor Jones, II               General Partner

        /s/  JOHN G. MACFARLANE, III         Managing Director and Chief May 14, 2002
By: ______________________________________     Operating Officer of the
          John G. Macfarlane, III              General Partner

            /s/  ANDREW S. PAUL              Managing Director, General  May 14, 2002
By: ______________________________________     Counsel and Secretary of
               Andrew S. Paul                  the General Partner

            /s/  JOHN R. Torell              Managing Director and Chief May 14, 2002
By: ______________________________________     Financial Officer of the
               John R. Torell                  General Partner

                                 EXHIBIT INDEX


Exhibit
Number                                          Description of Document
----------                                      -----------------------
1.01       Form of Selling Agreement among Cargill Investor Services, Inc., Second Management LLC,
           and the Registrant.

1.02**     Form of Selling Agreement among CIS Securities, Inc., Second Management LLC, and the
           Registrant.

3.01**     Form of Second Amended and Restated Limited Partnership Agreement of the Registrant
           (included as Exhibit A to the Prospectus).

3.02(a)    Certificate of Limited Partnership of the Registrant.

3.02(b)    Amendment to Certificate of Limited Partnership of the Registrant.

5.01       Opinion letter of Shearman & Sterling to the Registrant regarding the legality of Units (including consent).

8.01(a)    Opinion letter of Shearman & Sterling to the Registrant regarding certain federal income tax matters (including consent).

8.01(b)    Opinion letter of Day, Berry & Howard LLP to the Registrant regarding certain Connecticut tax matters (including consent).

8.01(c)**  Consent of Shearman & Sterling.

8.01(d)**  Consent of Day, Berry & Howard LLP.

10.01      Form of Amended Restated Customer Foreign Exchange Agreement between the Registrant and
           Bellwether Partners LLC.

10.02(a)   Form of Management Agreement among the Registrant, Second Management Company, Inc.
           (succeeded by Second Management LLC), and Tudor Investment Corporation.

10.02(b)   Form of Amendment to Management Agreement among the Registrant, Second Management
           Company, Inc. (succeeded by Second Management LLC), and Tudor Investment Corporation.

10.03(a)** Form of Subscription Agreement and Power of Attorney to be executed by purchasers of Units who are individuals (included as Exhibit B to the Prospectus).

10.03(b)** Form of Subscription Agreement and Power of Attorney to be executed by participants in the
           Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (included as Exhibit C to the Prospectus).

10.03(c)** Form of Representations and Agreements Letter to be executed by participants in the Tudor
           Investment Corporation 401(k) Savings and Profit-Sharing Plan (included as Exhibit D to the
           Prospectus).

10.03(d)** Form of Subscription Agreement for use in making additions to existing accounts (included as
           Exhibit E to the Prospectus).

10.04(a)   Form of Escrow Agreement among the Registrant, Seventh Management, Inc., and United States
           Trust Company of New York.

10.04(b)   Form of Amendment to Escrow Agreement among the Registrant, Cargill Investor Services, Inc., and United States Trust Company of New York.

23.01**    Consent of Independent Public Accountants for each of (i) the Registrant, and (ii) Second
           Management LLC.

99.1       Letter to the Securities and Exchange Commission pursuant to Temporary Note 3T.

--------
** Filed herewith. If not filed herewith, Exhibit was previously filed and has not been amended in any material respect. Previously filed Exhibits which have been superseded or are no longer in effect have been deleted from the foregoing Exhibit list.